QuickLinks -- Click here to rapidly navigate through this document

Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

AMONG

AUXILIUM PHARMACEUTICALS, INC.

AND

QLT INC.

AND

QLT HOLDING CORP.

AND

QLT ACQUISITION CORP.

June 25, 2014

i

ii

 AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT is made as of June 25, 2014 among Auxilium Pharmaceuticals, Inc. a corporation incorporated under the laws of the State of Delaware ("Auxilium"), QLT Inc., a corporation incorporated under the laws of British Columbia ("QLT"), QLT Holding Corp., a corporation incorporated under the laws of the State of Delaware and a wholly-owned subsidiary of QLT ("HoldCo"), and QLT Acquisition Corp., a corporation incorporated under the laws of the State of Delaware and a wholly-owned subsidiary of HoldCo ("AcquireCo").

        WHEREAS, the Parties intend that AcquireCo be merged with and into Auxilium with Auxilium surviving such merger on the terms and conditions of this Agreement (the "Merger").

        WHEREAS, certain shareholders of QLT (the "Specified Shareholders") intend to enter into Voting Agreements, in substantially the form set forth on Schedule II, concurrently with the execution of this Agreement, providing that, among other things, the Specified Shareholders will support the QLT Shareholder Resolution and the other transactions contemplated by this Agreement (each, a "Voting Agreement").

        NOW THEREFORE in consideration of the premises and the covenants and agreements contained herein, the Parties agree as follows:

ARTICLE I

INTERPRETATION

1.1  Definitions

        In this Agreement, unless otherwise defined or expressly stated herein or something in the subject matter or the context is clearly inconsistent therewith:

        "1933 Securities Act" means the United States Securities Act of 1933.

        "1934 Exchange Act" means the United States Securities Exchange Act of 1934.

        "AcquireCo" shall have the meaning ascribed to it in the Recitals.

        "Advance Ruling Certificate" means an advance ruling certificate issued by the Commissioner pursuant to section 102 of the Competition Act in respect of the Transaction.

        "Affiliate" shall have the meaning ascribed to it in Rule 405 promulgated under the 1933 Securities Act.

        "Agreement" means this agreement and plan of merger (including the Schedules attached hereto) as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

        "Auxilium" shall have the meaning ascribed to it in the Recitals.

        "Auxilium Acquisition Agreement" means any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, transaction agreement, implementation agreement, option agreement, joint venture agreement, alliance agreement, partnership agreement or other agreement, arrangement or undertaking constituting or related to, or that would reasonably be expected to lead to, an Auxilium Acquisition Proposal.

        "Auxilium Acquisition Proposal" means, at any time, whether or not in writing, any proposal or offer (including any modification or proposed modification thereto), with respect to:

  (a)
  the acquisition or purchase by any Person or group of Persons acting jointly or in concert of any capital stock or other voting securities, or securities convertible into or exercisable or exchangeable for any Auxilium Shares or other voting securities of Auxilium or any of its Subsidiaries representing 20% or more of the outstanding voting securities of Auxilium or such Subsidiary; or

  (b)
  the acquisition or purchase by any Person or group of Persons acting jointly or in concert of any assets of Auxilium and/or one or more of its Subsidiaries (including equity interests of any Subsidiary of Auxilium) which assets individually or in the aggregate contribute 20% or more of the consolidated revenue or represent 20% or more of the total asset value of Auxilium and its Subsidiaries taken as a whole (in each case based on the consolidated financial statements of Auxilium most recently filed prior to such time as part of the Auxilium Public Disclosure Record) (or any lease, license, royalty, long-term supply agreement or other arrangement having a similar economic effect); or

  (c)
  a merger, amalgamation, recapitalization, reorganization, or other business combination (including by way of plan of arrangement) involving Auxilium or any of its Subsidiaries whether in a single transaction or a series of related transactions, in each case excluding the Transaction and excluding any transaction between only Auxilium and/or one or more of its Subsidiaries.

        "Auxilium Annual Financial Statements" means the audited consolidated financial statements of Auxilium as of and for the years ending December 31, 2013, 2012 and 2011, together with the notes thereto.

        "Auxilium Board of Directors" means the board of directors of Auxilium.

        "Auxilium Call Options" means any outstanding call options purchased by Auxilium from Goldman, Sachs & Co., JP Morgan Chase Bank, National Association, Royal Bank of Canada and Deutsche Bank AG, London Branch to purchase Auxilium Shares.

        "Auxilium Change of Recommendation" means any of the following:

  (a)
  the Auxilium Board of Directors fails to publicly make the Auxilium Recommendation or withholds, withdraws, modifies, changes or qualifies in a manner adverse to QLT its approval of this Agreement or the Auxilium Recommendation;

  (b)
  QLT requests in writing that the Auxilium Board of Directors publicly reaffirm the Auxilium Recommendation and/or publicly reject any Auxilium Acquisition Proposal and the Auxilium Board of Directors shall not have done so within five Business Days following receipt of such request;

  (c)
  the Auxilium Board of Directors accepts, approves, endorses or recommends any Auxilium Acquisition Proposal;

  (d)
  Auxilium enters into an Auxilium Acquisition Agreement related to or that is intended to or is reasonably expected to lead to any Auxilium Acquisition Proposal; or

  (e)
  Auxilium or the Auxilium Board of Directors publicly proposes or announces its intention to do any of the foregoing,

it being understood that publicly taking a neutral position or no position with respect to any Auxilium Acquisition Proposal until five Business Days following the public announcement of such Auxilium Acquisition Proposal shall not be considered an Auxilium Change of Recommendation (it being further understood that after five Business Days following the public announcement of such Auxilium Acquisition Proposal, continuing to take a neutral position or no position will be deemed to be an Auxilium Change of Recommendation).

        "Auxilium Convertible Notes" means the 1.50% Convertible Senior Notes due 2018 of Auxilium.

        "Auxilium Debt Instruments" means (i) the Auxilium Convertible Notes and the base and supplemental indentures, each dated January 30, 2013 between the Company and Wells Fargo Bank, National Association, and (ii) a credit agreement dated April 26, 2013, with Morgan Stanley Senior Fund, Inc., as administrative and collateral agent and various term lenders, as amended on June 3, 2013, June 7, 2013, and an incremental assumption agreement dated September 19, 2013, in each as may be amended.

        "Auxilium Disclosure Letter" means the disclosure letter dated the date hereof regarding this Agreement that has been executed by Auxilium and delivered to QLT prior to the execution of this Agreement.

        "Auxilium Fairness Opinion" means the opinion of Auxilium's financial advisors to the effect that, based upon and subject to the assumptions, limitations, qualifications and conditions set forth therein, as of the date of such opinion, the Equity Exchange Ratio was fair, from a financial point of view, to the Auxilium Stockholders.

        "Auxilium Financial Statements" means Auxilium Annual Financial Statements and Auxilium Interim Financial Statements.

        "Auxilium Indemnified Party" shall have the meaning ascribed to that term in Section 5.6(a).

        "Auxilium Interim Financial Statements" means the unaudited consolidated financial statement as of and for the three months ended March 31, 2014, together with the notes thereto.

        "Auxilium Material Contracts" means each Contract listed in Section 3.2(o)(i) of the Auxilium Disclosure Letter, including the Auxilium Debt Instruments.

        "Auxilium Material Subsidiaries" means each Auxilium Subsidiary set forth in Section 3.2(f) of the Auxilium Disclosure Letter.

        "Auxilium Meeting" means the special meeting of Auxilium Stockholders, including any adjournment or postponement thereof to be called and held in accordance with this Agreement for the purpose of obtaining the Auxilium Stockholder Approval.

        "Auxilium Option" means an option issued by Auxilium to purchase Auxilium Shares, other than the Auxilium Call Options.

        "Auxilium Product" shall have the meaning ascribed to it in Section 3.2(r)(viii).

        "Auxilium Public Disclosure Record" means all documents filed by or on behalf of Auxilium on the Electronic Data-Gathering, Analysis and Retrieval (EDGAR) system in the period from December 31, 2011 to the date hereof; provided, that, for the purposes of the representations and warranties contained in Section 3.2(g)(vi) and Section 3.2(x), "Auxilium Public Disclosure Record" shall mean all documents filed by or on behalf of Auxilium on EDGAR since December 31, 2011.

        "Auxilium Recommendation" means the unanimous recommendation of the Auxilium Board of Directors that Auxilium Stockholders adopt this Agreement.

        "Auxilium Senior Management" means the individuals set forth in Section 1.4 of the Auxilium Disclosure Letter.

        "Auxilium Share" means a share of common stock, par value $0.01 per share, of Auxilium.

        "Auxilium Share Awards" shall have the meaning ascribed to it in Section 2.1(n)(iii).

        "Auxilium Share Plans" means the 2006 Employee Stock Purchase Plan and the 2004 Equity Compensation Plan of Auxilium, each as amended and/or restated.

        "Auxilium Stockholder" means a holder of one or more Auxilium Shares.

        "Auxilium Stockholder Approval" means adoption of this Agreement by affirmative vote or consent of Auxilium Stockholders holding a majority of the outstanding shares of Auxilium Shares.

        "Auxilium Superior Proposal" means a bona fide written Auxilium Acquisition Proposal (provided, however, that, for the purposes of this definition, all references to "20%" in the definition of "Auxilium Acquisition Proposal" shall be changed to "50%") made by a Person or Persons acting jointly or in concert (other than QLT, HoldCo, AcquireCo and any of their respective Affiliates) which is either unsolicited or solicited in accordance with Section 6.3 and which, or in respect of which:

  (a)
  the Auxilium Board of Directors has determined in good faith, after consultation with its financial advisors and outside legal counsel:

  (i)
  would, if consummated taking into account all of the terms and conditions of such Auxilium Acquisition Proposal (but not assuming away any risk of non-completion), result in a transaction which is more favourable to Auxilium Stockholders from a financial point of view than the Transaction;

  (ii)
  is reasonably capable of being completed in accordance with its terms, without undue delay, taking into account all legal, financial, regulatory and other aspects of such Auxilium Acquisition Proposal and the Person or Persons making such Auxilium Acquisition Proposal; and

  (iii)
  that funds, securities or other consideration necessary for Auxilium Acquisition Proposal are or are reasonably likely to be available; and

  (b)
  in the case of an Auxilium Acquisition Proposal involving Auxilium Shares, is made available to all of the Auxilium Stockholders on the same terms and conditions.

        "Auxilium Termination Fee" shall have the meaning ascribed to it in Section 7.2(a).

        "Auxilium Termination Fee Event" shall have the meaning ascribed to it in Section 7.2(c).

        "Auxilium Warrants" means any outstanding warrants issued by Auxilium to purchase Auxilium Shares.

        "BC Act" means the Business Corporations Act (British Columbia), as amended, and the regulations thereunder.

        "Business Day" means a day other than a Saturday, a Sunday or any other day on which major commercial banking institutions in Vancouver, British Columbia, Canada, or New York, New York are closed for business.

        "Canadian Securities Laws" means the Securities Act and all other applicable Canadian provincial securities Laws and, in each case, the rules, regulations and published policies made thereunder.

        "Certificate" shall have the meaning ascribed to it in Section 2.1(g)(iii).

        "Certificate of Merger" means the certificate of merger relating to the Merger.

        "CFDA" shall have the meaning ascribed to it in Section 3.1(t)(i).

        "Chancery Court" shall have the meaning ascribed to it in Section 9.6(a).

        "Circular" means the notice of meeting and accompanying information circular (including all schedules, appendices and exhibits thereto) to be sent to QLT Shareholders in connection with the QLT Meeting, including any amendments or supplements thereto.

        "Closing" shall have the meaning ascribed to it in Section 2.2.

        "Closing Date" shall have the meaning ascribed to it in Section 2.2.

        "Code" means the United States Internal Revenue Code of 1986.

        "Combined Group" means Auxilium, its Subsidiaries and QLT's Subsidiaries.

        "Commissioner" means the Commissioner of Competition appointed under subsection 7(1) of the Competition Act and includes any person designated by the Commissioner to act on his behalf.

        "Competition Act" means the Competition Act (Canada).

        "Competition Act Approval" means:

  (a)
  the issuance of an Advance Ruling Certificate and such Advance Ruling Certificate has not been modified or withdrawn prior to Closing; or

  (b)
  QLT has given the notice required under section 114 of the Competition Act with respect to the Transaction and the applicable waiting periods under section 123 of the Competition Act have expired or have been terminated in accordance with the Competition Act; or

  (c)
  the obligation to give the requisite notice has been waived pursuant to paragraph 113(c) of the Competition Act,

and, in the case of either (b) or (c), QLT has been advised in writing on terms agreeable to the Parties by the Commissioner that the Commissioner does not, at that time, intend to make an application under section 92 of the Competition Act in respect of the Transaction (a "no-action letter"), and such no-action letter has not been withdrawn prior to Closing.

        "Contract" means any legally binding contract, agreement, indenture, note, instrument, license, franchise, lease, arrangement, commitment, understanding or other right or obligation (whether written or oral) to which QLT or any of its Subsidiaries, on the one hand, or Auxilium or any Auxilium Material Subsidiary, on the other hand, is a party or by which QLT or any of its Subsidiaries, on the one hand, or Auxilium or any Auxilium Material Subsidiary, on the other hand, is bound or affected or to which any of their respective properties or assets is subject.

        "DGCL" means the General Corporation Law of the State of Delaware.

        "EDGAR" shall have the meaning ascribed to it under "Auxilium Public Disclosure Record" in this Section 1.1.

        "Employment Agreement" shall have the meaning ascribed to it in Section 3.1(q)(i).

        "Environment" means the natural or man-made environment (including soil, land surface or subsurface strata, surface water, groundwater, sediment, ambient air (including all layers of the atmosphere), organic and inorganic matter, living organisms, and any other environmental-related medium or resource, natural or otherwise).

        "Environmental Claims" means any claim, action, cause of action, suit, proceeding, investigation, order, demand or notice (written or oral) by any person or entity alleging actual or potential liability (including, without limitation, actual or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties) arising out of, based on, resulting from or relating to (a) the presence, or Release or threatened Release into the Environment, of, or exposure to, any Hazardous Substances at any location, whether or not owned or operated by QLT or any of its Subsidiaries, now or in the past, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

        "Environmental Laws" means any Laws governing or relating to pollution or protection of human health or safety or the Environment, including, without limitation, Laws relating to (i) emissions, discharges, Releases or threatened Releases of, or exposure to, Hazardous Substances, (ii) the manufacture, processing, distribution, use, treatment, generation, control, storage, containment (whether above ground or underground), disposal, transport or handling of Hazardous Substances, (iii) recordkeeping, notification, disclosure and reporting requirements regarding Hazardous Substances, (iv) endangered or threatened species of fish, wildlife and plants and the management or use of natural resources, (v) reclamation or restoration of property, or the preservation of the environment or mitigation of adverse effects on or to human health or the Environment, or (vi) emissions or control of greenhouse gases.

        "Equity Exchange Ratio" means 3.1359 provided that if, subject to Section 5.13(b)(ii), at or immediately after the Merger Effective Time QLT or its Subsidiary receives an aggregate cash consideration pursuant to the Retinoid Transaction, which is:

  (a)
  less than $25 million but equal to or greater than $20 million then, the Equity Exchange Ratio shall be increased by 0.0192;

  (b)
  less than $20 million but equal to or greater than $15 million, then the Equity Exchange Ratio shall be increased by 0.0385;

  (c)
  less than $15 million but equal to or greater than $10 million, then the Equity Exchange Ratio shall be increased by 0.0577;

  (d)
  less than $10 million but equal to or greater than $5 million, then the Equity Exchange Ratio shall be increased by 0.0770; or

  (e)
  less than $5 million, or in the event that no Retinoid Transaction is consummated at or immediately after the Merger Effective Time, then the Equity Exchange Ratio shall be increased by 0.0962.

        "ERISA" shall have the meaning ascribed to it in Section 3.1(r)(vi).

        "ESPP" shall have the meaning ascribed to it in Section 2.1(o).

        "ESPP Option" shall have the meaning ascribed to it in Section 2.1(o).

        "Exchange Agent" shall have the meaning ascribed to it in Section 2.1(k)(i).

        "FDA" means the United States Food and Drug Administration or any successor entity.

        "FDA Regulations" shall have the meaning ascribed to it in Section 3.1(t)(iii).

        "FDCA" shall have the meaning ascribed to it in Section 3.1(t)(i).

        "Financing Commitment Letter" means the Commitment Letter, dated as of June 25, 2014, by and among Auxilium, Deutsche Bank AG New York Branch and Deutsche Bank Securities, Inc., a copy of which has previously been provided to QLT.

        "Financing Source" means each of Deutsche Bank AG New York Branch and Deutsche Bank Securities Inc., as well as any other financial institution that becomes party to the Financing Commitment Letter, together with each former, current and future Affiliate thereof and each former, current and future officer, director, employee, partner, controlling person, advisor, attorney, agent and representative of each such person, and the heirs, executors, successors and assigns of any of the foregoing.

        "Form S-4" shall have the meaning ascribed to it in Section 2.3(a).

        "Form S-8" shall have the meaning ascribed to it in Section 2.3(i).

        "Fraud Policy" shall have the meaning ascribed to it in Section 3.1(t)(iv).

        "Governmental Authority" means any international, multinational, federal, provincial, territorial, state, regional, municipal, local or other government or governmental body and any ministry, department, division, bureau, agent, official, agency, commission, board or authority of any government, governmental body, quasi-governmental or private body (including the TSX, NASDAQ, or any other stock exchange), domestic or foreign, exercising any statutory, regulatory, expropriation or taxing authority under the authority of any of the foregoing and any domestic, foreign or international judicial, quasi-judicial or administrative court, tribunal, commission, board, panel, arbitrator or arbitral body acting under the authority of any of the foregoing.

        "Hazardous Substances" means any chemicals, pollutants, contaminants, wastes, toxic or hazardous substances, materials or wastes, petroleum and petroleum derivatives or products, or synthetic or alternate substitutes therefor, greenhouse gases, asbestos or asbestos-containing materials or products, polychlorinated biphenyls, hydrogen sulfide, arsenic, cadmium, mercury, lead or lead-based paints or materials, radon, fungus, mold, mycotoxins, urea-formaldehyde, or other substances that may have an adverse effect on human health or the environment, and including any other substance that is prohibited, listed, defined, designated or classified as dangerous, hazardous, radioactive, corrosive, explosive, infectious, carcinogenic, mutation or toxic or a pollutant or a contaminant under or pursuant to, or that could result in liability under, any Law relating to pollution, waste, human health or the Environment, or may impair the Environment, the health of any Person, property, or plant or animal life.

        "HIPAA" shall have the meaning ascribed to it in Section 3.1(t)(i).

        "HoldCo" shall have the meaning ascribed to it in the Recitals.

        "HSR Act" means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976.

        "Indemnified Party" and "Indemnified Parties" have the meanings ascribed thereto in Section 5.6(a).

        "Intellectual Property" means all intellectual property and industrial property rights and rights in confidential information of every kind and description throughout the world, including all United States, Canadian and foreign (i) patents, patent applications, invention disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof ("Patents"), (ii) registered or unregistered trademarks, service marks, names, corporate names, trade names, domain names, logos, slogans, trade dress, design rights, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing ("Trademarks"), (iii) copyrights and copyrightable subject matter ("Copyrights"), (iv) rights in computer programs (whether in source code, object code, or other form), algorithms, databases, compilations and data, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing ("Software"), (v) trade secrets and all other confidential information, ideas, know-how, inventions, proprietary processes, formulae, models, and methodologies, (vi) rights of publicity, privacy, and rights to personal information, (vii) moral rights and rights of attribution and integrity, (viii) all rights in the foregoing and in other similar intangible assets and (ix) all applications and registrations for the foregoing.

        "Joint Proxy Statement/Circular" shall have the meaning ascribed to it in Section 2.3(a).

        "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership, contractual or other legal form, in which QLT or any of its Subsidiaries holds voting shares, equity interests or other rights of participation but which is not a Subsidiary of QLT, and any Subsidiary or downstream Affiliate of any such entity.

        "Laws" means any and all laws, statutes, codes, ordinances (including zoning), approvals, rules, regulations, instruments, by-laws, notices, policies, protocols, guidelines, guidance, manuals, treaties or other requirements of any Governmental Authority having the force of law and any legal requirements arising under the common law or principles of law or equity.

        "Letter of Transmittal" shall have the meaning ascribed to it in Section 2.1(k)(ii).

        "Liens" means any pledge, claim, lien, charge, option, hypothec, mortgage, security interest, restriction, adverse right, prior assignment, lease, sublease, license, sublicense, right to possession or any other encumbrance, right or restriction of any kind or nature whatsoever, whether contingent or absolute, or any agreement, option, right or privilege (whether by Law, contract or otherwise) capable of becoming any of the foregoing.

        "Material Adverse Effect", when used in connection with Auxilium or QLT, means any result, fact, change, effect, event, circumstance, occurrence or development that, individually or in the aggregate with all other adverse results, facts, changes, effects, events, circumstances, occurrences or developments, has or would reasonably be expected to have, a material and adverse effect on (i) the business, operations, results of operations or condition (whether financial or otherwise) of such Party and its Subsidiaries, taken as a whole or (ii) the ability of Auxilium, QLT or either Party's Subsidiaries to perform their covenants or obligations under this Agreement or to consummate the Transaction; provided, however, that any result, fact, change, effect, event, circumstance, occurrence or development shall not be deemed to constitute, and shall not be taken into account in determining whether there has been, a Material Adverse Effect to the extent that such result, fact, change, effect, event, circumstance, occurrence or development arises out of or results from:

  (a)
  changes, developments or conditions in or relating to general international, political, economic or financial or capital market conditions, or political, economic or financial or capital market conditions in any jurisdiction in which such Party or any of its Subsidiaries operates or carries on business;

  (b)
  changes, developments or conditions resulting from any act of sabotage or terrorism or any outbreak of hostilities or declared or undeclared war, or any escalation or worsening of such acts of sabotage, terrorism, hostilities or war;

  (c)
  any natural disaster;

  (d)
  changes or developments in or relating to currency exchange or interest rates;

  (e)
  changes or developments affecting the pharmaceutical industry in general;

  (f)
  any change in applicable Laws (other than Orders against a Party or a Subsidiary thereof) or U.S. GAAP;

  (g)
  except for purposes of Sections 3.1(c), 3.1(d), 3.2(c) and 3.2(d), the announcement of the execution of this Agreement or the Transaction;

  (h)
  any actions taken (or omitted to be taken) by QLT or Auxilium upon the express written request of the other;

  (i)
  with respect to QLT, any of the matters described on Section 1.1 of the QLT Disclosure Letter;

  (j)
  (A) any changes in the share price or trading volume of Auxilium Shares or QLT Shares, as applicable, or the credit rating or in any analyst's recommendation with respect to Auxilium or QLT, as applicable, or (B) any failure of Auxilium or QLT, as applicable, to meet projections, guidance, milestones, forecasts or published financial or operating predictions or measures (it being agreed that the facts and circumstances giving rise to any of the foregoing events or failures, unless expressly excluded by another clause of this definition, may constitute and/or may be taken into account in determining whether a Material Adverse Effect has occurred or is reasonably likely to occur); or

  (k)
  with respect to Auxilium, any of the matters described on Section 1.1 of the Auxilium Disclosure Letter;

provided, however, that the effect of the changes or developments described in clauses (a) through (f) above shall not be excluded to the extent that any of the changes or developments referred to therein disproportionately adversely affect such Party and its Subsidiaries, taken as a whole, in comparison to other Persons who operate in the same industry as such Party and its Subsidiaries.

        "Merger" shall have the meaning ascribed to it in the Recitals.

        "Merger Consideration" shall have the meaning ascribed to it in Section 2.1(g)(iii).

        "Merger Effective Time" means the time at which the Merger becomes effective in accordance with Section 2.1(d) and the DGCL.

        "MI 61-101"means Multilateral Instrument 61-101 "Protection of Minority Security Holders In Special Transactions" issued by the Canadian Securities Administrators.

        "NASDAQ" means the NASDAQ Global Market.

        "National Instrument 52-109" means National Instrument 52-109 "Certification of Disclosure in Issuers' Annual and Interim Filings" issued by the Canadian Securities Administrators.

        "Non-Disclosure Agreement" means the non-disclosure agreement dated as of November 5, 2013 between QLT and Auxilium, as it may be amended, restated, supplemented or otherwise modified from time to time.

        "Order" means all judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, injunctions, orders, decisions, rulings, determinations, awards, decrees or similar actions taken by, or applied by, any Governmental Authority (in each case, whether temporary, preliminary or permanent).

        "ordinary course of business", or any similar reference, means, with respect to an action taken or to be taken by any Person, that such action is consistent with the past practices of such Person (including with respect to amount and frequency) and is taken in the ordinary course of the normal day-to-day business and operations of such Person.

        "Orphan Act" shall have the meaning ascribed to it in Section 3.1(t)(i).

        "Other Auxilium Share-Based Awards" shall have the meaning ascribed to it in Section 2.1(n)(iii).

        "Outside Date" means December 31, 2014 or such later date as may be agreed to in writing by the Parties.

        "Parties" means the parties to this Agreement and "Party" means any one of them.

        "Permit" means any lease, license, permit, certificate, consent, order, grant, approval, classification, registration or other authorization of or from any Governmental Authority.

        "Permitted Liens" means, for QLT or any of its Subsidiaries, or Auxilium or any of its Subsidiaries, as the context requires: (i) any Liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in conformity with U.S. GAAP, as applicable; (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other similar Liens; (iii) pledges or deposits in connection with workers' compensation, unemployment insurance, and other social security legislation; (iv) easements, rights-of-way, covenants, restrictions and other encumbrances incurred in the ordinary course of business that, in the aggregate, are not material in amount and that do not, in any case, materially detract from the value or the use of the property subject thereto; (v) statutory landlords' Liens and Liens granted to landlords under any lease, (vi) licenses of non-material Intellectual Property in the ordinary course of business; (vii) any purchase money security interests, equipment leases or similar financing arrangements; (viii) any Liens which are disclosed on the most recent consolidated balance sheet of QLT or Auxilium, as applicable, or the notes thereto; and (ix) any Liens that are not material to QLT, its Subsidiaries or their businesses, taken as a whole or Auxilium, its Subsidiaries or their businesses, taken as a whole, as applicable.

        "Person" includes an individual, sole proprietorship, corporation, body corporate, incorporated or unincorporated association, syndicate or organization, partnership, limited partnership, limited liability company, unlimited liability company, joint venture, joint stock company, trust, natural person in his or her capacity as trustee, executor, administrator or other legal representative, a government or Governmental Authority or other entity, whether or not having legal status.

        "PHSA" shall have the meaning ascribed to it in Section 3.1(t)(i).

        "PMPRB" shall have the meaning ascribed to it in Section 3.1(t)(i).

        "Pre-Acquisition Reorganization" shall have the meaning ascribed to it in Section 5.14(a).

        "Proceeding" means a court, administrative, regulatory or similar proceeding (whether civil, quasi-criminal or criminal), arbitration or other dispute settlement procedure, investigation or inquiry before or by any Governmental Authority, or any claim, action, suit, demand, arbitration, charge, indictment, hearing or other similar civil, quasi-criminal or criminal, administrative or investigative matter or proceeding.

        "QLT" shall have the meaning ascribed to it in the Recitals.

        "QLT Acquisition Agreement" shall have the meaning ascribed to it in Section 6.1(a)(iv).

        "QLT Acquisition Proposal" means, at any time, whether or not in writing, any proposal or offer (including any modification or proposed modification thereto), with respect to:

  (a)
  the acquisition or purchase by any Person or group of Persons acting jointly or in concert of any capital stock or other voting securities, or securities convertible into or exercisable or exchangeable for any QLT Shares or other voting securities of QLT or any of its Subsidiaries representing 20% or more of the outstanding voting securities of QLT or such Subsidiary; or

  (b)
  the acquisition or purchase by any Person or group of Persons acting jointly or in concert of any assets of QLT and/or one or more of its Subsidiaries (including equity interests of any Subsidiary of QLT) which assets individually or in the aggregate contribute 20% or more of the consolidated revenue or represent 20% or more of the total asset value of QLT and its Subsidiaries taken as a whole (in each case based on the consolidated financial statements of QLT most recently filed prior to such time as part of the QLT Public Disclosure Record) (or any lease, license, royalty, long-term supply agreement or other arrangement having a similar economic effect), except pursuant to the Retinoid Transaction; or

  (c)
  a merger, amalgamation, recapitalization, reorganization, or other business combination (including by way of plan of arrangement) involving QLT or any of its Subsidiaries whether in a single transaction or a series of related transactions, in each case excluding the Transaction and excluding any transaction between only QLT and/or one or more of its Subsidiaries.

        "QLT Annual Financial Statements" means the audited consolidated financial statements of QLT as of and for the years ending December 31, 2013, 2012 and 2011, together with the notes thereto.

        "QLT Board of Directors" means the board of directors of QLT.

        "QLT Change of Recommendation" means any of the following:

  (a)
  the QLT Board of Directors fails to publicly make the QLT Recommendation or withholds, withdraws, modifies, changes or qualifies in a manner adverse to Auxilium its approval of the Merger or the QLT Recommendation;

  (b)
  Auxilium requests in writing that the QLT Board of Directors publicly reaffirm the QLT Recommendation and/or publicly reject any QLT Acquisition Proposal and the QLT Board of Directors, in each case, shall not have done so within five Business Days following receipt of such request;

  (c)
  the QLT Board of Directors accepts, approves, endorses or recommends any QLT Acquisition Proposal;

  (d)
  QLT enters into a QLT Acquisition Agreement related to, or that is intended to or is reasonably expected to lead to, any QLT Acquisition Proposal; or

  (e)
  QLT or the QLT Board of Directors publicly proposes or announces its intention to do any of the foregoing,

it being understood that publicly taking a neutral position or no position with respect to any QLT Acquisition Proposal until five Business Days following the public announcement of such QLT Acquisition Proposal shall not be considered a QLT Change of Recommendation (it being further understood that after five Business Days following the public announcement of such QLT Acquisition Proposal, continuing to take no position or a neutral position will be deemed to be a QLT Change of Recommendation).

        "QLT Data Room" means QLT's electronic data room maintained by QLT as it existed at 11:59 pm (Vancouver time) as of the day immediately prior to the date hereof.

        "QLT Disclosure Letter" means the disclosure letter dated the date hereof regarding this Agreement that has been executed by QLT and delivered to Auxilium concurrently with the execution of this Agreement.

        "QLT DSU" means a deferred share unit issued under the QLT DSU Plan.

        "QLT DSU Plan" means the Directors' Deferred Share Unit Plan for Non-Employee Directors of QLT.

        "QLT Financial Advisor Opinion" means the opinion of QLT's financial advisor to the effect that, as of the date of this Agreement and based on and subject to the assumptions, qualifications and limitations set forth therein, the Equity Exchange Ratio is fair, from a financial point of view, to QLT.

        "QLT Financial Statements" means the QLT Annual Financial Statements and the QLT Interim Financial Statements.

        "QLT Indemnified Party" shall have the meaning ascribed to that term in Section 5.6(a).

        "QLT Intellectual Property" shall have the meaning ascribed to that term in Section 3.1(s)(i).

        "QLT Interim Financial Statements" means the unaudited interim consolidated financial statements of QLT for the three months ended March 31, 2014, together with the notes thereto.

        "QLT Material Contract" shall have the meaning ascribed to that term in Section 3.1(o)(i) of the QLT Disclosure Letter.

        "QLT Meeting" means the special meeting of the QLT Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with this Agreement for the purpose of considering and, if thought fit, approving the QLT Shareholder Resolution.

        "QLT Option" means an option to purchase QLT Shares granted under the QLT Stock Option Plan.

        "QLT Parties" means collectively QLT, HoldCo and AcquireCo and "QLT Party" means any one of them.

        "QLT Plan" shall have the meaning ascribed to that term in Section 3.1(r)(i).

        "QLT Product" shall have the meaning ascribed to it in Section 3.1(t)(viii).

        "QLT Public Disclosure Record" means all documents filed by or on behalf of QLT on SEDAR or EDGAR in the period from December 31, 2011 to the date hereof; provided, that, for the purposes of the representations and warranties contained in Section 3.1(g)(vi) and Section 3.1(x), "QLT Public Disclosure Record" shall mean all documents filed by or on behalf of QLT on SEDAR or EDGAR since December 31, 2011.

        "QLT Recommendation" means the unanimous recommendation of the QLT Board of Directors that the QLT Shareholders vote in favour of the QLT Shareholder Resolution.

        "QLT RSU" means a restricted stock unit issued under the QLT Stock Option Plan.

        "QLT Senior Management" means the individuals set forth in Section 1.4 of the QLT Disclosure Letter.

        "QLT Shareholder" means a holder of one or more QLT Shares.

        "QLT Shareholder Approval" means the affirmative vote of a majority of the votes cast on the QLT Shareholder Resolution by the QLT Shareholders present in person or represented by proxy at the QLT Meeting.

        "QLT Shareholder Resolution" means the ordinary resolution of QLT Shareholders approving the issuance of QLT Shares pursuant to the Merger to be considered and, if thought fit, passed with or without variation at the QLT Meeting.

        "QLT Shares" means the common shares without par value in the authorized share structure of QLT.

        "QLT Stock Option Plan" means the QLT 2000 Incentive Stock Plan as amended and restated April 25, 2013.

        "QLT Subsidiary" means a Subsidiary of QLT.

        "QLT Superior Proposal" means an unsolicited bona fide written Acquisition Proposal (provided, however, that, for the purposes of this definition, all references to "20%" in the definition of "Acquisition Proposal" as it relates to securities of QLT shall be changed to "100%" and references to "20%", as regards the assets of QLT, shall be changed to "all or substantially all") made by a Person or Persons acting jointly or in concert (other than Auxilium and any of its Affiliates) and which, or in respect of which:

  (a)
  the QLT Board of Directors has determined in good faith, after consultation with its financial advisors and outside legal counsel:

  (i)
  would, if consummated taking into account all of the terms and conditions of such QLT Acquisition Proposal (but not assuming away any risk of non-completion), result in a transaction which is more favourable to the QLT Shareholders from a financial point of view than the Transaction (including any adjustment to the terms and conditions of the Transaction proposed by Auxilium pursuant to Section 6.2);

  (ii)
  is reasonably capable of being completed in accordance with its terms, without undue delay, taking into account all legal, financial, regulatory and other aspects of such QLT Acquisition Proposal and the Person or Persons making such QLT Acquisition Proposal; and

  (iii)
  that funds, securities or other consideration necessary for the QLT Acquisition Proposal are or are reasonably likely to be available; and

  (b)
  in the case of a QLT Acquisition Proposal involving the QLT Shares, is made available to all of the QLT Shareholders on the same terms and conditions.

        "QLT Superior Proposal Notice" means a written notice provided by QLT to Auxilium delivered promptly (and in any event, within 24 hours) after the determination by the QLT Board of Directors that a QLT Superior Proposal exists, advising Auxilium that QLT has received a QLT Superior Proposal and specifying the information with respect thereto required by the definition of QLT Superior Proposal and including written notice of the determination of the QLT Board of Directors that such QLT Acquisition Proposal constitutes a QLT Superior Proposal.

        "QLT Termination Fee" shall have the meaning ascribed to it in Section 7.2(a).

        "QLT Termination Fee Event" shall have the meaning ascribed to it in Section 7.2(b).

        "Regulatory Authority" means Health Canada, the FDA and any other federal, state, provincial, local or foreign Governmental Authority with jurisdiction over the authorization, approval, marketing, advertising, sale, pricing, storage, distribution, use, handling and control, safety, efficacy, reliability or manufacturing of pharmaceutical products, including but not limited to human drugs, biologics, and drug combination products.

        "Regulatory Authorization" means any registration, authorization, approval, clearance, license, permit, certificate or exemption issued by any Regulatory Authority or Governmental Authority (including new drug applications, new drug submissions, investigational new drug applications, clinical trial applications, manufacturing approvals and authorizations, pricing and reimbursement approvals, labeling approvals, registration notifications or their foreign equivalent) that are required for the research, development, manufacture, distribution, marketing, storage, transportation, use and sale of the products of QLT or Auxilium and their respective Subsidiaries.

        "Regulatory Guidelines" means applicable rules, guidance, manuals, protocols, codes, guidelines, treaties, policies, notices, directions, decrees, judgments, awards or requirements, in each case of any Regulatory Authority to the extent that the foregoing do not have the force of law.

        "Release" means any release, spill, leak, pumping, addition, pouring, emission, emptying, discharge, migration, injection, escape, leaching, disposal, dumping, deposit, spraying, burial, abandonment, seepage, placement or introduction of a Hazardous Substance, whether accidental or intentional, or sudden, intermittent, inadvertent or gradual, into, onto, through, above or under the Environment.

        "Relevant Laws" shall have the meaning ascribed to it in Section 5.2(b).

        "Replacement Auxilium Options" means the options to acquire QLT Shares to be issued in exchange for Auxilium Options (including ESPP Options) pursuant to this Agreement.

        "Replacement Auxilium Restricted Stock" means restricted stock in QLT to be issued in exchange for Auxilium Restricted Stock pursuant to the Merger and the terms of this Agreement.

        "Replacement Auxilium RSUs" means restricted stock units and performance-based restricted stock units in QLT to be issued in exchange for the Other Auxilium Share-Based Awards pursuant to the Merger and the terms of this Agreement.

        "Representatives" means, collectively, with respect to a Person, any officers, directors, employees, consultants, advisors, agents or other representatives (including legal counsel, accountants, investment bankers and financial advisors) of that Person or any Subsidiary of that Person.

        "Required Regulatory Approvals" means those certificates, no-action letters, notices, sanctions, rulings, consents, orders, exemptions, permits, licenses, waivers, early termination authorizations, clearances, written confirmations of no intention to initiate legal proceedings and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Authorities as set forth in Schedule I hereto.

        "Restraint" shall have the meaning ascribed to it in Section 5.2(e).

        "Restricted Auxilium Share" shall have the meaning ascribed to it in Section 2.1(n)(ii).

        "Retinoid Closing Payment" shall have the meaning ascribed to it in Section 4.1(c)(xxiii)(A) of the QLT Disclosure Letter.

        "Retinoid Transaction" means any sale, license, sublicense or similar transaction involving any or all of the QLT Intellectual Property, Contracts and other assets related to its proprietary synthetic retinoid product in development known as "QLT091001", but excluding the Pre-Acquisition Reorganization.

        "Returns" means all reports, forms, elections, designations, schedules, statements, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed with any Governmental Authority in connection with, any Taxes and including any other filings relating to Taxes, including all returns in respect of Taxes and other material reports and information under the Tax Act, the income tax or corporation capital tax legislation of any province of Canada or any foreign country or political subdivision thereof in which the relevant Person carries on business or to a jurisdiction of which it is otherwise subject, any sales or excise tax legislation of a province of Canada or any foreign country, or political subdivision thereof or legislation affecting any other Taxes, applicable to such Person pursuant to which it is liable or required to pay or remit Taxes (including any schedules or attachments thereto or amendments thereof).

        "Right to Match Period" shall have the meaning ascribed to it in Section 6.2(a)(iv).

        "SEC" means the United States Securities and Exchange Commission or any successor entity.

        "Securities Act" means the Securities Act (British Columbia).

        "SEDAR" means the System for Electronic Document Analysis Retrieval.

        "Social Security Act" shall have the meaning ascribed to it in Section 3.1(t)(vii).

        "Specified Shareholders" shall have the meaning ascribed to it in the Recitals.

        "Subscription Price" shall have the meaning ascribed to it in Section 2.1(b).

        "Subsidiary" means, with respect to a specified entity, any:

  (a)
  corporation of which issued and outstanding voting securities of such corporation to which are attached more than 50% of the votes that may be cast to elect directors of the corporation (whether or not shares of any other class or classes will or might be entitled to vote upon the happening of any event or contingency) are at all times owned by such specified entity;

  (b)
  partnership, unlimited liability company, joint venture or other similar entity in which such specified entity has more than 50% of the equity interests and the power to direct the policies, management and affairs thereof; and

  (c)
  Subsidiary (as defined in clauses (a) and (b) above) of any Subsidiary (as so defined) of such specified entity.

        "Surviving Company" shall have the meaning ascribed to it in Section 2.1(c).

        "Tax" or "Taxes" means all taxes, dues, duties, rates, imposts, fees, levies, other assessments, tariffs, charges or obligations of the same or similar nature, however denominated, imposed, assessed or collected by any Governmental Authority, including (i) all income taxes, including any tax on or based on net income, gross income, income as specifically defined, earnings gross receipts, capital, capital gains, profits, business royalty or selected items of income, earnings or profits, and specifically including any federal, provincial, state, territorial, county, municipal, local or foreign taxes, state profit share taxes, windfall or excess profit taxes, capital taxes, royalty taxes, production taxes, payroll taxes, health taxes, employment taxes, withholding taxes, sales taxes, use taxes, goods and services taxes, custom duties, value added taxes, ad valorem taxes, excise taxes, alternative or add-on minimum taxes, franchise taxes, gross receipts taxes, licence taxes, occupation taxes, real and personal property taxes, land transfer taxes, severance taxes, capital stock taxes, stamp taxes, anti-dumping taxes, countervailing taxes, occupation taxes, environment taxes, transfer taxes, and employment or unemployment insurance premiums, social insurance premiums and worker's compensation premiums and pension (including Canada Pension Plan) payments, surtaxes, harmonized sales tax, abandoned or unclaimed property liabilities (escheat) and other taxes, fees, imposts, assessments or charges of any kind whatsoever together with any interest, penalties, additional taxes, fines and other charges and additions that may become payable in respect thereof; (ii) any tax imposed, assessed, collected or payable pursuant to any tax-sharing agreement or any other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee; and (iii) any liability for any of the foregoing of a transferee, successor, guarantor, or by contract, or by operation of law, as a result of being a member of a consolidated, combined or unitary tax group.

        "Tax Act" means the Income Tax Act (Canada) or any successor act.

        "Termination Fee" means the Auxilium Termination Fee or the QLT Termination Fee, as the context requires.

        "Transaction" means, collectively, all the transactions contemplated by this Agreement, including the Merger but excluding the Retinoid Transaction.

        "TSX" means the Toronto Stock Exchange.

        "U.S. GAAP" means accounting principles generally accepted in the United States, consistently applied.

        "U.S. Securities Laws" means the 1933 Securities Act, the 1934 Exchange Act and all other state and federal securities Laws and the rules, regulations and published policies made thereunder.

        "Voting Agreement" shall have the meaning ascribed to it in the Recitals.

1.2  Currency

        Except where otherwise specified, all references to currency herein are to lawful money of the United States of America and "$" refers to U.S. dollars.

1.3  Interpretation Not Affected by Headings

        The division of this Agreement into Articles and sections and the insertion of a table of contents and headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement, including the Schedules hereto, and not to any particular Article, section or other portion hereof. Unless something in the subject matter or context is clearly inconsistent therewith, references herein to an Article, section or schedule by number or letter or both are to that Article, section or schedule in this Agreement.

1.4  Knowledge and Disclosure

        Any reference in this Agreement to the "knowledge" or the "awareness" of QLT means to the best of the actual knowledge, information and belief of the QLT Senior Management, in their capacities as officers or directors of QLT and not in their personal capacities or in any other capacity, after making reasonable inquiry regarding the relevant matter, and does not include any knowledge or awareness of any other individual. Any reference in this Agreement to the "knowledge" or the "awareness" of Auxilium means to the best of the actual knowledge, information and belief of Auxilium Senior Management, in their capacities as officers or directors of Auxilium and not in their personal capacities or in any other capacity, after making reasonable inquiry regarding the relevant matter, and does not include any knowledge or awareness of any other individual.

1.5  Extended Meanings, Etc.

        Unless the context otherwise requires, words implying only the singular number also include the plural and vice versa; words importing any gender include all genders. The terms "including" or "includes" and similar terms of inclusion, unless expressly modified by the words "only" or "solely", mean "including without limiting the generality of the foregoing" and "includes without limiting the generality of the foregoing". Any Contract, instrument, Law or Order defined or referred to herein means such Contract, instrument, Law or Order as from time to time amended, restated, supplemented or otherwise modified, including, in the case of Contracts or instruments, by waiver or consent and, in the case of Laws, by succession of comparable successor Laws, and all attachments thereto and instruments incorporated therein and, in the case of statutory Laws, all rules and regulations made thereunder.

1.6  Date of Any Action

        If the date on which any action is required to be taken hereunder by any of the Parties is not a Business Day, then such action will be required to be taken on the next succeeding day which is a Business Day.

1.7  Schedules

        The following are the Schedules to this Agreement and are hereby incorporated by reference into this Agreement and form an integral part hereof:

        Schedule I—Required Regulatory Approvals

        Schedule II—Form of Voting Agreement

ARTICLE II

THE MERGER

2.1  The Merger

  (a)
  QLT, HoldCo, AcquireCo and Auxilium agree that the Merger shall be implemented in accordance with and subject to the terms and conditions contained in this Agreement.

  (b)
  Immediately prior to the Merger Effective Time, QLT will subscribe for a number of shares of common stock of HoldCo that is equal to the number of Auxilium Shares issued and outstanding immediately prior to the Merger Effective Time multiplied by the Equity Exchange Ratio, for a purchase price in cash equal to the fair market value of such shares (the "Subscription Price"). HoldCo will subscribe for a number of common shares of QLT that is equal to the number of Auxilium Shares issued and outstanding immediately prior to the Merger Effective Time multiplied by the Equity Exchange Ratio for a purchase price in cash equal to the Subscription Price.

  (c)
  On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, on the Closing Date, AcquireCo shall be merged with and into Auxilium. At the Merger Effective Time, the separate corporate existence of AcquireCo shall cease and Auxilium shall continue as the surviving company in the Merger (the "Surviving Company").

  (d)
  Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties to the Merger shall file with the Secretary of State of the State of Delaware the Certificate of Merger, executed and acknowledged in accordance with the relevant provisions of the DGCL, and, as soon as practicable on or after the Closing Date, shall make all other filings required under the DGCL or by the Secretary of State of the State of Delaware in

    connection with the Merger. The Merger shall become effective at the time that the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, or at such later time as QLT and Auxilium shall agree and specify in the Certificate of Merger. At and immediately after the Merger Effective Time, the Merger will have the effects set forth in the Certificate of Merger and the DGCL.

  (e)
  The certificate of incorporation of AcquireCo, as in effect immediately prior to the Merger Effective Time, shall be the certificate of incorporation of the Surviving Company until thereafter changed or amended as provided therein or by applicable Law. The by-laws of AcquireCo, as in effect immediately prior to the Merger Effective Time, shall be the by-laws of the Surviving Company until thereafter changed or amended as provided therein or by applicable Law.

  (f)
  The directors of the Surviving Company upon completion of the Merger shall, until the earlier of their resignation or removal or until their respective successors are duly appointed, elected and qualified, as the case may be, consist of individuals designated by the Auxilium Board of Directors prior to the Merger Effective Time. The officers of Auxilium immediately prior to the Merger Effective Time shall be the officers of the Surviving Company until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

  (g)
  At the Merger Effective Time, by virtue of the Merger and without any action on the part of the Parties or any of their respective shareholders:

  (i)
  Each share of common stock of AcquireCo issued and outstanding immediately prior to the Merger Effective Time, and all rights in respect thereof, shall forthwith be cancelled and cease to exist and be converted into one fully paid and non-assessable share of redeemable preferred stock of the Surviving Company, such redeemable preferred stock to have an aggregate redemption amount and fair market value equal to the fair market value of the issued and outstanding shares of common stock of AcquireCo immediately prior to the Merger Effective Time.

  (ii)
  Each Auxilium Share that is owned by Auxilium as treasury stock and each Auxilium Share that is owned directly by Auxilium immediately prior to the Merger Effective Time shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

  (iii)
  Subject to Section 2.1(k), each Auxilium Share issued and outstanding immediately prior to the Merger Effective Time shall be converted into the right to receive such number of QLT Shares as is equal to the Equity Exchange Ratio (the "Merger Consideration") from HoldCo, on behalf of AcquireCo. All such Auxilium Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate (or evidence of shares in book-entry form) that immediately prior to the Merger Effective Time represented any such Auxilium Share (each, a "Certificate") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. Notwithstanding the foregoing, if between the date of this Agreement and the Merger Effective Time, the outstanding QLT Shares or Auxilium Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then any number or amount contained herein which is based upon the number of QLT Shares or Auxilium Shares, as the case may be, will be appropriately adjusted to provide to Auxilium and the holders of Auxilium Shares the same economic effect as contemplated by this Agreement prior to such event.

    (iv)
    The Surviving Company, as successor to AcquireCo, shall issue such number of shares of common stock to HoldCo equal to the number of Auxilium Shares issued and outstanding immediately prior to the Merger Effective Time multiplied by the Equity Exchange Ratio in consideration for HoldCo delivering (on behalf of AcquireCo) common shares of QLT to the former Auxilium Stockholders.

  (h)
  Subject to compliance with all applicable Laws and the receipt of all required consents, the Parties will take such commercially reasonable steps so as to restructure the terms of each Auxilium Warrant issued and outstanding immediately prior to the Merger to reflect the fact that after giving effect to the terms of this Agreement, QLT will become the holding company of the Combined Group.

  (i)
  Subject to compliance with all applicable Laws and the receipt of all required consents, the Parties will take such actions as are required under the terms of each Auxilium Convertible Note issued and outstanding immediately prior to the Merger to reflect the fact that after giving effect to the terms of this Agreement, QLT will become the holding company of the Combined Group.

  (j)
  Subject to compliance with all applicable Laws and the receipt of all required consents, the Parties will take such commercially reasonable steps so as to ensure that the Auxilium Call Options issued and outstanding immediately prior to the Merger are not terminated as a result of the Merger.

  (k)
  The exchange of Certificates shall be effected as follows:

  (i)
  Prior to the Merger Effective Time, QLT shall appoint a bank or trust company reasonably acceptable to Auxilium to act as exchange agent (the "Exchange Agent") for the payment and delivery of the Merger Consideration. At or prior to the Merger Effective Time, HoldCo shall deposit with the Exchange Agent, for the benefit of the holders of Certificates, for exchange in accordance with this ARTICLE II through the Exchange Agent, on behalf of itself, certificates representing the QLT Shares to be delivered as Merger Consideration (or, if uncertificated QLT Shares will be delivered, QLT shall make appropriate alternative arrangements).

  (ii)
  As promptly as reasonably practicable after the Merger Effective Time (and in any event within four Business Days after the Merger Effective Time), QLT shall cause the Exchange Agent to mail to each holder of record of Auxilium Shares a form of letter of transmittal (the "Letter of Transmittal") which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, shall be in such form and have such other provisions (including customary provisions with respect to delivery of an "agent's message" with respect to shares held in book-entry form) as Auxilium may specify acting reasonably, and shall be prepared prior to the Closing, together with instructions thereto).

  (iii)
  Upon (i) in the case of Auxilium Shares represented by a Certificate, the surrender of such Certificate for cancellation to the Exchange Agent, or (ii) in the case of Auxilium Shares held in book-entry form, the receipt of an "agent's message" by the Exchange Agent, in each case together with the Letter of Transmittal, duly, completely and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such shares shall be entitled to receive in exchange therefor the QLT Shares into which such Auxilium Shares have been converted pursuant to Section 2.1(g). In the event of a transfer of ownership of Auxilium Shares that is not registered in the transfer records of Auxilium, the QLT Shares may be delivered to a transferee if the Certificate representing such Auxilium

      Share (or, if such Auxilium Share is held in book-entry form, proper evidence of such transfer) is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer Taxes have been paid. Until surrendered as contemplated by this Section 2.1(k), each Auxilium Share, and any Certificate with respect thereto, shall be deemed at any time from and after the Merger Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holders of Auxilium Shares are entitled to receive in respect of such shares pursuant to Section 2.1(g).

    (iv)
    The QLT Shares delivered and credited as fully paid in accordance with the terms of this ARTICLE II upon conversion of any Auxilium Shares shall be deemed to have been delivered and paid in full satisfaction of all rights pertaining to such Auxilium Shares. From and after the Merger Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Company of Auxilium Shares that were outstanding immediately prior to the Merger Effective Time. If, after the Merger Effective Time, any Certificates formerly representing Auxilium Shares (or Auxilium Shares held in book-entry form) are presented to QLT or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this ARTICLE II.

    (v)
    Any portion of the Merger Consideration that remains undistributed to the holders of Auxilium Shares for one year after the Merger Effective Time shall be delivered to QLT or its designee, and any holder of Auxilium Shares who has not theretofore complied with this ARTICLE II shall thereafter look only to QLT for its claim for QLT Shares.

    (vi)
    None of Auxilium, QLT, AcquireCo, the Surviving Company or the Exchange Agent or any of their respective Affiliates shall be liable to any Person in respect of any portion of the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

  (l)
  Each of QLT, HoldCo and the Exchange Agent (without duplication) shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Auxilium Shares pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under applicable Tax Law. Amounts so withheld and paid over to the appropriate taxing authority shall be treated as having been paid to the holder of Auxilium Shares in respect of which such deduction or withholding was made.

  (m)
  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by QLT, the posting by such Person of a bond, in such reasonable and customary amount as QLT may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall, in exchange for such lost, stolen or destroyed Certificate, issue the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

  (n)
  As soon as practicable following the date of this Agreement and, in any event, prior to the Closing Date, the Auxilium Board of Directors or an appropriate committee thereof shall adopt such resolutions or take such other actions (including obtaining any required consents and making any required amendments to the Auxilium Share Plans) as may be required to effect and/or procure the following:

  (i)
  Each Auxilium Option (that is not an ESPP Option) that as of the Merger Effective Time is outstanding, shall cease to represent an option or other right to acquire Auxilium Shares and shall be converted on substantially the same terms and conditions as were applicable under the Auxilium Option (including vesting conditions, but taking into account any changes thereto provided for in the applicable Auxilium Share Plan, in any applicable award agreement, in such option or deemed necessary to comply with applicable Laws (including appropriate adjustments to performance vesting metrics, as applicable)) as of the Merger Effective Time into a stock option to acquire a number of QLT Shares (rounded down to the nearest whole share) equal to the product of (i) the total number of Auxilium Shares subject to such Auxilium Option immediately prior to the Merger Effective Time multiplied by (ii) the Equity Exchange Ratio, at an exercise price per QLT Share (rounded up to the nearest whole cent) equal to (x) the exercise price per Auxilium Share applicable to such Auxilium Option immediately prior to the Merger Effective Time divided by (y) the Equity Exchange Ratio;

    (ii)
    Each issued and outstanding Auxilium Share subject to vesting or other lapse restrictions pursuant to Auxilium Share Plans immediately prior to the Merger Effective Time (a "Restricted Auxilium Share") shall, as of the Merger Effective Time, cease to represent a right to acquire an Auxilium Share and shall be converted into the right to receive such number of QLT Shares as is equal to the number of shares subject to such Restricted Auxilium Share multiplied by the Equity Exchange Ratio, subject to substantially the same terms and conditions (including vesting and other lapse restrictions, but taking into account any changes thereto provided for in the applicable Auxilium Share Plan or in any applicable award agreement (including appropriate adjustments to performance vesting metrics, as applicable)); and

    (iii)
    Each stock-based award (including any restricted stock unit and deferred stock unit awards), other than an Auxilium Option or Restricted Auxilium Share ("Other Auxilium Share-Based Awards" and together with Restricted Auxilium Shares, the "Auxilium Share Awards"), granted under any Auxilium Share Plan and outstanding immediately prior to the Merger Effective Time shall, as of the Merger Effective Time, cease to represent an award based on Auxilium Shares and shall be converted into an award based on a number of QLT Shares equal to the number of Auxilium Shares covered by such Other Auxilium Share-Based Award multiplied by the Equity Exchange Ratio, provided that such a converted stock-based right or award shall be subject to substantially the same terms and conditions (including the vesting conditions, but taking into account any changes thereto provided for in the applicable Auxilium Share Plan, in any applicable award agreement or deemed necessary to comply with applicable Laws (including appropriate adjustments to performance vesting metrics, as applicable)).

  (o)
  As soon as practicable following the date of this Agreement, and in any event, prior to the Closing Date, the Auxilium Board of Directors or an appropriate committee thereof shall adopt such resolutions or take such other actions as may be required to effect the following: each Auxilium Option under Auxilium Employee Stock Purchase Program (the "ESPP") that is outstanding as of the Merger Effective Time (an "ESPP Option") shall cease to represent an option to acquire Auxilium Shares and shall be converted on substantially the same terms and conditions as were applicable under the ESPP as of the Merger Effective Time into an option to acquire a number of QLT Shares equal to the product of (i) the total number of Auxilium Shares subject to the ESPP Option immediately prior to the Merger Effective Time multiplied by (ii) the Equity Exchange Ratio (rounded down to the nearest whole share), at a purchase price per QLT Share equal to (i) the purchase price per Auxilium Share immediately prior to the Merger Effective Time divided by (ii) the Equity Exchange Ratio (rounded up to the nearest whole cent).

  (p)
  The treatment of Auxilium Share Plans and ESPP shall be as follows:

  (i)
  It is the intent of the Parties hereto that the treatment of Auxilium Share Awards and Auxilium Options contemplated herein be in a manner that is consistent with the requirements of Section 409A of the Code, including all guidance and regulations issued thereunder.

  (ii)
  QLT shall, prior to Closing, take all corporate action necessary to reserve for issuance a sufficient number of QLT Shares as is equal to the aggregate number of QLT Shares issuable after the Merger Effective Time (i) upon exercise of the Replacement Auxilium Options, (ii) in respect of each share of Replacement Auxilium Restricted Stock and Replacement Auxilium RSU, (iii) upon exercise of Auxilium Warrants and (iv) upon conversion of Auxilium Convertible Notes.

  (iii)
  As of the Merger Effective Time, QLT will assume Auxilium Share Plans, the ESPP and any other equity plans that have been approved by the board of directors and stockholders of Auxilium prior to the Merger Effective Time. As of the Merger Effective Time, QLT will be able to grant stock awards and options to purchase QLT Shares, to the extent permissible by applicable Laws and NASDAQ regulations, under the terms of Auxilium Share Plans and the ESPP and issue the reserved but unissued Auxilium Shares (including shares subject to the unexercised or unissued portions of any Auxilium Option, Auxilium Share Award or ESPP Option that expire, terminate or are canceled and shares subject to any Auxilium Option and Auxilium Share Award that are reacquired pursuant to the terms of the agreements under which such shares were issued that return to Auxilium Share Plans or the ESPP pursuant to their terms), except that (i) Auxilium Shares covered by such awards will be QLT Shares and (ii) all references to a number of Auxilium Shares will be (A) changed to reference QLT Shares and (B) converted to a number of QLT Shares equal to the applicable number of Auxilium Shares multiplied by the Equity Exchange Ratio, rounded down to the nearest whole number of QLT Shares. As soon as reasonably practicable following the date of this Agreement, and in any event prior to the Merger Effective Time, the board of directors of QLT (or, if appropriate, any committee administering employee, individual consultant and director compensation plans) shall adopt such resolutions and take such other actions as may be reasonably required to assume Auxilium Share Plans and the ESPP or to adopt share plans having terms substantially identical to Auxilium Share Plans and the ESPP and covering the awards of QLT Shares resulting from Section 2.1(n) and options to purchase QLT Shares under the ESPP, subject to any adjustments that may be required by applicable Laws. QLT Stock Option Plan (and all QLT securities issued thereunder) and QLT DSU Plan shall continue in full force and effect in accordance with their respective terms.

  (q)
  It is intended that, for U.S. federal income tax purposes, (i) the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code and (ii) this Agreement is hereby adopted as a "plan of reorganization" for purposes of Sections 354 and 361 of the Code.

2.2  The Closing

        The closing (the "Closing") of the Merger shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, at 11:00 a.m., New York City time, on the date (the "Closing Date") which shall be (i) the earlier of: (A) the date that is three Business Days after the satisfaction or waiver (subject to applicable Laws) of the conditions set forth in ARTICLE VIII (other than the satisfaction of those conditions that, by their terms, cannot be satisfied until the Closing Date, but subject to the satisfaction or, where permitted, waiver of those conditions);

and (B) the date that is the day prior to the Outside Date; provided that the conditions set forth in ARTICLE VIII have been satisfied or waived as of such date; or (ii) such date as mutually agreed in writing by Auxilium and QLT. Subject to the satisfaction or waiver (subject to applicable Laws) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date, but subject to the satisfaction or, where permitted, waiver of those conditions as of the Closing Date) set forth in ARTICLE VIII, the Merger shall, from and after the Merger Effective Time, have all of the effects provided under applicable Laws.

2.3  Preparation of Joint Proxy Statement/Circular and Registration Statements

  (a)
  As promptly as reasonably practicable following the date hereof, each of the Parties shall cooperate in preparing and shall cause to be filed with the SEC (and, if applicable, any other Governmental Authority) (i) mutually acceptable proxy materials which shall constitute (A) the Circular, which shall also constitute the proxy statement relating to the matters to be submitted to the QLT Shareholders at the QLT Meeting, together with any other documents required by the BC Act or applicable Laws in connection with the QLT Meeting and (B) the proxy statement relating to the matters to be submitted to Auxilium Stockholders at the Auxilium Meeting (such joint proxy statement, and any amendments or supplements thereto, the "Joint Proxy Statement/Circular") and (ii) a registration statement on Form S-4 (of which the Joint Proxy Statement/Circular will form a part) with respect to the issuance of QLT Shares in respect of the Merger (the "Form S-4").

  (b)
  Each Party will provide legal counsel to the other Party with a reasonable opportunity to review and comment on drafts of the Joint Proxy Statement/Circular, Form S-4 and other documents related to the QLT Meeting or Auxilium Meeting, as applicable, prior to filing such documents with applicable Governmental Authorities and mailing such documents to the QLT Shareholders or Auxilium Stockholders, as applicable. Each Party will include in the Joint Proxy Statement/Circular, Form S-4 or such other documents all comments reasonably and promptly proposed by the other Party or its legal counsel, provided, however, that all information relating to Auxilium and its Subsidiaries included in the Joint Proxy Statement/Circular shall be in form and content satisfactory to Auxilium, acting reasonably, and all information relating to QLT and its Subsidiaries included in the Joint Proxy Statement/Circular shall be in form and content satisfactory to QLT, acting reasonably.

  (c)
  Each Party shall use all commercially reasonable efforts to have the Joint Proxy Statement/Circular cleared by the SEC (and, if applicable, any other Governmental Authority), the Form S-4 to be declared effective by the SEC (and, if applicable, any other Governmental Authority) and to keep the Form S-4 effective as long as is necessary to consummate the Merger. As promptly as practicable after such clearance, QLT and Auxilium shall, unless otherwise agreed to by the Parties, cause the Joint Proxy Statement/Circular and other documentation required in connection with the QLT Meeting and the Auxilium Meeting to be sent contemporaneously to (x) in the case of QLT, each QLT Shareholder and (y) in the case of Auxilium, each Auxilium Stockholder, as required by applicable Laws. Each Party shall, as promptly as practicable after receipt thereof, provide the other Party with copies of any written comments and advise the other Party of any oral comments with respect to the Joint Proxy Statement/Circular or the Form S-4 received from the SEC.

  (d)
  Each Party shall use its commercially reasonable efforts to ensure that the Joint Proxy Statement/Circular complies in all material respects with applicable Laws. Each Party shall cooperate and provide the other Party with a reasonable opportunity to review and comment on any amendment or supplement to the Joint Proxy Statement/Circular or the Form S-4 prior to filing such documents with the SEC.

  (e)
  Each Party shall use all commercially reasonable efforts to take any action required to be taken by it under any applicable Laws as may be necessary or desirable in order to complete the Merger, and each Party shall furnish all information concerning it and the holders of its capital stock and options as may be reasonably requested in connection with any such action. QLT shall advise the other Parties, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the QLT Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC (or, if applicable, any other Governmental Authority) for amendment of the Joint Proxy Statement/Circular or the Form S-4.

  (f)
  If, at any time prior to the Closing, any information relating to any of the Parties, or their respective Affiliates, officers or directors, should be discovered by any Party, and such information should be set forth in an amendment or supplement to the Joint Proxy Statement/Circular or the Form S-4 so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties and, to the extent required by Law an appropriate amendment or supplement describing such information shall be promptly filed by QLT and Auxilium with the SEC and by QLT with the Canadian securities regulators (or, if applicable, any other Governmental Authority) and, to the extent required by Law, disseminated to the QLT Shareholders and Auxilium Stockholders, as applicable.

  (g)
  The Joint Proxy Statement/Circular shall include:

  (i)
  unless QLT shall have effected a QLT Change of Recommendation in accordance with the terms of this Agreement, the QLT Recommendation, a copy of the QLT Financial Advisor Opinion, the rationale for the QLT Recommendation and a statement that, to the knowledge of QLT, each director and executive officer of QLT intends to vote all QLT Shares held by him or her in favour of the QLT Shareholder Resolution at the QLT Meeting; and

  (ii)
  unless Auxilium shall have effected an Auxilium Change of Recommendation in accordance with the terms of this Agreement, Auxilium Recommendation, the Auxilium Fairness Opinion, the rationale for Auxilium Recommendation and a statement that, to the knowledge of Auxilium, each director and executive officer of Auxilium intends to vote all Auxilium Shares held by him or her in favour of the Auxilium Stockholder Approval at the Auxilium Meeting.

  (h)
  Notwithstanding Sections 2.3(a) to 2.3(g), each of Auxilium and QLT may, with the written consent of the other party, acting reasonably, prepare and submit separate circulars and proxy statements in respect of the QLT Meeting and the Auxilium Meeting, as applicable, and, in such event, the rights of the respective parties to review and comment on the other party's circular or proxy statement, as applicable, shall apply accordingly.

  (i)
  As promptly as practicable after the Closing Date, but in any event within 30 days thereafter, QLT shall file with the SEC a registration statement on Form S-8 (or other applicable form) (the "Form S-8") in order to register under the 1933 Securities Act the QLT Shares to be issued, offered and/or sold, as applicable, from time to time after the Effective Time upon exercise of the QLT Options and Replacement Auxilium Options and the QLT Shares to be issuable in respect of Replacement Auxilium Restricted Stock and Replacement Auxilium RSUs. QLT shall ensure that the Form S-8 filed with the SEC pursuant to this Agreement complies with all applicable Laws.

2.4  Shareholder Meetings

  (a)
  Auxilium shall duly take all lawful action to call, give notice of, convene and hold Auxilium Meeting in accordance the constating documents of Auxilium and applicable Law as promptly as practicable following the date upon which the Form S-4 becomes effective for the purpose of obtaining Auxilium Stockholder Approval as required by the DGCL and this Agreement.

  (b)
  QLT shall duly take all lawful action to call, give notice of, convene and hold the QLT Meeting in accordance the constating documents of QLT and applicable Law, as promptly as practicable following the date upon which the Form S-4 becomes effective for the purpose of obtaining the QLT Shareholder Approval in accordance with the applicable Laws and this Agreement.

  (c)
  Subject to the terms of this Agreement, unless Auxilium shall have effected an Auxilium Change of Recommendation in accordance with the terms of this Agreement, Auxilium shall use its commercially reasonable efforts to solicit from Auxilium Stockholders proxies in favour of the Auxilium Stockholder Approval and take all other actions that are reasonably necessary or desirable to obtain the approval of the Merger and this Agreement by Auxilium Stockholders including using the services of investment dealers and proxy solicitation agents, and take all other actions reasonably requested by QLT that are reasonably necessary to obtain Auxilium Stockholder Approval and permit QLT to assist, and consult with QLT and keep QLT apprised, with respect to such solicitation and other actions. Unless this Agreement has been terminated in accordance with ARTICLE VII, subject to Section 2.4(a) this Agreement shall be submitted to Auxilium Stockholders at the Auxilium Meeting for the purpose of obtaining Auxilium Stockholder Approval, and nothing contained herein shall be deemed to relieve Auxilium of such obligation.

  (d)
  Subject to the terms of this Agreement (including Section 6.2), QLT shall use its commercially reasonable efforts to solicit from the QLT Shareholders proxies in favour of the approval of the QLT Shareholder Resolution including, if reasonably requested by Auxilium, using the services of investment dealers and proxy solicitation agents, and cooperating with any Persons engaged by Auxilium, to solicit proxies in favour of the approval of the QLT Shareholder Resolution and take all other actions that are reasonably necessary to obtain the QLT Shareholder Approval and permit Auxilium to assist, and consult with Auxilium and keep Auxilium apprised, with respect to such solicitation and other actions. Unless this Agreement has been terminated in accordance with ARTICLE VII, subject to Section 2.4(b), this Agreement shall be submitted to the QLT Shareholders at the QLT Meeting for the purpose of obtaining the QLT Shareholder Approval, and nothing contained herein shall be deemed to relieve QLT of such obligation.

  (e)
  Unless there has been a QLT Change of Recommendation in accordance with Section 6.2, neither the QLT Board of Directors nor any committee thereof shall withdraw (or modify in any manner adverse to Auxilium), or propose publicly to withdraw (or modify in any manner adverse to Auxilium), the QLT Recommendation.

  (f)
  Unless there has been an Auxilium Change of Recommendation in accordance with Section 6.4, neither the Auxilium Board of Directors nor any committee thereof shall withdraw (or modify in any manner adverse to QLT), or propose publicly to withdraw (or modify in any manner adverse to QLT), Auxilium Recommendation.

  (g)
  Auxilium shall, prior to the Auxilium Meeting, keep QLT reasonably informed of the number of proxy votes received in respect of matters to be acted upon at Auxilium Meeting, and in any event shall provide such number promptly upon the request of QLT or its Representatives.

  (h)
  QLT shall, prior to the QLT Meeting, keep Auxilium reasonably informed of the number of proxy votes received in respect of matters to be acted upon at the QLT Meeting, and in any event shall provide such number promptly upon the request of Auxilium or its Representatives.

  (i)
  Subject to the terms of this Agreement, Auxilium shall use commercially reasonable efforts to ensure that the Auxilium Meeting will occur no more than two Business Days following the QLT Meeting. Each of QLT and Auxilium shall not adjourn, postpone, delay or cancel (or propose for adjournment, postponement, delay or cancellation) the QLT Meeting or the Auxilium Meeting, as applicable, without the other Party's prior written consent, in each case; provided, that:

  (i)
  Auxilium shall be permitted to adjourn, delay or postpone convening the Auxilium Meeting if in the good faith judgment of the Auxilium Board of Directors (after consultation with its outside legal advisors) the failure to adjourn, delay or postpone the Auxilium Meeting could be reasonably likely to be inconsistent with the fiduciary duties of the Auxilium Board of Directors under applicable Laws or not allow sufficient time under applicable Laws for the distribution of any required or appropriate supplement or amendment to the Joint Proxy Statement/Circular or Form S-4; and

  (ii)
  QLT shall be permitted to adjourn, delay or postpone convening the QLT Meeting if in the good faith judgment of the QLT Board of Directors (after consultation with its outside legal advisors) the failure to adjourn, delay or postpone the QLT Meeting could be reasonably likely to be inconsistent with the fiduciary duties of the QLT Board of Directors under applicable Laws or not allow sufficient time under applicable Laws for the distribution of any required or appropriate supplement or amendment to the Joint Proxy Statement/Circular or Form S-4.

  (j)
  Auxilium and QLT will each provide notice to the other of the Auxilium Meeting or the QLT Meeting, respectively, and shall allow Representatives of the other and its counsel to attend the applicable meeting.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1  Representations and Warranties of QLT

        Except as disclosed in the applicable section or subsection of the QLT Disclosure Letter (it being agreed that disclosure of any item in any section or subsection of the QLT Disclosure Letter shall be deemed disclosure with respect to any other section or subsection of the QLT Disclosure Letter only to the extent the relevance of such item to such other section or subsection is reasonably apparent on its face) or the QLT Public Disclosure Record (other than any disclosure contained under the captions "Risk Factors" or "Forward Looking Statements" or similar captions and any other disclosure contained therein that is predictive, cautionary or forward-looking in nature), QLT represents and warrants to and in favour of Auxilium as follows and acknowledges that Auxilium is relying upon such representations and warranties in entering into this Agreement:

  (a)
  Organization and Qualification.    QLT has been duly incorporated, validly exists and is in good standing under the BC Act and has the requisite corporate and legal power and capacity to own its assets as now owned and to carry on its business as it is now being carried on. Each of the QLT Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, organization or formation and has the requisite corporate, legal or other power and authority to own its assets as now owned and to carry on its business as it is now being carried on. QLT and each of the QLT

    Subsidiaries is duly qualified to carry on business in each jurisdiction in which the nature or character of the respective properties and assets, owned, leased or operated by it, or the nature of its business or activities, makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to be material to QLT and the QLT Subsidiaries, taken as a whole. QLT has provided to Auxilium true, complete and correct copies of the constating documents of each of QLT and QLT's Subsidiaries, in each case as amended.

  (b)
  Authority Relative to this Agreement.    Each QLT Party has the requisite corporate power, authority and capacity to enter into this Agreement and (subject to obtaining the approval of QLT Shareholders of the QLT Shareholder Resolution and the Required Regulatory Approvals, all as contemplated in this Agreement) to perform its obligations hereunder and to complete the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the completion by each QLT Party of the Transaction has been duly authorized by its respective board of directors and no other corporate proceedings on the part of any QLT Party are necessary to authorize the execution and delivery by it of this Agreement or, subject to obtaining the approval of the QLT Shareholders of the QLT Shareholder Resolution as contemplated in this Agreement, the completion by any QLT Party of the Transaction. This Agreement has been duly executed and delivered by each QLT Party and constitutes a legal, valid and binding obligation of each QLT Party enforceable against such QLT Party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other Laws relating to limitations of actions or affecting the availability of equitable remedies and the enforcement of creditors' rights generally and general principles of equity.

  (c)
  Required Approvals.    No authorization, license, Permit, certificate, registration, consent or approval of, or filing with, or notification to, any Governmental Authority is necessary for the execution and delivery of this Agreement, the performance by any QLT Party of its obligations hereunder, the completion by the QLT Parties of the Transaction, other than:

  (i)
  such filings and other actions required under applicable Canadian Securities Laws and U.S. Securities Laws and the rules and policies of the TSX and NASDAQ, in each case, as are contemplated by this Agreement;

  (ii)
  the Required Regulatory Approvals; and

  (iii)
  any other authorizations, licenses, Permits, certificates, registrations, consents, approvals and filings and notifications with respect to which the failure to obtain or make the same would not reasonably be expected to have a Material Adverse Effect on QLT, or could not reasonably be expected to prevent or significantly impede or materially delay the completion of the Merger.

  (d)
  No Violation.    Subject to obtaining the authorizations, consents and approvals and making the filings referred to in Section 3.1(c) and complying with applicable Laws and Orders, the execution and delivery by each QLT Party of this Agreement, the performance by such QLT Party of its obligations hereunder and the completion of the Transaction do not and will not (nor will they with the giving of notice or the lapse of time or both):

  (i)
  result in a contravention, breach, violation or default under any Law or Order applicable to QLT or any of the QLT Subsidiaries or any of its or their respective properties or assets;

  (ii)
  result in a contravention, conflict, violation, breach or default under the constating documents of QLT or any of the QLT Subsidiaries;

    (iii)
    result in a contravention, breach or default under or termination of, or acceleration or permit the acceleration of the performance required by, or loss of any benefit under, any QLT Material Contract or material Permit to which it or any of the QLT Subsidiaries is a party or by which it or any of the QLT Subsidiaries is bound or to which any of its or any of the QLT Subsidiaries' properties or assets is subject or give to any Person any interest, benefit or right, including any right of purchase or sale, termination, payment, modification, reimbursement, penalty, cancellation or acceleration, under any such Material Contract or material Permit; or

    (iv)
    result in the suspension or alteration in the terms of any material Permit held by QLT or any of the QLT Subsidiaries or in the creation of any Lien upon any of their properties or assets;

    except, in the case of each of clauses (i), (iii) and (iv) above, as would not reasonably be expected to have a Material Adverse Effect on QLT.

  (e)
  Capitalization of QLT.    The authorized capital of QLT consists of 500,000,000 QLT Shares without par value and 5,000,000 first preference shares without par value. As at the date of this Agreement, there are (i) 51,081,878 QLT Shares issued and outstanding, all of which have been duly authorized and validly issued and are fully paid and non-assessable and there are no preferred shares outstanding, (ii) 1,405,671 QLT Options outstanding under the QLT Stock Option Plan providing for the issuance of an aggregate of 1,405,671 QLT Shares upon the exercise thereof in accordance with their respective terms and 3,657,043 additional QLT Shares reserved for issuance under the Stock Option Plan (iii) 42,000 QLT Shares reserved for issuance pursuant to 42,000 QLT RSUs; and (iv) 154,000 QLT DSUs. None of such 51,081,878 QLT Shares, 1,405,671 QLT Options, 42,000 QLT RSUs or 154,000 QLT DSUs is owned by QLT or any Subsidiary of QLT. There is no outstanding contractual obligation of QLT or any of its Subsidiaries to repurchase, redeem or otherwise acquire any QLT Shares. Except for the QLT Options and QLT RSUs, QLT has no outstanding agreement, subscription, warrant, option, conversion or exchange privilege right, arrangement or commitment (nor has it granted any right or privilege (contingent or otherwise) capable of becoming an agreement, subscription, warrant, option, conversion or exchange privilege, right, arrangement or commitment) obligating it to issue or sell any QLT Shares or other securities of QLT, including any security or obligation of any kind convertible into or exchangeable or exercisable for any QLT Shares or other security of QLT. Except for the QLT Options, the QLT RSUs and the QLT DSUs, neither QLT nor any of the QLT Subsidiaries has outstanding any stock appreciation right, phantom equity, restricted share unit, deferred share unit or similar right, agreement, arrangement or commitment based on the book value, QLT Share price, income or any other attribute of or related to QLT or any of its Subsidiaries. The QLT Shares are listed on the TSX and NASDAQ and, except for such listings, no securities of QLT or any of the QLT Subsidiaries are listed on any other stock or securities exchange or market or registered under any securities Laws. There are no outstanding bonds, debentures or other evidences of indebtedness of QLT or any of the QLT Subsidiaries having the right to vote (or that are convertible into or exchangeable or exercisable for securities having the right to vote) with the holders of QLT Shares on any matter. Section 3.1(e) of the QLT Disclosure Letter sets out a true, complete and correct list of all QLT Options, QLT DSUs and the QLT RSUs, the names of the holders thereof and the grant date of such securities. A true, correct and complete copy of the QLT Stock Option Plan and the QLT DSU Plan has been provided or otherwise made available to Auxilium. All QLT Shares issuable in connection with the Merger in accordance with the terms of this Agreement will, prior to the Closing Date, be duly authorized and, as of Closing, will be validly issued as fully paid and non-assessable and will not be subject to any pre-emptive rights. All QLT Shares issuable upon exercise of the

    Replacement Auxilium Options, upon exercise of Auxilium Warrants or upon conversion of Auxilium Convertible Notes, or issuable in respect of each share of Replacement Auxilium Restricted Stock and Replacement Auxilium RSU, will, prior to the Closing Date or as soon as practicable thereafter, be duly authorized and reserved for issuance and will, upon exercise of such securities or delivery of underlying QLT Shares, as applicable, in accordance with their respective terms, be validly issued as fully paid and non-assessable and will not be subject to any pre-emptive rights.

  (f)
  QLT Subsidiaries.    Section 3.1(f) of the QLT Disclosure Letter sets forth a true, complete and correct list of each of the QLT Subsidiaries, its jurisdiction and form of organization. QLT or a QLT Subsidiary is the sole registered and beneficial owner of all of the outstanding shares in the capital of or outstanding shares of capital stock or other ownership, equity or voting interests of the QLT Subsidiaries free and clear of any Liens (other than Permitted Liens), and no other Person has any option, right, entitlement, understanding or commitment (contingent or otherwise) regarding the right to acquire any such share or interest in any of the QLT Subsidiaries and no outstanding option, warrant, conversion or exchange privilege or other right, agreement, arrangement or commitment obligating any such entity to issue or sell any share or ownership, equity or voting interest of such entity or security or obligation of any kind convertible into or exchangeable or exercisable for any shares or ownership, equity or voting interests of any such entity. Neither QLT nor any of the QLT Subsidiaries own any interest or investment (whether equity or debt) in any other Person, other than a Subsidiary of QLT, which interest or investment is material to QLT and the QLT Subsidiaries, taken as a whole.

  (g)
  Securities Laws Matters.

  (i)
  The QLT Shares are registered pursuant to Section 12(b) of the 1934 Exchange Act and QLT is a "reporting issuer" in each Province of Canada within the meaning of applicable Canadian Securities Laws and not on the list of reporting issuers in default under applicable Canadian Securities Laws, and no securities commission or similar regulatory authority has issued any order preventing or suspending trading of any securities of QLT, and QLT is in compliance in all material respects with applicable Canadian Securities Laws and U.S. Securities Laws.

  (ii)
  QLT is in compliance in all material respects with the requirements of the TSX and NASDAQ for continued listing of the QLT Shares thereon. QLT has not taken any action designed to terminate, or likely to have the effect of terminating, the registration of the QLT Shares under the 1933 Securities Act, the 1934 Exchange Act or, except as contemplated by this Agreement, the listing of such shares on the TSX or NASDAQ.

  (iii)
  Trading in QLT Shares on the TSX and NASDAQ is not currently halted or suspended. No delisting, suspension of trading or cease trading order with respect to any securities of QLT is pending or, to the knowledge of QLT, threatened. To the knowledge of QLT, as of the date of this Agreement, no inquiry, review or investigation (formal or informal) of QLT by any securities commission or similar regulatory authority under applicable U.S. Securities Laws, Canadian Securities Laws, the TSX or NASDAQ is in effect or ongoing or expected to be implemented or undertaken.

  (iv)
  Except as set forth above in this Section 3.1(g), neither QLT nor any of its Subsidiaries is subject to continuous disclosure or other public reporting requirements under any securities Laws.

  (v)
  Since December 31, 2011, QLT has timely filed all forms, reports, statements and documents, including financial statements and management's discussion and analysis required to be filed by QLT under applicable Canadian Securities Laws and U.S. Securities Laws and the rules and policies of the TSX and NASDAQ. The documents in the QLT Public Disclosure Record, as at the respective dates filed, were in compliance in all material respects with applicable Canadian Securities Laws and U.S. Securities Laws and, where applicable, the rules and policies of the TSX and NASDAQ.

    (vi)
    None of the documents in the QLT Public Disclosure Record, as of their respective dates (and, if amended or superseded by a filing prior to the date hereof, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (vii)
    QLT has not filed any confidential material change report that at the date hereof remains confidential.

  (h)
  Financial Statements.

  (i)
  The QLT Financial Statements have been prepared in accordance with U.S. GAAP applied on a basis consistent with those of previous periods and in accordance with applicable Laws except as otherwise stated in the notes to such statements or in the auditor's report thereon and subject, in the case of the QLT unaudited Interim Financial Statements, to normal year end audit adjustments, which are not material to QLT and the QLT Subsidiaries, taken as a whole, individually or in the aggregate, and may omit notes which are not material and are not required by applicable Laws or U.S. GAAP. The QLT Financial Statements present fairly, in all material respects, the consolidated financial position and consolidated results of operations, changes in shareholders' equity and cash flows of QLT and the QLT Subsidiaries as of the respective dates thereof and for the respective periods set forth therein. There are no outstanding loans made by QLT or any of the QLT Subsidiaries to any director or officer of QLT. All of such documents in the QLT Public Disclosure Record (including any financial statements included or incorporated by reference therein), as of the respective dates (and as of the date of any amendment to the respective document in the QLT Public Disclosure Record), complied as to form in all material respects with the applicable requirements of the 1933 Securities Act and the 1934 Exchange Act.

  (ii)
  QLT has designed such disclosure controls and procedures, or caused them to be designed under the supervision of the Chairman of the QLT Executive Transition Committee and Chief Financial Officer of QLT, to provide reasonable assurance that material information relating to QLT is made known to such officers by others within QLT and the QLT Subsidiaries, particularly during the period in which the "annual filings" or "interim filings" (as defined in National Instrument 52-109) are being prepared.

  (iii)
  QLT has designed such internal controls over financial reporting, or caused them to be designed under the supervision of the Chairman of the QLT Executive Transition Committee and Chief Financial Officer of QLT, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. To the knowledge of QLT, since December 31, 2011: (i) there have been no significant deficiencies in the design or operation of, or material weaknesses in, the internal controls over financial reporting of QLT that are reasonably likely to adversely affect QLT's ability to record, process, summarize and report financial information, and (ii) there is and has been no fraud, whether or not material, involving management or any other employees who have a significant role in the internal control over financial reporting of QLT. To the knowledge of QLT, since December 31, 2011, QLT has received no (x) complaints from any source regarding accounting, internal accounting controls or auditing matters or (y) written reports from employees of QLT regarding questionable accounting or auditing matters.

  (i)
  No Undisclosed Liabilities.    QLT and the QLT Subsidiaries have no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be disclosed on a balance sheet (or the footnotes thereto) prepared in accordance with U.S. GAAP, other than (i) liabilities and obligations disclosed in the QLT Public Disclosure Record, (ii) liabilities and obligations incurred in the ordinary course of business since the date of the most recent QLT Annual Financial Statements (other than those specifically disclosed in the QLT Public Disclosure Record) that have not had and would not reasonably be expected to have, individually or in aggregate with all other liabilities and obligations of QLT and the QLT Subsidiaries (other than those disclosed in QLT Public Disclosure Record), a Material Adverse Effect on QLT, and (iii) liabilities and obligations incurred in connection with this Agreement and the Transaction. Without limiting anything set forth herein, the QLT Financial Statements reflected and continued to reflect, in each case as of the date filed, appropriate reserves under U.S. GAAP for contingent liabilities relating to pending or anticipated litigation and other contingent obligations of QLT and the QLT Subsidiaries.

  (j)
  Absence of Certain Changes.    From the date of the most recent QLT Annual Financial Statements to the date of this Agreement, (i) no result, fact, change, effect, event, circumstance, occurrence or development has occurred or arisen which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on QLT, and (ii) QLT and each of the QLT Subsidiaries has conducted its business in all material respects in the ordinary course of business consistent with past practice.

  (k)
  Compliance with Laws.    Since December 31, 2011, the business of QLT and of each of the QLT Subsidiaries has been and is currently being conducted in material compliance with all applicable Laws, Orders and Regulatory Guidelines and neither QLT nor any QLT Subsidiary has received any written notice of any alleged material non-compliance or violation of any such Laws, Orders or Regulatory Guidelines. Neither QLT nor any of the QLT Subsidiaries has taken or committed to take any action which would cause QLT or any of the QLT Subsidiaries to be in violation of the United States Foreign Corrupt Practices Act, the Corruption of Foreign Public Officials Act (Canada) or any applicable Law of similar effect, and, to the knowledge of QLT, no such action has been taken by any Person acting on behalf of QLT or any of the QLT Subsidiaries.

  (l)
  Litigation.    There is no Proceeding against or involving QLT or any of the QLT Subsidiaries (whether in progress, pending or, to the knowledge of QLT, threatened) that, if adversely determined, would reasonably be expected to have a Material Adverse Effect on QLT or would prevent or significantly impede or materially delay the completion of the Merger and, to the knowledge of QLT, no event or circumstance has occurred which would reasonably be expected to give rise to any such Proceeding. Neither QLT nor any of the QLT Subsidiaries nor any of their respective properties or assets is subject to any outstanding Order that would reasonably be expected to prevent or significantly impede or materially delay the completion of the Merger or have a Material Adverse Effect on QLT.

  (m)
  Real Property.    Section 3.1(m) of the QLT Disclosure Letter contains a list of all leases pursuant to which QLT or any QLT Subsidiary currently leases real property as tenant. Neither QLT nor any of the QLT Subsidiaries owns any real property.

  (n)
  Assets.    QLT or the QLT Subsidiaries own or otherwise hold good and valid legal title to, and, where their interests are registrable, are the sole record owners, or hold a valid leasehold interest in, all tangible assets and tangible properties that are material or required to conduct the business and operations of QLT and the QLT Subsidiaries as presently conducted and there are no Liens (other than Permitted Liens) on any such assets or properties that could individually or in the aggregate, have a Material Adverse Effect on QLT. The assets owned or leased by QLT and the QLT Subsidiaries constitute all material assets used or held for use in the operation and conduct of the business of QLT and the QLT Subsidiaries as it is currently conducted.

  (o)
  Contracts.

  (i)
  Except as set forth in Section 3.1(o) of the QLT Disclosure Letter, as of the date of this Agreement, none of QLT or any of the QLT Subsidiaries is a party to or bound by any of the following types of Contract (each of the following types of Contracts, a "QLT Material Contract"):

  (A)
  any collective bargaining agreement, or similar Contract with any labor union or association, with respect to its employees, and any Contract with any officer, employee, consultant or director that provides annual payments in excess of $250,000;

  (B)
  any Contract entered into outside of the ordinary course of business which is both (i) reasonably expected to involve the payment or receipt in 2014 or any subsequent year of an amount in excess of $250,000, and (ii) not terminable by QLT or any of the QLT Subsidiaries on three months' notice or less;

  (C)
  any credit agreement, loan agreement, indenture, note, mortgage, security agreement, loan commitment or other Contract relating to the indebtedness of QLT or any QLT Subsidiary in an amount in excess of $250,000;

  (D)
  any Contract granting to any Person a right of first refusal or option to purchase or acquire any assets of QLT or any QLT Subsidiary valued at an amount in excess of $250,000;

  (E)
  any real property lease, rental or occupancy agreement under which QLT or any QLT Subsidiary continues to have obligations or rights;

  (F)
  any Contract entered into outside of the ordinary course of business pursuant to which QLT or any QLT Subsidiary (i) is granted or obtains or agrees to obtain any right to use any material Intellectual Property (excluding commercially available software), (ii) is restricted in its right to use or register any material Intellectual Property owned by QLT or any of the QLT Subsidiaries, or (iii) permits or agrees to permit any other Person, to use, obtain, enforce or register any material Intellectual Property owned by QLT or any of the QLT Subsidiaries, including any license agreements, option agreements, and covenants not to sue;

  (G)
  except for any non-solicit obligations, any Contract that obligates QLT or any QLT Subsidiary or its Affiliates not to compete with another Person, requires QLT or any QLT Subsidiary to acquire any product, assets or service exclusively from any other Person, or otherwise contractually restricts QLT or any QLT Subsidiary or its Affiliates from acquiring any material product, asset or service from any other Person, or providing products, assets or services to any other Person, or developing or distributing any product to any Person or in any geographic location;

  (H)
  any Contract entered into since December 31, 2011: (i) relating to the merger, consolidation, reorganization, liquidation, dissolution or any similar extraordinary transaction with respect to QLT or any QLT Subsidiary, (ii) relating to a material acquisition or disposition by a QLT or any QLT Subsidiary, (iii) relating to the acquisition, issuance or transfer of any securities of QLT or any QLT Subsidiary or (iv) relating to any partnership, strategic alliance or joint venture agreement; and

      (I)
      except for Contracts entered into in the ordinary course of business with any employee, director or officer of QLT or any QLT Subsidiary, any Contract with any shareholder of QLT or any QLT Subsidiary entered into since December 31, 2011.

    (ii)
    True, correct and complete copies of each QLT Material Contract in effect on the date hereof that has not been part of the QLT Public Disclosure Record has been provided or otherwise made available to Auxilium.

    (iii)
    Except as would not reasonably be expected to have a Material Adverse Effect on QLT, none of QLT, the QLT Subsidiaries or, to the knowledge of QLT, any of the other parties thereto, is in breach or violation of or in default under, or committed or failed to perform any act which would result in a default under, (in each case, with or without notice or lapse of time or both) any QLT Material Contract in any material respect, and none of QLT or any of the QLT Subsidiaries has received or given any notice of default under any QLT Material Contract which remains uncured. To the knowledge of QLT, there exists no state of facts which after notice or lapse of time or both would constitute a default under or breach or violation of any QLT Material Contract or the inability of a party to any QLT Material Contract to perform its obligations thereunder where, in any such case, such default, breach, violation or non-performance has had or would reasonably be expected to have a Material Adverse Effect on QLT. To the knowledge of QLT, no Person has challenged in writing the validity or enforceability of any QLT Material Contract.

    (iv)
    Other than pursuant to Voting Agreements with Specified Shareholders, there are no shareholders or stockholders agreements, registration rights agreements, voting trusts, proxies or similar agreements, arrangements or commitments to which QLT or any of the QLT Subsidiaries is a party or, to the knowledge of QLT, with respect to any shares or other equity interests of QLT or any of the QLT Subsidiaries or any other Contract relating to disposition, voting or dividends with respect to any shares or other equity securities of QLT or any of the QLT Subsidiaries.

    (v)
    As of the date of this Agreement, neither QLT nor any of the QLT Subsidiaries has received written notice of the termination of, or intent to terminate or otherwise fail to materially perform any QLT Material Contract.

    (vi)
    As of the date of this Agreement, QLT expects to receive during 2014 the contingent consideration listed on Section 3.1(o)(vi) of the QLT Disclosure Letter.

  (p)
  Taxes.

  (i)
  QLT and each of its Subsidiaries has duly and timely made or prepared all material Returns required to be made or prepared by it, has duly and timely filed all material Returns required to be filed by it with the appropriate Governmental Authority and has completely and correctly reported all material income and all other amounts or information required to be reported thereon. All material Returns provided or otherwise made available to Auxilium are true, complete and correct copies of such Returns.

  (ii)
  QLT and each of the QLT Subsidiaries has: (A) duly and timely paid all material Taxes due and payable by it other than those that are being contested in good faith pursuant to applicable Laws and in respect of which adequate reserves have been established in accordance with U.S. GAAP in QLT Interim Financial Statements; (B) duly and timely withheld all material Taxes and other material amounts required by applicable Laws to be withheld by it and has duly and timely remitted to the appropriate Governmental Authority such material Taxes and other material amounts required by applicable Laws to be remitted by it; and (C) duly and timely collected all material amounts on account of sales or transfer taxes, including goods and services, harmonized, sales, value added and federal, provincial, state or territorial sales taxes, required by applicable Laws to be collected by it and has duly and timely remitted to the appropriate Governmental Authority any such material amounts required by applicable Laws to be remitted by it.

    (iii)
    No audit, action, investigation, deficiency, litigation, proposed adjustment or other Proceeding exists or has been asserted or, to the knowledge of QLT, threatened with respect to material Taxes or material Returns of QLT or any of its Subsidiaries, and neither QLT nor any of its Subsidiaries is a party to any Proceeding for assessment, reassessment, or collection of material Taxes and no such Proceeding has been asserted or, to the knowledge of QLT, threatened against QLT or any of its Subsidiaries or any of their respective assets, and there are no matters of dispute or matters under discussion with any Governmental Authority relating to material Taxes assessed by any Governmental Authority against QLT or any of its Subsidiaries or relating to Returns or any other matters which could result in claims for material Taxes.

    (iv)
    There are no currently effective or pending material elections, agreements, or waivers extending the limitation period or providing for an extension of time with respect to the assessment or reassessment of any material Taxes, the filing of any material Return, or the payment of any material Taxes by QLT or any of its Subsidiaries.

    (v)
    There are no Liens for material Taxes on the property or assets of QLT or any of its Subsidiaries, except for Permitted Liens.

    (vi)
    Neither QLT nor any of its Subsidiaries has acquired property from a non-arm's length Person (within the meaning of the Tax Act) (A) for consideration the value of which is less than the fair market value of the property or (B) as a contribution of capital for which no shares were issued by the acquirer of the property.

    (vii)
    QLT is a taxable Canadian corporation as defined in the Tax Act. Each Subsidiary of QLT is resident in the jurisdiction of its formation and is not resident in any other country. Neither QLT nor any of its Subsidiaries is required to file any Return in respect of income taxes in any jurisdiction other than the jurisdiction of its formation.

    (viii)
    Neither QLT nor any of its Subsidiaries is subject to liability for Taxes of any other Person. Neither the Company nor any of its Subsidiaries has acquired property from any Person in circumstances where the Company or Subsidiary did or could become liable for any Taxes of such Person that are currently due or may become due in the future. Neither the Company nor any of its Subsidiaries has entered into any agreement with, or provided any undertaking to, any Person pursuant to which it has assumed liability for the payment of income Taxes owing by such person that are currently due or may become due in the future.

    (ix)
    No private letter rulings or similar agreements or rulings have been entered into or issued by any Governmental Authority with respect to QLT or any of the QLT Subsidiaries for any taxable year for which the limitation period has not yet expired.

    (x)
    No facts, circumstances, or events exist or have existed that have resulted in or may result in the application of any of sections 79 to 80.04 of the Tax Act to QLT or any of the QLT Subsidiaries.

    (xi)
    Records or documents that meet the requirements of paragraphs 247(4)(a) to (c) of the Tax Act have been made and obtained by QLT and each of the QLT Subsidiaries with respect to all material transactions between the relevant entity and any Person not resident in Canada with whom such entity was not dealing at arm's length within the meaning of the Tax Act, during a Tax year commencing after 2005 and ending on or before the Closing Date.

    (xii)
    The charges, accruals, and reserves for Taxes reflected on the QLT Interim Financial Statements (whether or not due and whether or not shown on any Return but excluding any provision for deferred income taxes) are adequate under GAAP to cover Taxes with respect to QLT and each of its Subsidiaries accruing through the date hereof.

    (xiii)
    Other than the Transaction, QLT has not taken or agreed to take any action or is aware of any fact or circumstance that would cause, or could reasonably be expected to cause QLT to be treated as a United States domestic corporation for U.S. federal income tax purposes from and after the Closing Date.

    (xiv)
    QLT is, and at all times since its formation has been, treated as a foreign corporation for U.S. federal income tax purposes.

  (q)
  Employment Agreements and Collective Agreements.    None of QLT or any of the QLT Subsidiaries is a party to or bound or governed by (or currently negotiating in connection with entering into), or subject to, or has any liability with respect to:

  (i)
  any employment, retention or change of control agreement with, or any written or oral agreement, commitment, obligation, arrangement, plan or understanding providing for any retention, bonus, severance, change of control, retirement or termination payments to any current or, to the extent remaining outstanding, former director, officer or employee of QLT or any of QLT's Subsidiaries (each, an "Employment Agreement") in excess of $250,000;

  (ii)
  any collective bargaining or union agreements or other Contract with a labor union, labor organization or employee association, or any actual or, to the knowledge of QLT, threatened application for certification, recognition or bargaining rights in respect of QLT or any of the QLT Subsidiaries, or any Proceeding seeking to compel QLT or any of the QLT Subsidiaries to bargain with any labour organization as to wages or conditions of employment;

  (iii)
  any organized labour dispute, work stoppage or slowdown, strike or lock-out relating to or involving any employees of QLT or any of the QLT Subsidiaries; or

  (iv)
  any actual or, to the knowledge of QLT, threatened grievance, claim or other Proceeding arising out of or in connection with any labour or employment matter by QLT or any of the QLT Subsidiaries or the termination thereof except as would not be expected to have a Material Adverse Effect on QLT.

    True, complete and correct copies of the agreements, arrangements, plans and understandings referred to in paragraphs (i) and (ii) of this Section 3.1(q) have been provided or otherwise made available to Auxilium. Except as would not be expected to have a Material Adverse Effect on QLT, each of QLT and the QLT Subsidiaries is in material compliance with all applicable Laws (domestic and foreign), Orders, Contracts and QLT material policies relating to employment, employment practices, wages, hours and terms and conditions of employment.

  (r)
  Pension and Employee Benefits.

  (i)
  Section 3.1(r)(i) of the QLT Disclosure Letter sets forth a true, complete and correct list of each employee benefit and compensation plan, agreement, program or arrangement, whether written or unwritten, including without limitation, any option, restricted share unit, deferred share unit, stock purchase, or other stock or stock-based incentive plan, cash bonus or incentive compensation arrangement, retirement or deferred compensation plan, profit sharing plan, unemployment or severance compensation plan or health and welfare plan, or Employment Agreement, for any current or former employee or director, to the extent the potential liability remains outstanding, of, or other service provider to, QLT or any of its Subsidiaries participates in, is a party or contributes to, or with respect to which QLT or any of its Subsidiaries could reasonably be expected to have any liability (each, a "QLT Plan").

  (ii)
  With respect to each QLT Plan, QLT has provided or otherwise made available to Auxilium in the QLT Data Room or in the QLT Public Disclosure Record (A) a true and complete copy of each QLT Plan, including any amendments thereto and all material supporting documents; (B) latest annual report, if any; (C) copies of all material communications received in the last three years with applicable Government Authority; (D) each trust or other funding arrangement, (E) each summary plan description (if applicable) and (F) where applicable, the most recent financial statements and actuarial or other valuation reports prepared with respect thereto.

  (iii)
  The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (A) entitle any current or former employee or officer of QLT to termination or severance pay, unemployment compensation or any other payment, (B) accelerate the time of funding (through a grantor trust or otherwise), payment or vesting, or increase the amount of compensation or benefit due any such employee or officer, or (C) cause amounts payable under the Employee Plans to fail to be deductible for U.S. federal income tax purposes by virtue of Section 280G of the Code. No employee or individual consultant or independent contractor is entitled to receive any gross-up or additional payment by reason of the tax required by Section 409A or 4999 of the Code being imposed upon such person.

  (iv)
  Each QLT Plan has been established, registered, qualified, funded, invested, operated and administered in all material respects in accordance with its terms and applicable Law (including Section 409A of the Code). There are no pending, or to the knowledge of QLT, threatened actions, suits, disputes or claims by or on behalf of any QLT Plan, by any employee or beneficiary covered under any such QLT Plan, as applicable, or otherwise involving any such QLT Plan (other than routine claims for benefits).

  (v)
  No QLT Plan provides welfare or post-retirement benefits, including without limitation, death or medical benefits (whether or not insured), beyond retirement or termination of service to employees or former employees or to the beneficiaries or dependents of such employees, other than coverage mandated solely by applicable Law.

  (vi)
  No QLT Plan is governed by, and QLT has no liability under, Section 401(a) of the Code or US Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Neither QLT, nor any Person that is a member of a "controlled group of corporations" with, or is under "common control" with, or is a member of the same "affiliated service group", with QLT, in each case as defined in Sections 414(b), (c), (m) or (o) of the Code sponsors, contributes to or has any liability under, and in the past six years sponsored, contributed to or had liability under, a plan subject to Title IV or Section 302 of ERISA.

    (vii)
    No QLT Plan is a "registered pension plan" as defined in s. 248(1) of the Tax Act.

    (viii)
    There has been no amendment to, written interpretation or announcement (whether or not written) by QLT or any of its Subsidiaries relating to, or change in employee participation or coverage under, a QLT Plan which would increase materially the expense of maintaining such QLT Plan above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 2013. There has been no termination of any material QLT Plan since January 1, 2014.

    (ix)
    All contributions, premiums or Taxes required to be made or paid by QLT or any of its Subsidiaries, as the case may be, under or in connection with the QLT Plans have been made in a timely fashion in accordance with Laws and the terms of the applicable QLT Plan. There are no unfunded liabilities in respect of any QLT Plan and have been properly reflected in the QLT Financial Statements.

  (s)
  Intellectual Property.

  (i)
  Section 3.1(s)(i) of the QLT Disclosure Letter sets forth a correct and complete list of all (A) issued Patents and Patent applications, (B) Trademark registrations and applications and material unregistered Trademarks, (C) Copyright registrations and applications, and (D) material Software, in each case which is owned or exclusively licensed by QLT and the QLT Subsidiaries in any jurisdiction in the world (collectively, "QLT Intellectual Property"). QLT or one of the QLT Subsidiaries is the sole and exclusive beneficial and, with respect to applications and registrations (including Patents), record owner or exclusive licensee of the record owner of each item of QLT Intellectual Property set forth in Section 3.1(s)(i) of the QLT Disclosure Letter, and, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on QLT, to the knowledge of QLT, all such Intellectual Property is subsisting, valid, and enforceable.

  (ii)
  QLT or one of the QLT Subsidiaries owns, or has a valid right to use, free and clear of all Liens (other than Permitted Liens), all Intellectual Property (A) related to the products or product candidates presently used in the conduct of the business of QLT or one of the QLT Subsidiaries and (B) used or held for use in, or necessary to conduct, the business and operations of QLT and the QLT Subsidiaries as presently conducted.

  (iii)
  There are no Orders, writs, injunctions or decrees to which QLT or any of the QLT Subsidiaries is subject with respect to any material QLT Intellectual Property.

  (iv)
  To the knowledge of QLT, there is no valid basis for a claim of infringement, misappropriation or other violation of material Intellectual Property rights against QLT or any of the QLT Subsidiaries in respect of the conduct of their businesses as currently conducted.

  (v)
  To the knowledge of QLT, no Person is infringing, misappropriating or otherwise violating any material QLT Intellectual Property owned, used or held for use by QLT and the QLT Subsidiaries in the conduct of the business of QLT and the QLT Subsidiaries as presently conducted, and no such claims have been asserted or threatened against any Person by QLT or the QLT Subsidiaries or, to the knowledge of QLT, any other Person, in the past six years.

  (vi)
  To the knowledge of QLT, there has been no claim asserted or threatened, or Proceedings of any kind pending or in progress, challenging the scope, validity or enforceability of any material QLT Intellectual Property applications or registrations (including Patents) owned by or licensed to QLT or any of the QLT Subsidiaries.

  (t)
  Regulatory Matters.

  (i)
  Since December 31, 2011, the businesses of each of QLT and the QLT Subsidiaries have been and are being conducted in material compliance with all Laws governing the quality, identity, strength, purity, safety, efficacy, investigation, development, record keeping, reporting, testing, development, manufacturing, processing, packaging, labeling, storage, transportation, importation, exportation and distribution of pharmaceutical drugs, including, to the extent applicable (A) the Federal Food, Drug, and Cosmetic Act of 1938, 21 U.S.C. § 301 et seq. ("FDCA"); (B) the Public Health Service Act of 1944 (the "PHSA"); (C) Canada's Food and Drugs Act ("CFDA"); (D) United States federal Medicare and Medicaid statutes and related state or local statutes or regulations; (E) United States federal or state criminal or civil Laws (including the federal Anti-Kickback Statute (42 U.S.C. §1320a-7(b))), Stark Law (42 U.S.C. §1395nn), False Claims Act (31 U.S.C. §3729, et seq.), the Physician Payments Sunshine Act, the Prescription Drug Marketing Act of 1987, the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, "HIPAA"), and any comparable state, provincial or local Laws; (F) the Canadian Patent Act and Patented Medicines Regulations and the guidelines of the Patent Medicines Pricing Review Board ("PMPRB"); (G) the Orphan Drug Act of 1983, 96 Stat. 2049 (the "Orphan Act"), (H) state or provincial licensing, disclosure and reporting requirements; (I) all Laws similar to the foregoing in all other jurisdictions; and (J) all binding rules and regulations issued under such Laws.

  (ii)
  Each of QLT and the QLT Subsidiaries holds all Regulatory Authorizations necessary for the lawful operating of their businesses and the import, testing, handling, storage, or transportation, as applicable, of each of their products. All such Regulatory Authorizations are valid and in full force and effect, or in the process of being obtained in the ordinary course of business. Since December 31, 2011, there has not occurred any violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both, any Regulatory Authorization, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on QLT. QLT and each of the QLT Subsidiaries are in material compliance with the terms of all Regulatory Authorizations, and no event has occurred that, to the knowledge of QLT, would reasonably be expected to result in the suspension, revocation, cancellation, nonrenewal or adverse modification of any Regulatory Authorization.

  (iii)
  All pre-clinical and clinical investigations conducted or sponsored by QLT or any of QLT Subsidiaries have been since December 31, 2011 and are being conducted in compliance in all material respects with all applicable Laws and Regulatory Guidelines administered or issued by the applicable Regulatory Authorities, including where applicable (A) FDA standards for conducting non-clinical laboratory studies contained in Title 21 part 58 of the Code of Federal Regulations, (B) FDA standards for the design, conduct, performance, monitoring, auditing, recording, analysis and reporting of clinical trials contained in Title 21 parts 50, 54, 56, 312, 314 and 320 of the Code of Federal Regulations, (C) Division 5 of the Food and Drug Regulations regarding Drugs for Clinical Trials Involving Human Subjects (collectively, the "FDA Regulations"), and (D) federal, state and provincial Laws and Regulatory Guidelines restricting the collection, use and disclosure of individually identifiable health information and personal information. Neither QLT nor the QLT Subsidiaries have received any written notice, correspondence or other communication from any Regulatory Authority, including the FDA or Health Canada, since December 31, 2011 initiating or requiring, and are not aware of any facts which are reasonably likely to cause, the termination, suspension or materially adverse modification of any clinical trial conducted or sponsored by QLT or the QLT Subsidiaries.

    (iv)
    All material reports, documents, claims, permits, applications, accreditations and notices required to be filed, maintained or furnished to the FDA, Health Canada, PMPRB or any other Regulatory Authority by QLT and its Subsidiaries have been so filed, maintained or furnished. All such reports, documents, claims, permits, applications, and notices were complete and accurate in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing) such that no liability exists with respect to such filing. Neither QLT nor any of its Subsidiaries, nor, to the knowledge of QLT, any officer, employee, agent or distributor of QLT or any of its Subsidiaries, has made an untrue statement of a material fact or a fraudulent statement to the FDA, Health Canada, PMPRB or any other Regulatory Authority, failed to disclose a material fact required to be disclosed to the FDA, Health Canada, PMPRB or any other Regulatory Authority, or, to the knowledge of QLT, committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities", set forth in 56 Fed. Reg. 46191 (September 10, 1991) (the "Fraud Policy") or for Health Canada or any other Regulatory Authority to invoke any similar policy.

    (v)
    Neither QLT nor any of its Subsidiaries has received any written information from the FDA, Health Canada, or any other Regulatory Authority that would reasonably be expected to lead to the denial of any application for marketing approval currently pending before the FDA, Health Canada, or such other Regulatory Authority.

    (vi)
    QLT and any of QLT Subsidiaries (A) is not a party to and does not have any obligations under any settlement agreement entered into with any Regulatory Authority and (B) since December 31, 2011, has not been the subject of any Regulatory Authority or medical reimbursement investigation other than routine audits and reviews, in either case that would not be expected to have a Material Adverse Effect on QLT.

    (vii)
    Neither QLT nor any of QLT Subsidiaries, nor, to the knowledge of QLT, any officer, employee, agent or distributor of QLT or any of QLT Subsidiaries, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar Law or authorized by 21 U.S.C. § 335a(b) or any similar Law. Neither QLT nor any of its Subsidiaries, nor, to the knowledge of QLT, any officer, employee, agent or distributor of QLT or any of its Subsidiaries, has been convicted of any crime or engaged in any conduct for which such Person could be excluded from participating in the United States federal health care programs under Section 1128 of the Social Security Act of 1935, as amended (the "Social Security Act"), or any similar Law or program.

    (viii)
    Each product or product candidate currently under development or being sold by QLT and which is subject to the CFDA, FDCA, or any similar Law or Regulatory Guidelines in any foreign jurisdiction that is or has been developed, manufactured, tested, distributed and/or marketed by or on behalf of QLT or any of the QLT Subsidiaries (each a "QLT Product") is being or has been developed, imported, tested, manufactured, handled, stored, transported, sold, distributed, marketed, promoted, or exported in material compliance with all applicable requirements under the CFDA, FDCA, and applicable state, provincial and similar Laws and Regulatory Guidelines, including those relating to investigational use, special access, premarket clearance or marketing approval, good manufacturing practices, good clinical practices, good laboratory practices, labeling, advertising, record keeping, filing of reports and security except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on QLT. To QLT's knowledge, no employee of QLT or a QLT Subsidiary responsible for management of the import, testing, manufacturing, handling, storage, transportation, sale, distribution, marketing, promotion, or export of the QLT Products has been sanctioned by a Governmental Authority for non-compliance with applicable Laws or Regulatory Guidelines.

    (ix)
    (A) Neither QLT nor any of the QLT Subsidiaries nor, to QLT's knowledge to the extent it relates to any QLT Products, any subcontractors, contract manufacturers or other vendors has, since December 31, 2011, received any FDA Form 483, notice of adverse finding, notice of violation, untitled letter, warning letter, or other similar correspondence or notice from the FDA, Health Canada, state, provincial or any other Regulatory Authority, and (B) there is no action or proceeding pending or, to the knowledge of QLT, threatened, in the case of either (A) or (B): (I) contesting the premarket clearance or approval of, the uses of, the reimbursement of, or the labeling or promotion of any QLT Product (II) contesting the compliance with Law or Regulatory Guidelines of any facility where a QLT Product is developed, tested, manufactured, handled, stored, distributed or transported or (III) otherwise alleging any violation applicable to any QLT Product or manufacturing process of any Law or Regulatory Guidelines by QLT or QLT's Subsidiaries.

    (x)
    Since December 31, 2011, QLT and QLT's Subsidiaries have not either voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field notification, field correction, market withdrawal or replacement, warning, "dear doctor" letter, investigator notice, safety alert or other notice or action relating to an alleged lack of safety, lack of efficacy, adulteration, misbranding or lack of regulatory compliance of any QLT Product. QLT and QLT's Subsidiaries are not aware of any facts which are reasonably likely to cause, and neither QLT nor any of the QLT Subsidiaries has received any written notice that the FDA, Health Canada, or any other Regulatory Authority or Governmental Authority has commenced, or threatened to initiate, any action to cause (A) the seizure, recall, market withdrawal or replacement of any QLT Product, (B) a change in the marketing classification or a material change in the labeling or advertising of any QLT Product, or (C) a termination, suspension, or injunction of the manufacture, marketing, storage or distribution of any QLT Products. QLT and QLT's Subsidiaries have complied in all material respects with all recalls, market withdrawals or other corrective action and have no obligation or liability with respect to any recall, market withdrawal or corrective action.

  (u)
  Books and Records.    The corporate records and minute books of QLT and the QLT Subsidiaries have been maintained in accordance with all applicable Laws in all material respects, and such corporate records and minute books are complete and accurate in all material respects, including, but not limited to the fact that, the minute books contain the minutes of all meetings of the boards of directors, committees of the board and shareholders and all resolutions passed by the boards of directors, committees of the boards and the shareholders except that minutes of certain recent meetings of the QLT Board of Directors or committees thereof have not been finalized as of the date hereof. The financial books, records and accounts of QLT and the QLT Subsidiaries (i) have in all material respects been maintained in accordance with good business practices and in accordance with U.S. GAAP and with the accounting principles generally accepted in the country of domicile of each such entity on a basis consistent with prior years, and (ii) accurately and fairly reflect the basis for the consolidated financial statements of QLT. All such corporate records and minute books of QLT and the QLT Subsidiaries have been provided or otherwise made available to Auxilium.

  (v)
  Opinion of QLT Financial Advisor.    The QLT Board of Directors has received the opinion of QLT's financial advisor to the effect that, as of the date of this Agreement and based on and subject to the assumptions, qualifications and limitations set forth therein, the Equity Exchange Ratio is fair, from a financial point of view, to QLT. A true, correct and complete copy of such written opinion will be provided by QLT to Auxilium, solely for informational purposes, not later than two Business Days after the date hereof.

  (w)
  Board of Directors Approval.    The QLT Board of Directors has unanimously determined that the Transaction is fair, from a financial point of view, to QLT and is in the best interests of QLT, has unanimously approved the execution and delivery of this Agreement and the entering into of the Transaction, and has unanimously resolved to recommend that QLT Shareholders vote in favour of the QLT Shareholder Resolution. As of the date of this Agreement, each director and executive officer of QLT intends, to the knowledge of QLT, to vote all of the QLT Shares held by him or her in favour of the QLT Shareholder Resolution and has agreed that references to such intention may be made in the Joint Proxy Statement/Circular and other documents relating to the Transaction.

  (x)
  Full Disclosure.    No representation or warranty of QLT contained in this Agreement, no statement of QLT contained in the QLT Disclosure Letter or in any certificate furnished to Auxilium pursuant to any provision of this Agreement and no information included in the QLT Public Disclosure Record contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements herein or therein true in any material respect.

  (y)
  Environmental Matters.    Except for such matters as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) QLT and the QLT Subsidiaries are now and have been in compliance with all, and have not violated any, applicable Environmental Laws; (ii) there is no Environmental Claim pending or, to the knowledge of QLT, threatened against QLT, any of its Subsidiaries or, to the knowledge of QLT, against any Person whose liability for such Environmental Claims QLT or any of its Subsidiaries has retained or assumed either contractually or by operation of law, and to the knowledge of QLT there are no actions, activities, circumstances, facts, conditions, events or incidents that would reasonably be expected to give rise to such Environmental Claims; (iii) no property currently or formerly owned, leased or operated by QLT and the QLT Subsidiaries (including soils, groundwater, surface water, buildings or other structures), or any other location, is contaminated with any Hazardous Substance in a manner that would reasonably be expected to require remedial, investigation or cleanup activities by QLT or any of the QLT Subsidiaries or by any Person whose liability for such Environmental Claims QLT or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law; (iv) neither QLT nor any QLT Subsidiary is subject to any order, decree, injunction or agreement with any Governmental Authority, or any indemnity or other agreement with any third party, concerning liability or obligations relating to any Environmental Law or otherwise relating to any Hazardous Substance; (v) each of QLT and the QLT Subsidiaries has all of the environmental Permits necessary for the conduct and operation of its business as now being conducted, and all such environmental Permits are in good standing; and (vi) QLT has delivered or otherwise made available copies of any Phase I or II environmental site assessments (or similar reports), or material documents relating to any alleged or actual non-compliance with applicable Environmental Laws by QLT and the QLT Subsidiaries, in each case received or commissioned by QLT since December 31, 2008.

  (z)
  Insurance.    Section 3.1(z) of the QLT Disclosure Letter contains an accurate and complete list as of the date of this Agreement of all policies of fire, liability, workmen's compensation and other forms of insurance owned by QLT or any QLT Subsidiary. All current insurance policies and contracts of QLT and the QLT Subsidiaries are in full force and effect and are valid and enforceable, and all premiums due thereunder have been paid. None of QLT nor any of the QLT Subsidiaries has received notice of cancellation or termination with respect to any material insurance policies or contracts (other than in connection with normal renewals of any such insurance policies or contracts) nor, to the knowledge of QLT, have any claims been denied under any current insurance policies, and, to the knowledge of QLT, no threat has been made to cancel any insurance policy or contract of QLT or any QLT Subsidiary as of the date of this Agreement, or to deny any claim under current insurance policies or contract.

  (aa)
  No Collateral Benefits.    To the knowledge of QLT, no related party of QLT:

  (i)
  is a party to any connected transaction to the Merger or the Transaction; or

  (ii)
  is entitled to receive as a consequence of the Merger or the other transactions contemplated by this Agreement any benefit, other than a benefit described in paragraph (c) of the definition of collateral benefit where either (A) the related party, together with its associated entities beneficially owns or exercises control or direction over less than one percent or more of the outstanding QLT Shares or (B) the requirements of clause (c)(iv)(B)(I) and (II) of the definition of collateral benefit have been satisfied with respect to that benefit and QLT will provide the disclosure contemplated by clause (c)(iv)(B)(III) in the Joint Proxy Statement/Circular.

    The terms "related party", "connected transaction", "associated entity" and "collateral benefit" are used in this paragraph as defined in MI 61-101.

  (bb)
  Shareholder Approval.    The only vote of the QLT Shareholders required to approve the QLT Shareholder Resolution in accordance with applicable Law is the QLT Shareholder Approval. No other vote of the securityholders of QLT is required by Laws, the constating documents of QLT or otherwise to adopt this Agreement and approve the Transaction.

  (cc)
  Brokers and Finders.    Neither QLT nor any of its Subsidiaries has used any broker or finder in connection with the transactions contemplated hereby, and no other broker, finder or investment banker is entitled to any fee or commission from QLT or any of its Subsidiaries in connection with the transactions contemplated hereby, and no Person is or may become entitled to receive any fee or other amount from QLT or any of its Subsidiaries in connection with the transactions contemplated hereby. A true and correct copy of the engagement letter with QLT's financial advisor in connection with the transactions contemplated hereby has been provided to Auxilium and has not been subsequently amended, waived or supplemented. Set forth on Section 3.1(cc) of the QLT Disclosure Letter is a good faith estimate, as of the date of this Agreement, of all fees and expenses incurred or payable, or to be incurred or payable, by QLT or its Subsidiaries in connection with this Agreement and the consummation of the transactions contemplated hereby (including all financial, legal and accounting fees and expenses).

  (dd)
  Investment Canada Act.    QLT is a Canadian within the meaning of the Investment Canada Act.

  (ee)
  No Other Representations and Warranties.    Except for the representations and warranties made by QLT in this Section 3.1, neither QLT nor any other Person makes any express or implied representation or warranty with respect to QLT or any of its Subsidiaries or their respective businesses, assets, operations, liabilities, condition (financial or otherwise) or prospects, and QLT hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by QLT in this Section 3.1, neither QLT nor any other Person makes or has made any representation or warranty to Auxilium or any of its Representatives, with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to QLT, any of the QLT Subsidiaries or their respective businesses or operations or (ii) any oral or written information furnished or made available to Auxilium or any of its Representatives in the course of their due diligence investigation of QLT, the negotiation of this Agreement or the consummation of the Transaction, including the accuracy, completeness or currency thereof, and neither QLT nor any other Person will have any liability to Auxilium or any other Person in respect of such information, including any subsequent use of such information, except in the case of fraud. Notwithstanding anything contained in this Agreement to the contrary, QLT acknowledges and agrees that none of Auxilium or any other Person has made or is making any representations or warranties whatsoever, express or implied, beyond those expressly made by Auxilium in Section 3.2, including any implied representation or warranty as to the accuracy or completeness of any information regarding Auxilium furnished or made available to QLT, or any of its Representatives.

3.2  Representations and Warranties of Auxilium

        Except as disclosed in the applicable section or subsection of the Auxilium Disclosure Letter (it being agreed that disclosure of any item in any section or subsection of the Auxilium Disclosure Letter shall only be deemed disclosure with respect to any other section or subsection of the Auxilium Disclosure Letter only to the extent the relevance of such item is reasonably apparent on its face) or Auxilium Public Disclosure Record (other than any disclosure contained under the captions "Risk Factors" or "Forward Looking Statements" or similar captions and any other disclosure contained therein that is predictive, cautionary or forward-looking in nature), Auxilium represents and warrants to and in favour of QLT as follows and acknowledges that QLT is relying upon such representations and warranties in entering into this Agreement:

  (a)
  Organization and Qualification.    Auxilium has been duly incorporated, validly exists and is in good standing under the Laws of its jurisdiction of incorporation and has the requisite corporate and legal power and capacity to own its assets as now owned and to carry on its business as it is now being carried on. Each of the Auxilium Material Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, organization or formation and has the requisite corporate, legal or other power and authority to own its assets as now owned and to carry on its business as it is now being carried on. Auxilium and each of the Auxilium Material Subsidiaries is duly qualified to carry on business in each jurisdiction in which the nature or character of the respective properties and assets, owned, leased or operated by it, or the nature of its business or activities, makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to be material to Auxilium and the Auxilium Material Subsidiaries, taken as a whole. Auxilium has provided to QLT true, complete and correct copies of the constating documents of each of Auxilium and Auxilium's Material Subsidiaries, in each case as amended.

  (b)
  Authority Relative to this Agreement.    Auxilium has the requisite corporate power, authority and capacity to enter into this Agreement and (subject to obtaining the Auxilium Stockholder Approval and the Required Regulatory Approvals, all as contemplated in this Agreement) to perform its obligations hereunder and to complete the Transaction. The execution and delivery of this Agreement and the completion by Auxilium of the Transaction have been duly authorized by the Auxilium Board of Directors and no other corporate proceedings on the part of Auxilium are necessary to authorize the execution and delivery by it of this Agreement or, subject to obtaining the Auxilium Stockholder Approval as contemplated in this Agreement, the completion by Auxilium of the Transaction. This Agreement has been duly executed and delivered by Auxilium and constitutes a legal, valid and binding obligation of Auxilium enforceable against Auxilium in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other Laws relating to limitations of actions or affecting the availability of equitable remedies and the enforcement of creditors' rights generally and general principles of equity.

  (c)
  Required Approvals.    No authorization, licence, Permit, certificate, registration, consent or approval of, or filing with, or notification to, any Governmental Authority is necessary for the execution and delivery by Auxilium of this Agreement, the performance by Auxilium of its obligations hereunder and the completion by Auxilium of the Transaction, other than:

  (i)
  such filings and other actions required under applicable U.S. Securities Laws and the rules and policies of NASDAQ, in each case, as are contemplated by this Agreement;

  (ii)
  the Required Regulatory Approvals; and

  (iii)
  any other authorizations, licences, Permits, certificates, registrations, consents, approvals and filings and notifications with respect to which the failure to obtain or make same would not reasonably be expected to have a Material Adverse Effect on Auxilium, or could not reasonably be expected to prevent or significantly impede or materially delay the completion of the Merger.

  (d)
  No Violation.    Subject to obtaining the authorizations, consents and approvals and making the filings referred to in Section 3.2(c) and complying with applicable Laws and Orders, the execution and delivery by Auxilium of this Agreement, the performance by Auxilium of its obligations hereunder and the completion of the Merger do not and will not (nor will they with the giving of notice or the lapse of time or both):

  (i)
  result in a contravention, breach, violation or default under any Law or Order applicable to Auxilium or any of the Auxilium Material Subsidiaries or any of its or their respective properties or assets;

  (ii)
  result in a contravention, conflict, violation, breach or default under the constating documents of Auxilium or any of the Auxilium Material Subsidiaries;

  (iii)
  result in a contravention, breach or default under or termination of, or acceleration or permit the acceleration of the performance required by, or loss of any benefit under, any Auxilium Material Contract or material Permit to which it or any of the Auxilium Material Subsidiaries is a party or by which it or any of the Auxilium Material Subsidiaries is bound or to which any of its or any of the Auxilium Material Subsidiaries' properties or assets is subject or give to any Person any interest, benefit or right, including any right of purchase or sale, termination, payment, modification, reimbursement, penalty, cancellation or acceleration, under any such Material Contract or material Permit; or

    (iv)
    result in the suspension or alteration in the terms of any material Permit held by Auxilium or any of the Auxilium Material Subsidiaries or in the creation of any Lien upon any of their properties or assets;

    except, in the case of each of clauses (i), (iii) and (iv) above, as would not reasonably be expected to have a Material Adverse Effect on Auxilium.

  (e)
  Capitalization of Auxilium.    As of the date of this Agreement, the authorized capital of Auxilium consists of 150,000,000 shares of common stock, of which 50,272,009 shares are issued and outstanding, all of which have been duly authorized and validly issued and are fully paid and non-assessable. As of the date of this Agreement, 61,745,728 shares were reserved for issuance pursuant to the (i) Auxilium Share Plans and (ii) (x) Auxilium Convertible Notes and (y) Auxilium Warrants. As of the date of this Agreement, 148,153 shares were reserved for issuance pursuant to the ESPP. Except for ESPP, Auxilium Share Plans, Auxilium Convertible Notes and Auxilium Warrants, as of the date of this Agreement, there are no outstanding agreements, subscriptions, warrants, options, rights or commitments (nor has Auxilium granted any other right or privilege capable of becoming an agreement, subscription, warrant, option, right or commitment) obligating Auxilium to issue or sell any shares of common stock or other securities of Auxilium, including any security or obligation of any kind convertible into or exchangeable or exercisable for any shares of common stock or other security of Auxilium.

  (f)
  Auxilium Material Subsidiaries.    Section 3.2(f) of the Auxilium Disclosure Letter sets forth a true, complete and correct list of each of Auxilium Subsidiaries, its jurisdiction and form of organization. Auxilium or an Auxilium Material Subsidiary is the sole registered and beneficial owner of all of the outstanding shares in the capital of or outstanding shares of capital stock or other ownership, equity or voting interests of Auxilium Subsidiaries free and clear of any Liens (other than Permitted Liens), and no other Person has any option, right, entitlement, understanding or commitment (contingent or otherwise) regarding the right to acquire any such share or interest in any of the Auxilium Subsidiaries and no outstanding option, warrant, conversion or exchange privilege or other right, agreement, arrangement or commitment obligating any such entity to issue or sell any share or ownership, equity or voting interest of such entity or security or obligation of any kind convertible into or exchangeable or exercisable for any shares or ownership, equity or voting interests of any such entity. Neither Auxilium nor any of the Auxilium Material Subsidiaries own any interest or investment (whether equity or debt) in any other Person, other than an Auxilium Material Subsidiary, which interest or investment is material to Auxilium and its Subsidiaries, taken as a whole.

  (g)
  Securities Laws Matters.

  (i)
  Auxilium's Shares are registered pursuant to Section 12(b) of the 1934 Exchange Act and with NASDAQ. Neither the SEC nor any state regulatory authority has issued any order preventing or suspending trading of any securities of Auxilium, and Auxilium is in compliance in all material respects with applicable U.S. Securities Laws.

  (ii)
  Auxilium is in compliance in all material respects with the requirements of NASDAQ for continued listing of its shares of common stock thereon. Auxilium has not taken any action designed to terminate, or likely to have the effect of terminating, the registration of its shares of common stock under the 1934 Exchange Act or the listing of such shares on NASDAQ.

  (iii)
  Trading in Auxilium's Shares on NASDAQ is not currently halted or suspended. No delisting, suspension of trading or cease trading order with respect to any securities of Auxilium is pending or, to the knowledge of Auxilium, threatened. To the knowledge of

      Auxilium, as of the date of this Agreement, no inquiry, review or investigation (formal or informal) of Auxilium by the SEC or similar regulatory authority and NASDAQ is in effect or ongoing or expected to be implemented or undertaken.

    (iv)
    Except as set forth above in this Section 3.2(g), neither Auxilium nor any of its Subsidiaries is subject to continuous disclosure or other public reporting requirements under any securities Laws.

    (v)
    Since December 31, 2011, Auxilium has timely filed all forms, reports, statements and documents, including financial statements and management's discussion and analysis required to be filed by Auxilium under applicable U.S. Securities Laws and the rules and policies of NASDAQ. The documents in Auxilium Public Disclosure Record, as at the respective dates filed, were in compliance in all material respects with applicable U.S. Securities Laws and, where applicable, the rules and policies of NASDAQ.

    (vi)
    None of the documents in the Auxilium Public Disclosure Record, as of their respective dates (and, if amended or superseded by a filing prior to the date hereof, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

  (h)
  Financial Statements.

  (i)
  The Auxilium Financial Statements have been prepared in accordance with U.S. GAAP applied on a basis consistent with those of previous periods and in accordance with applicable Laws except as otherwise stated in the notes to such statements or in the auditor's report thereon and subject, in the case of the Auxilium Interim Financial Statements, to year-end audit adjustments, which are not material individually or in the aggregate, and may omit notes which are not material and are not required by applicable Laws or U.S. GAAP. The Auxilium Annual Financial Statements present fairly, in all material respects, the consolidated balance sheets and consolidated statements of operations, consolidated statements of shareholders' equity and consolidated statements of cash flows of Auxilium and the Auxilium Subsidiaries as of the respective dates thereof and for the respective periods set forth therein. There are no outstanding loans made by Auxilium or any of the Auxilium Material Subsidiaries to any director or officer of Auxilium. All of such documents in the Auxilium Public Disclosure Record (including any financial statements included or incorporated by reference therein), as of their respective dates (and as of the date of any amendment to the respective document in the Auxilium Public Disclosure Record), complied as to form in all material respects with the applicable requirements of the 1933 Securities Act and the 1934 Exchange Act.

  (ii)
  Auxilium has designed such disclosure controls and procedures, or caused them to be designed under the supervision of its Chief Executive Officer and Chief Financial Officer, to provide reasonable assurance that material information relating to Auxilium is made known to the Chief Executive Officer and Chief Financial Officer by others within Auxilium and the Auxilium Material Subsidiaries.

  (iii)
  Auxilium has designed such internal controls over financial reporting, or caused them to be designed under the supervision of the Chief Executive Officer and Chief Financial Officer of Auxilium, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. To the knowledge of Auxilium, since December 31, 2012: (i) except as set forth on Section 3.2(h)(iii) of the Auxilium Disclosure Letter, there have been no significant deficiencies in the design or operation of, or material weaknesses in, the internal controls over financial reporting of Auxilium that are reasonably likely to adversely affect Auxilium's ability to record, process, summarize and report financial information, and (ii) there is and has been no fraud, whether or not material, involving management or any other employees who have a significant role in the internal control over financial reporting of Auxilium. To the knowledge of Auxilium, since December 31, 2011, Auxilium has received no (x) complaints from any source regarding accounting, internal accounting controls or auditing matters or (y) written reports from employees of Auxilium regarding questionable accounting or auditing matters.

  (i)
  No Undisclosed Liabilities.    Auxilium and the Auxilium Subsidiaries have no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be disclosed on a balance sheet (or the footnotes thereto) prepared in accordance with U.S. GAAP, other than (i) liabilities and obligations disclosed in the Auxilium Public Disclosure Record, (ii) liabilities and obligations incurred in the ordinary course of business since the date of the Auxilium Annual Financial Statements that have not had and would not reasonably be expected to have, individually or in aggregate with all other liabilities and obligations of Auxilium and the Auxilium Subsidiaries (other than those disclosed in the Auxilium Public Disclosure Record), a Material Adverse Effect on Auxilium, and (iii) liabilities and obligations incurred in connection with this Agreement and the Transaction. Without limiting anything set forth herein, the Auxilium Financial Statements reflected and continued to reflect, in each case as of the date filed, appropriate reserves under U.S. GAAP for contingent liabilities relating to pending or anticipated litigation and other contingent obligations of Auxilium and the Auxilium Subsidiaries.

  (j)
  Absence of Certain Changes.    From the most recent date of Auxilium Annual Financial Statements to the date of this Agreement: (i) no result, fact, change, effect, event, circumstance, occurrence or development has occurred or arisen which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Auxilium, and (ii) Auxilium and each of the Auxilium Material Subsidiaries has conducted its business in all material respects in the ordinary course of business consistent with past practice.

  (k)
  Compliance with Laws.    Since December 31, 2011, the business of Auxilium and of each of the Auxilium Material Subsidiaries and to the knowledge of Auxilium, each other Auxilium Subsidiary, has been and is currently being conducted in material compliance with all applicable Laws, Orders and Regulatory Guidelines and neither Auxilium nor any Auxilium Material Subsidiary nor, to the knowledge of Auxilium, any other Auxilium Subsidiary, has received any written notice of any alleged material non-compliance or violation of any such Laws, Orders or Regulatory Guidelines. Neither Auxilium nor any of the Auxilium Material Subsidiaries nor, to the knowledge of Auxilium, any other Auxilium Subsidiary, has taken or committed to take any action which would cause Auxilium or any of the Auxilium Material Subsidiaries or, to the knowledge of Auxilium, any other Auxilium Subsidiary, to be in violation of the United States Foreign Corrupt Practices Act, the Corruption of Foreign Public Officials Act (Canada) or any applicable Laws of similar effect, and, to the knowledge of Auxilium, no such action has been taken by any Person acting on behalf of Auxilium or any of the Auxilium Subsidiaries.

  (l)
  Litigation.    There is no Proceeding against or involving Auxilium or any of the Auxilium Material Subsidiaries (whether in progress, pending or, to the knowledge of Auxilium, threatened) that, if adversely determined would have a Material Adverse Effect on Auxilium or would prevent or significantly impede or materially delay the completion of the Merger and, to the knowledge of Auxilium, no event or circumstance has occurred which would reasonably be expected to give rise to any such Proceeding. Neither Auxilium nor any of the

    Auxilium Material Subsidiaries nor any of their respective properties or assets is subject to any outstanding Order that that would reasonably be expected to (i) prevent or significantly impede or materially delay the completion of the Merger or (ii) have a Material Adverse Effect on Auxilium.

  (m)
  Real Property.    Section 3.2(m) of the Auxilium Disclosure Letter contains a list of all leases pursuant to which Auxilium or any Auxilium Subsidiary currently leases real property as tenant. Neither Auxilium nor any of the Auxilium Subsidiaries owns any real property.

  (n)
  Assets.    Auxilium or its Subsidiaries own or otherwise hold good and valid legal title to, and, where their interests are registrable, are the sole record owners, or hold a valid leasehold interest or license in, all material tangible assets and tangible properties that are required to conduct the business and operations of Auxilium and the Auxilium Material Subsidiaries as presently conducted and there are no Liens (other than Permitted Liens) on any such assets or properties.

  (o)
  Contracts.

  (i)
  Except as set forth in Section 3.2(o)(i) of the Auxilium Disclosure Letter, as of the date of this Agreement, none of Auxilium or any of the Auxilium Subsidiaries is a party to or bound by any "material contract", as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC.

  (ii)
  Except as set forth in Section 3.2(o)(ii) of the Auxilium Disclosure Letter, as of the date of this Agreement, none of Auxilium or any of the Auxilium Subsidiaries is a party to or bound by any of the following types of Contracts:

  (A)
  any Contact entered into outside of the ordinary course of business pursuant to which Auxilium or any Auxilium Material Subsidiary (i) is granted or obtains or agrees to obtain any right to use any material Intellectual Property (excluding commercially available software), (ii) is restricted in its right to use or register any material Intellectual Property owned by Auxilium or any of the Auxilium Material Subsidiaries, or (iii) permits or agrees to permit any other Person, to use, obtain, enforce or register any material Intellectual Property owned by Auxilium or any of the Auxilium Material Subsidiaries, including any license agreements, option agreements, and covenants not to sue;

  (B)
  except for any non-solicit obligations, any material Contract that obligates Auxilium or any Auxilium Material Subsidiary or its Affiliates not to compete with another Person or otherwise contractually restricts Auxilium or any Auxilium Material Subsidiary from acquiring any material products, assets or services to any other Person, or developing or distributing any material product to any Person or in any geographic location;

  (C)
  any Contract entered into since December 31, 2011: (i) relating to the merger, consolidation, reorganization, liquidation, dissolution or any similar extraordinary transaction with respect to Auxilium or any Auxilium Material Subsidiary, (ii) relating to a material acquisition or disposition by Auxilium or any Auxilium Material Subsidiary, (iii) relating to the acquisition, issuance or transfer of any securities of Auxilium or any Auxilium Material Subsidiary or (iv) relating to any partnership, strategic alliance or joint venture agreement;

  (D)
  except for Contracts entered into in the ordinary course of business with any employee, director or officer of Auxilium or any Auxilium Subsidiary, any Contract with any shareholder of Auxilium or any Auxilium Material Subsidiary entered into since December 31, 2011; and

      (E)
      any credit agreement, loan agreement, indenture, note, mortgage, security agreement, loan commitment or other Contract relating to the indebtedness of Auxilium or any Auxilium Material Subsidiary in an amount in excess of $250,000.

    (iii)
    True, correct and complete copies of each Auxilium Material Contract in effect on the date hereof that has not been part of the Auxilium Public Disclosure Record has been provided or otherwise made available to QLT.

    (iv)
    Except as would not reasonably be expected to have a Material Adverse Effect on Auxilium, none of Auxilium, the Auxilium Material Subsidiaries or, to the knowledge of Auxilium, any of the other parties thereto, is in breach or violation of or in default under, or committed or failed to perform any act which would result in a default under, (in each case, with or without notice or lapse of time or both) any Auxilium Material Contract in any material respect, and none of Auxilium or any of the Auxilium Material Subsidiaries has received or given any notice of default under any Auxilium Material Contract which remains uncured. To the knowledge of Auxilium, there exists no state of facts which after notice or lapse of time or both would constitute a default under or breach or violation of any Auxilium Material Contract or the inability of a party to any Auxilium Material Contract to perform its obligations thereunder where, in any such case, such default, breach, violation or non-performance has had or would reasonably be expected to have a Material Adverse Effect on Auxilium. To the knowledge of Auxilium, no Person has challenged in writing the validity or enforceability of any Auxilium Material Contract.

    (v)
    As of the date of this Agreement, neither Auxilium nor any of the Auxilium Material Subsidiaries has received written notice of the termination of, or intent to terminate or otherwise fail to materially perform any Auxilium Material Contract.

  (p)
  Taxes.

  (i)
  Auxilium and each of its Subsidiaries has duly and timely made or prepared all material Returns required to be made or prepared by it, has duly and timely filed all material Returns required to be filed by it with the appropriate Governmental Authority and has completely and correctly reported all material income and all other amounts or information required to be reported thereon.

  (ii)
  Auxilium and each of its Subsidiaries has (A) duly and timely paid all material Taxes due and payable by it other than those that are being contested in good faith pursuant to applicable Laws and in respect of which adequate reserves have been established in accordance with U.S. GAAP; and (B) duly and timely withheld all material Taxes and other material amounts required by applicable Laws to be withheld by it and has duly and timely remitted to the appropriate Governmental Authority such material Taxes and other material amounts required by applicable Laws to be remitted by it.

  (iii)
  No audit, action, investigation, deficiency, litigation, proposed adjustment or other Proceeding exists or has been asserted or, to the knowledge of Auxilium, threatened with respect to material Taxes or material Returns of Auxilium or any of its Subsidiaries, and neither Auxilium nor any of its Subsidiaries is a party to any Proceeding for assessment, reassessment, or collection of material Taxes and no such Proceeding has been asserted or, to the knowledge of Auxilium, threatened against Auxilium or any of its Subsidiaries or any of their respective assets, and there are no matters of dispute or matters under discussion with any Governmental Authority relating to material Taxes assessed by any

      Governmental Authority against Auxilium or any of its Subsidiaries or relating to material Returns or any other matters which could result in claims for material Taxes.

    (iv)
    Neither Auxilium nor any of its Subsidiaries has constituted a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (or any similar provision of state, local, or non-US. law) in the two years prior to the date of this Agreement.

    (v)
    None of Auxilium or any of its Subsidiaries has any liability for material Taxes of any Person (other than Auxilium or any of its Subsidiaries) under U.S. Treasury Regulation § 1.1502-6 (or any similar provision of state, local, or non-US. law), as transferee or successor, by contract or otherwise.

    (vi)
    There are no Liens for material Taxes on the property or assets of Auxilium or any of its Subsidiaries other than Permitted Liens.

  (q)
  Intellectual Property.

  (i)
  Section 3.2(q)(i) of the Auxilium Disclosure Letter sets forth a correct and complete list of all (A) issued Patents and Patent applications, (B) Trademark registrations and applications and material unregistered Trademarks, (C) Copyright registrations and applications, and (D) material Software, in each case which is owned or exclusively licensed by Auxilium and the Auxilium Material Subsidiaries in any jurisdiction in the world. Auxilium or one of the Auxilium Material Subsidiaries is the sole and exclusive beneficial and, with respect to applications and registrations (including Patents), record owner or exclusive licensee of the Intellectual Property set forth in Section 3.2(q)(i) of the Auxilium Disclosure Letter, and, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Auxilium, to the knowledge of Auxilium and the Auxilium Material Subsidiaries, all such Intellectual Property is subsisting, valid, and enforceable.

  (ii)
  Auxilium or one of the Auxilium Material Subsidiaries owns, or has a valid right to use, free and clear of all Liens (other than Permitted Liens), all Intellectual Property (A) related to the products or product candidates presently used in the conduct of the business of Auxilium or one of the Auxilium Material Subsidiaries and (B) used or held for use in, or necessary to conduct, the business and operations of Auxilium and the Auxilium Material Subsidiaries as presently conducted.

  (iii)
  There are no Orders, writs, injunctions or decrees to which Auxilium or any of the Auxilium Material Subsidiaries is subject with respect to any material Intellectual Property.

  (iv)
  To the knowledge of Auxilium and the Auxilium Material Subsidiaries, there is no valid basis for a claim of infringement, misappropriation or other violation of material Intellectual Property rights against Auxilium or any of the Auxilium Material Subsidiaries in respect of the conduct of their businesses as currently conducted.

  (v)
  To the knowledge of Auxilium and the Auxilium Material Subsidiaries, no Person is infringing, misappropriating or otherwise violating any material Intellectual Property owned, used or held for use by Auxilium and any of the Auxilium Material Subsidiaries in the conduct of the business of Auxilium and any of the Auxilium Material Subsidiaries as presently conducted, and no such claims have been asserted or, to the knowledge of Auxilium and the Auxilium Material Subsidiaries, threatened against any Person by Auxilium or any of the Auxilium Material Subsidiaries or, to the knowledge of Auxilium and the Auxilium Material Subsidiaries, any other Person, in the past six years.

    (vi)
    To the knowledge of Auxilium, there has been no claim asserted or threatened, or Proceedings of any kind pending or in progress, challenging the scope, validity or enforceability of any material Intellectual Property applications or registrations (including Patents) owned by or licensed to Auxilium or any of the Auxilium Material Subsidiaries.

  (r)
  Regulatory Matters.

  (i)
  Since December 31, 2011, the businesses of each of Auxilium and the Auxilium Material Subsidiaries have been and are being conducted in material compliance with all Laws governing the quality, identity, strength, purity, safety, efficacy, investigation, development, record keeping, reporting, testing, development, manufacturing, processing, packaging, labeling, storage, transportation, importation, exportation and distribution of pharmaceutical drugs, including, to the extent applicable (A) FDCA; (B) the PHSA; (C) the CFDA; (D) United States federal Medicare and Medicaid statutes and related state or local statutes or regulations; (E) United States federal or state criminal or civil Laws (including the federal Anti-Kickback Statute (42 U.S.C. §1320a-7(b))), Stark Law (42 U.S.C. §1395nn), False Claims Act (31 U.S.C. §3729, et seq.), the Physician Payments Sunshine Act, the Prescription Drug Marketing Act of 1987, HIPAA, and any comparable state, provincial or local Laws; (F) the PMPRB; (G) the Orphan Act; (H) state or provincial licensing, disclosure and reporting requirements; (I) all Laws similar to the foregoing in all other jurisdictions; and (J) all binding rules and regulations issued under such Laws.

  (ii)
  Each of Auxilium and the Auxilium Material Subsidiaries holds all material Regulatory Authorizations necessary for the lawful operating of their businesses and the import, testing, manufacturing, handling, storage, transportation, sale, distribution, marketing, promotion, or export, as applicable, of each of their products. All such material Regulatory Authorizations are valid and in full force and effect or in the process of being obtained in the ordinary course of business. Since December 31, 2011, there has not occurred any violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both, any Regulatory Authorization, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Auxilium. Auxilium and each of the Auxilium Material Subsidiaries are in material compliance with the terms of all Regulatory Authorizations, and no event has occurred that, to the knowledge of Auxilium, would reasonably be expected to result in the suspension, revocation, cancellation, non-renewal or adverse modification of any Regulatory Authorization.

  (iii)
  All pre-clinical and clinical investigations conducted or sponsored by Auxilium or any of its Subsidiaries have been since December 31, 2011, and are being conducted in compliance in all material respects with all applicable Laws and Regulatory Guidelines administered or issued by the applicable Regulatory Authorities, including where applicable the FDA Regulations and the federal, state and provincial Laws and Regulatory Guidelines restricting the collection, use and disclosure of individually identifiable health information and personal information, except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Auxilium. Neither Auxilium nor any Auxilium Material Subsidiary has received any written notice, correspondence or other communication from the FDA, Health Canada, or any other Regulatory Authority since December 31, 2011 initiating or requiring, and are not aware of any facts which are reasonably likely to cause, the termination, suspension or materially adverse modification of any clinical trial conducted or sponsored by Auxilium or Auxilium Material Subsidiaries.

    (iv)
    All material reports, documents, claims, permits, applications, accreditations and notices required to be filed, maintained or furnished to the FDA, Health Canada, PMPRB or any other Regulatory Authority by Auxilium and any Auxilium Material Subsidiary have been so filed, maintained or furnished. To the knowledge of Auxilium, all such reports, documents, claims, permits, applications, and notices were complete and accurate in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing) such that no liability exists with respect to such filing. Neither Auxilium nor any Auxilium Material Subsidiaries, nor, to the knowledge of Auxilium, any officer, employee, agent or distributor of Auxilium or any of its Subsidiaries, has made an untrue statement of a material fact or a fraudulent statement to the FDA, Health Canada, PMPRB or any other Regulatory Authority, failed to disclose a material fact required to be disclosed to the FDA, Health Canada, PMPRB or any other Regulatory Authority, or, to the knowledge of Auxilium, committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA to invoke the Fraud Policy or for Health Canada or any other Regulatory Authority to invoke any similar policy.

    (v)
    Neither Auxilium nor any of the Auxilium Material Subsidiaries has received any written information from the FDA, Health Canada, or any other Regulatory Authority that would reasonably be expected to lead to the denial of any application for marketing approval currently pending before the FDA, Health Canada, or such other Regulatory Authority.

    (vi)
    Neither Auxilium nor any of the Auxilium Material Subsidiaries (A) is party to or has any obligations under any settlement agreement entered into with any Regulatory Authority or (B) since December 31, 2011, has been the subject of any Regulatory Authority or medical reimbursement investigation other than routine audits and reviews, in each case that would be expected to have a Material Adverse Effect on Auxilium.

    (vii)
    Neither Auxilium nor any of the Auxilium Material Subsidiaries, nor, to the knowledge of Auxilium, any officer, employee, agent or distributor of Auxilium or any of its Subsidiaries, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar Law or authorized by 21 U.S.C. § 335a(b) or any similar Law. Neither Auxilium nor any of its Subsidiaries, nor, to the knowledge of Auxilium, any officer, employee, agent or distributor of Auxilium or any of its Subsidiaries, has been convicted of any crime or engaged in any conduct for which such Person could be excluded from participating in the United States federal health care programs under Section 1128 of the Social Security Act or any similar Law or program.

    (viii)
    To the knowledge of Auxilium, each product or product candidate currently under development or being sold by Auxilium and which is subject to the CFDA, FDCA, or any similar Law or Regulatory Guidelines in any foreign jurisdiction that is or has been developed, manufactured, tested, distributed and/or marketed by or on behalf of Auxilium or any of the Auxilium Material Subsidiaries (each a "Auxilium Product") is being or has been developed, imported, tested, manufactured, handled, stored, transported, sold, distributed, marketed, promoted, or exported in material compliance with all applicable requirements under the CFDA, FDCA, and applicable state, provincial and similar Laws and Regulatory Guidelines, including those relating to investigational use, special access, premarket clearance or marketing approval, good manufacturing practices, good clinical practices, good laboratory practices, labeling, advertising, record keeping, filing of reports and security except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Auxilium. To Auxilium's knowledge, since December 31, 2011 no employee of Auxilium or an Auxilium Material Subsidiary responsible for management of the import, testing, manufacturing, handling, storage, transportation, sale, distribution, marketing, promotion, or export of Auxilium Products has been sanctioned by a Governmental Authority for non-compliance with applicable Laws or Regulatory Guidelines.

    (ix)
    Neither Auxilium nor any Auxilium Material Subsidiary has, since December 31, 2011 received any FDA Form 483, notice of adverse finding, notice of violation, untitled letter, warning letter, or other similar correspondence or notice from the FDA, Health Canada, state, provincial or any other Regulatory Authority and there is no action or proceeding pending or, to the knowledge of Auxilium, threatened (A) contesting the premarket clearance or approval of, the uses of, the reimbursement of, or the labeling or promotion of any Auxilium Product (B) contesting the compliance with Law or Regulatory Guidelines of any facility where a Auxilium Product is developed, tested, manufactured, handled, stored, distributed or transported or (C) otherwise alleging any violation applicable to any Auxilium Product or manufacturing process of any Law or Regulatory Guidelines by Auxilium or Auxilium's Subsidiaries.

    (x)
    Since December 31, 2011, Auxilium and Auxilium's Subsidiaries have not either voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field notification, field correction, market withdrawal or replacement, warning, "dear doctor" letter, investigator notice, safety alert or other notice or action relating to an alleged lack of safety, lack of efficacy, adulteration, misbranding or lack of regulatory compliance of any Auxilium Product. Auxilium and Auxilium Subsidiaries are not aware of any facts which are reasonably likely to cause, and neither Auxilium nor any of the Auxilium Material Subsidiaries has received any written notice that the FDA, Health Canada, or any other Regulatory Authority or Governmental Authority has commenced, or threatened to initiate, any action to cause (A) the seizure, recall, market withdrawal or replacement of any Auxilium Product, (B) a change in the marketing classification or a material change in the labeling or advertising of any Auxilium Products, or (C) a termination, suspension, or injunction of the manufacture, marketing, storage or distribution of any Auxilium Products. Auxilium and the Auxilium Material Subsidiaries have complied in all material respects with all recalls, market withdrawals or other corrective action and have no obligation or liability with respect to any recall, market withdrawal or corrective action.

  (s)
  Insurance.    Section 3.2(s) of the Auxilium Disclosure Letter contains an accurate and complete list as of the date of this Agreement of all insurance policies owned by Auxilium or any Auxilium Material Subsidiary. All current insurance policies and contracts of Auxilium and the Auxilium Material Subsidiaries are in full force and effect and are valid and enforceable, and all premiums due thereunder have been paid. None of Auxilium nor any of the Auxilium Material Subsidiaries has received notice of cancellation or termination with respect to any material insurance policies or contracts (other than in connection with normal renewals of any such insurance policies or contracts) nor, to the knowledge of Auxilium, have any claims been denied under any current insurance policies, and, to the knowledge of Auxilium, no threat has been made to cancel any insurance policy or contract of Auxilium or any Auxilium Material Subsidiary as of the date of this Agreement, or to deny any claim under current insurance policies or contract.

  (t)
  Stockholder Approval.    The only vote of the stockholders of Auxilium required to adopt this Agreement and approve the Merger is Auxilium Stockholder Approval. No other vote of the stockholders of Auxilium is required by Law, the constating documents of Auxilium or otherwise to adopt this Agreement and approve the Merger.

  (u)
  Investment Canada.    Auxilium is not a Canadian within the meaning of the Investment Canada Act.

  (v)
  Fairness Opinion.    The Auxilium Board of Directors has received the Auxilium Fairness Opinion to the effect that, subject to the assumptions, limitations and qualifications set forth therein, as of the date of such opinion, the Equity Exchange Ratio was fair, from a financial point of view, to the Auxilium Shareholders. A true, correct and complete copy of the Auxilium Fairness Opinion will be provided by Auxilium to QLT solely for informational purposes not later than two Business Days after the date hereof.

  (w)
  Board of Directors Approval.    The Auxilium Board of Directors has unanimously determined that this Agreement, and the Merger are fair to Auxilium Stockholders and are in the best interests of Auxilium, has unanimously approved the execution and delivery of this Agreement and the transactions contemplated by this Agreement and, subject to Section 6.4, has unanimously resolved to recommend that Auxilium Stockholders vote in favour of the adoption of this Agreement. As of the date of this Agreement, each director and executive officer of Auxilium intends, to the knowledge of Auxilium, to vote all of Auxilium Shares held by him or her in favour of the adoption of the Auxilium Shareholder Resolution and has agreed that, unless there has been an Auxilium Change of Recommendation, references to such intention may be made in the Joint Proxy Statement/Circular and other documents relating to the Transaction.

  (x)
  Full Disclosure.    No representation or warranty of Auxilium contained in this Agreement, no statement of Auxilium contained in the Auxilium Disclosure Letter or in any certificate furnished to QLT pursuant to any provision of this Agreement and no information included in Auxilium Public Disclosure Record, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements herein or therein true in any material respect.

  (y)
  Brokers and Finders.    Neither Auxilium nor any of its Subsidiaries has used any broker or finder in connection with the transactions contemplated hereby, and no other broker, finder or investment banker is entitled to any fee or commission from Auxilium or any of its Subsidiaries in connection with the transactions contemplated hereby, and no Person is or may become entitled to receive any fee or other amount from Auxilium or any of its Subsidiaries in connection with the transactions contemplated hereby. A true and correct copy of the engagement letter with Auxilium's financial advisor in connection with the transactions contemplated hereby has been provided to QLT and has not been subsequently amended, waived or supplemented.

  (z)
  No Other Representations and Warranties.    Except for the representations and warranties made by Auxilium in this Section 3.2, neither Auxilium or any other Person makes any express or implied representation or warranty with respect to Auxilium or any Auxilium Material Subsidiary or their respective businesses, assets, operations, liabilities, condition (financial or otherwise) or prospects, and Auxilium hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by Auxilium in this Section 3.2, neither Auxilium nor any other Person makes or has made any representation or warranty to QLT or any of its Representatives, with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to Auxilium, any Auxilium Material Subsidiary or their respective businesses or operations or (ii) any oral or written information furnished or made available to QLT or any of its Representatives in the course of its due diligence investigation of Auxilium, the negotiation of this Agreement or the consummation of the Transaction, including the accuracy, completeness or currency thereof, and neither Auxilium nor any other

    Person will have any liability to QLT or any other Person in respect of such information, including any subsequent use of such information, except in the case of fraud. Notwithstanding anything contained in this Agreement to the contrary, Auxilium acknowledges and agrees that none of QLT or any other Person has made or is making any representations or warranties whatsoever, express or implied, beyond those expressly made by QLT in Section 3.1, including any implied representation or warranty as to the accuracy or completeness of any information regarding QLT furnished or made available to Auxilium, or any of its Representatives.

3.3  Survival of Representations and Warranties

        The representations and warranties of the Parties contained in this Agreement will not survive the completion of the Merger and will expire and be terminated on the earlier of the Merger Effective Time and, subject to the obligation to make any payment hereunder pursuant to Section 7.2, the date on which this Agreement is terminated in accordance with its terms. This Section 3.3 will not limit any covenant or agreement of any of the Parties, which, by its terms, contemplates performance after the Closing or the date on which this Agreement is terminated, as the case may be.

ARTICLE IV

COVENANTS REGARDING THE CONDUCT OF BUSINESS

4.1  Covenants of QLT

        Except as disclosed in Section 4.1 of the QLT Disclosure Letter, QLT covenants and agrees that, until the earlier of the Closing and the time that this Agreement is terminated in accordance with its terms, unless Auxilium otherwise consents in writing (to the extent that such consent is permitted by applicable Law), which consent shall not be unreasonably withheld, conditioned or delayed (except in the case of clauses (c)(i) and (xxiii) below, for which Auxilium's consent may be withheld, conditioned or delayed in its sole discretion), or expressly permitted or specifically contemplated by this Agreement or as is required by applicable Law or Order:

  (a)
  the respective businesses of QLT and its Subsidiaries will be conducted, their respective facilities will be maintained, and QLT and its Subsidiaries will continue to operate their respective businesses only in the ordinary course of business;

  (b)
  QLT and its Subsidiaries will comply in all material respects with the terms of all QLT Material Contracts and QLT will use its commercially reasonable efforts to maintain and preserve intact its and its Subsidiaries' respective business organizations, assets, Permits, properties, rights, goodwill and business relationships and keep available the services of its and its Subsidiaries' respective officers and employees as a group;

  (c)
  QLT will not, and will cause its Subsidiaries not to, directly or indirectly:

  (i)
  alter or amend its notice of articles, articles, charter, by-laws or other constating documents except to alter or amend by-laws or other constating documents of HoldCo or AcquireCo as may be required to effect the Transaction;

  (ii)
  declare, set aside or pay any dividend on or make any distribution or payment or return of capital in respect of the QLT Shares (whether in cash or property);

  (iii)
  split, divide, consolidate, combine or reclassify the QLT Shares or any other securities of QLT;

  (iv)
  issue, grant, sell or pledge or authorize or agree to issue, grant, sell or pledge any QLT Shares or other securities of QLT or its Subsidiaries (including options or any equity-based or equity-linked awards such as restricted or deferred share units or phantom share plans), which are convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, the QLT Shares, other than the issuance of the QLT Shares issuable pursuant to (A) the Merger; (B) the issuance of Replacement Auxilium Options, Replacement Auxilium Restricted Stock and Replacement Auxilium RSUs as provided in Section 2.1(n), (o) and (p); (C) the exercise of the QLT Options outstanding on the date hereof; or (D) otherwise to a holder of the QLT RSUs in accordance with the QLT Stock Option Plan;

    (v)
    (A) grant any increases in the compensation or benefits of any of its directors, individual independent contractors, executive officers, employees or consultants, except for increases in the compensation of employees in the ordinary course of business consistent with past practice whose annual compensation is less than $100,000; or (B) except as contemplated by this Agreement or as required by applicable Law or the terms of any QLT Plan in effect as of the date hereof (i) grant or increase any severance, change in control, termination or similar compensation or benefits payable to any director, individual independent contractor, officer or employee, (ii) accelerate the time of payment or vesting of, or the lapsing of restrictions with respect to, or fund or otherwise secure the payment of, any compensation (including bonuses) or benefits under any QLT Plan; (iii) enter into, terminate or materially amend any QLT Plan (or, except as provided in Section 2.1(n), (o) and (p), any plan, program, agreement, or arrangement that would constitute a QLT Plan if in effect on the date hereof) or make any loans to employees; (iv) grant any equity or equity-based awards except for the issuance of Replacement Auxilium Options, Replacement Auxilium Restricted Stock and Replacement Auxilium RSUs, as provided in Section 2.1(n), (o) and (p); (v) terminate any person who is, or hire any person to be, employed by or a consultant of QLT or any of its Subsidiaries other than the hiring or termination of employees or consultants with total annual compensation not in excess of $200,000 in the ordinary course of business consistent with past practice, and in the case of hiring of employees, is solely to replace employees or consultants who are essential to QLT; and (vi) loan or advance any money to any employee or individual independent contractor of QLT or any of its Subsidiaries;

    (vi)
    redeem, purchase or otherwise acquire any outstanding QLT Shares or other securities convertible into or exchangeable or exercisable for QLT Shares, other than in transactions between two or more QLT wholly-owned Subsidiaries or between QLT and a QLT wholly-owned Subsidiary;

    (vii)
    amend the terms of any securities of QLT or any of its Subsidiaries;

    (viii)
    adopt a plan of liquidation or resolution providing for the liquidation or dissolution of QLT or any of its Subsidiaries;

    (ix)
    reorganize, amalgamate or merge with any other Person other than pursuant to the Merger;

    (x)
    make any material changes to any of its accounting policies, principles, methods, practices or procedures (including by adopting any material new accounting policies, principles, methods, practices or procedures) or as contemplated hereby or in connection with any transactions contemplated hereby, except as required by applicable Laws or U.S. GAAP;

    (xi)
    except for sales in the ordinary course of business, or as contemplated hereby or in connection with any transactions contemplated hereby, sell, pledge, lease, license, abandon or dispose of any assets or properties of QLT (including the shares or other equity securities of any Subsidiary of QLT) or of any of its Subsidiaries having a value greater than $150,000 in the aggregate;

    (xii)
    (A) acquire (by merger, amalgamation, consolidation, arrangement or acquisition of shares or other equity securities or interests or assets or otherwise) any corporation, partnership, association or other business organization or division thereof or any property or asset, or make any investment by the purchase of securities (other than investments made in accordance with the QLT Treasury Policy, a copy of which has been provided to Auxilium), contribution of capital, property transfer, or purchase of any property or assets of any other Person that, together with all other such acquisitions, investments, contributions, transfers or purchases, has a value greater than $150,000 in the aggregate other than pursuant to the Merger; or (B) enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to such a transaction;

    (xiii)
    incur any indebtedness, other than trade payables in the ordinary course of business, enter into any hedging, derivative or swap transaction or Contract, or issue any debt securities, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, or make any loans or advances;

    (xiv)
    pay, discharge or satisfy any material claim, liability or obligation prior to the same being due, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the QLT Financial Statements, or voluntarily waive, release, assign, settle or compromise any Proceeding where such waivers, releases, assignments, settlements or compromises exceed $150,000 in the aggregate or in any case would entail any non-monetary damages;

    (xv)
    settle or compromise any action, claim or other Proceeding brought by any present, former or purported holder of its securities in connection with the Transaction;

    (xvi)
    enter into any material new line of business, enterprise or other activity;

    (xvii)
    expend or commit to expend any amounts with respect to capital expenses, where such expenditures or commitments exceed $100,000 in the aggregate;

    (xviii)
    (x) other than in the ordinary course of business, enter into any contract that would, if entered into prior to the date hereof, be a QLT Material Contract, or (y) materially modify, materially amend or terminate any QLT Material Contract or waive, release or assign any material rights or claims thereunder;

    (xix)
    make, change, revoke or rescind in any manner that is material and adverse to QLT any election relating to Taxes, settle or compromise any Tax controversy, or make any material amendment with respect to any Return, change any method of Tax accounting or change in annual Tax accounting period, settle or compromise any audit or proceeding relating to a material amount of Taxes, agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes, or surrender any right to claim a material Tax refund;

    (xx)
    other than pursuant to the Transaction, take any action, or knowingly fail to take any action, which action or failure to act causes, or could reasonably be expected to cause, QLT to be treated as a United States domestic corporation for U.S. federal income tax purposes from and after the Closing Date;

    (xxi)
    take any action that would reasonably be expected to prevent or significantly impede or materially delay the completion of the Merger;

    (xxii)
    make, or permit any of QLT's Subsidiaries to, make, any loan to any officer or director of QLT or any of its Subsidiaries;

    (xxiii)
    (A) subject to Section 5.13, negotiate or enter into any contract, letter of intent, agreement in principle, agreement or understanding with respect to the Retinoid Transaction; or (B) except to the extent required under a Material Contract, commence any Phase III clinical trials unless a development plan with respect thereto has been mutually agreed to by Auxilium and QLT, each acting reasonably, and such trials are conducted substantially in accordance with such development plan;

    (xxiv)
    in any two contiguous three month periods commencing July 1, 2014 average more than $5,000,000 in quarterly cash expenditures except for expenditures (A) related to advisory fees and expenses for the negotiation and completion of the Transaction and a Retinoid Transaction, (B) incurred with respect to severance of employees, (C) with respect to premiums for insurance purchased in accordance with Section 5.6(b), or (D) as otherwise approved or directed by Auxilium (including pursuant to Section 5.1(b) and Section 5.14);

    (xxv)
    negotiate or enter into any collective bargaining agreement, collective agreement or other contract with any labor organization or union or other employee association; or

    (xxvi)
    enter into, modify or terminate any Contract with respect to any of the foregoing or otherwise agree or announce an intention to do any of the foregoing; and

  (d)
  QLT will promptly notify Auxilium in writing of the occurrence of any event which would have a Material Adverse Effect with respect to QLT.

    Nothing in this Section 4.1 shall give Auxilium or any Auxilium Subsidiary the right to control, directly or indirectly, the operations or the business of QLT or any of its Subsidiaries at any time prior to the Closing.

4.2  Covenants of Auxilium

        Auxilium covenants and agrees that, until the earlier of the Closing and the time that this Agreement is terminated in accordance with its terms, unless QLT otherwise consents in writing (to the extent that such consent is permitted by applicable Law), which consent shall not be unreasonably withheld, conditioned or delayed, or as is otherwise disclosed in Section 4.2 of the Auxilium Disclosure Letter or expressly permitted or specifically contemplated by this Agreement or as is otherwise required by applicable Law or Order:

  (a)
  the respective businesses of Auxilium and the Auxilium Material Subsidiaries will be conducted, their respective facilities will be maintained, and Auxilium and the Auxilium Material Subsidiaries will continue to operate their respective businesses, on an aggregate basis in all material respects only in the ordinary course of business; it being understood that the foregoing shall not apply to any of the specific actions contemplated by Section 4.2(b) below;

  (b)
  Auxilium will not and will not permit any of the Auxilium Material Subsidiaries to, directly or indirectly:

  (i)
  alter or amend its articles, charter, by-laws or other constating documents in a manner adverse to the QLT Shareholders or inconsistent with this Agreement;

  (ii)
  declare, set aside or pay any dividend on or make any distribution or payment or return of capital in respect of any of its equity securities except (A) the payment of interest or other amounts as and when due pursuant to the terms of Auxilium Convertible Notes and (B) in the case of any of Auxilium's wholly-owned Subsidiaries, for dividends payable to Auxilium or among wholly owned Subsidiaries of Auxilium;

  (iii)
  split, divide, consolidate, combine or reclassify Auxilium Shares;

    (iv)
    issue any Auxilium equity securities or securities convertible into Auxilium equity securities other than pursuant to the ESPP or upon conversion of Auxilium Convertible Notes or exercise of any Auxilium Warrants in accordance with their terms or in settlement of any outstanding equity compensation awards or grants of new equity compensation awards in the ordinary course of business (including to new hires or in connection with promotions) or issuing warrants in connection with a debt financing by Auxilium;

    (v)
    redeem, purchase or otherwise acquire any outstanding Auxilium Shares or other securities convertible into or exchangeable for Auxilium Shares, other than (A) in transactions between two or more Auxilium wholly-owned Subsidiaries or between Auxilium and an Auxilium wholly-owned Subsidiary, (B) pursuant to the terms of employee or director equity awards, including any awards issued under Auxilium Share Plans or (C) upon conversion of Auxilium Convertible Notes or exercise of Auxilium Call Options in accordance with their respective terms;

    (vi)
    amend the material terms of any equity securities of Auxilium or securities convertible into Auxilium equity securities;

    (vii)
    adopt a plan of liquidation or resolution providing for the liquidation or dissolution of Auxilium;

    (viii)
    amalgamate or merge with any other Person other than pursuant to the Merger and other than any amalgamation or merger solely involving wholly-owned Subsidiaries of Auxilium;

    (ix)
    (A) acquire (by merger, amalgamation, consolidation, arrangement or acquisition of shares or other equity securities or interests or assets or otherwise) any corporation, partnership, association or other business organization or division thereof or any property or asset, or make any investment by the purchase of securities, contribution of capital, property transfer, or purchase of any property or assets of any other Person that, together with all other such acquisitions, investments, contributions, transfers or purchases, has guaranteed cash payments of $60 million or greater in the aggregate; or (B) enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement with respect to such a transaction;

    (x)
    (A) enter into any contract that would, if entered into prior to the date hereof, be an Auxilium Material Contract and which is reasonably expected to involve payment in the amount of $60 million or greater, or (B) materially modify, materially amend or terminate any such Auxilium Material Contract or waive, release or assign any material rights or claims thereunder;

    (xi)
    take any action that would reasonably be expected to prevent or significantly impede or materially delay the completion of the Merger; or

    (xii)
    enter into, modify or terminate any Contract with respect to any of the foregoing or otherwise agreed or announce an intention to do any of the foregoing.

  (c)
  Auxilium will promptly notify QLT in writing of the occurrence of any event which would have a Material Adverse Effect with respect to Auxilium.

 ARTICLE V

ADDITIONAL COVENANTS

5.1  Access to Information; Cooperation

  (a)
  Subject to compliance with applicable Laws and Orders and the terms of any existing Contracts, each Party shall, and shall cause its respective wholly-owned Subsidiaries to, afford to the other Parties and their respective Representatives, until the earlier of the Closing or the termination of this Agreement in accordance with its terms, continuing access to the other parties' virtual data rooms, and reasonable access, during normal business hours and upon reasonable notice, to its businesses, properties, books and records and such other data and information as a Party may reasonably request, as well as to the other Party's and its Subsidiaries' personnel, subject, however, to such access not interfering with the ordinary conduct of its businesses. Notwithstanding the foregoing, if the terms of any Law, Order or Contract shall limit a Party's right to access the information pursuant to this Section 5.1, the other Party shall use its commercially reasonable efforts to (i) obtain any consents from a third party to provide such access or information or (ii) develop an alternative to providing such access or information to a Party so as to address such lack of access or information in a manner reasonably acceptable to the receiving Party. Notwithstanding anything herein to the contrary, the foregoing shall not require any disclosure that would reasonably be expected, as a result of such disclosure, to have the effect of causing the waiver of any privilege (including the attorney-client and work product privileges). Without limiting the generality of the provisions of the Non-Disclosure Agreement, each of the Parties acknowledges that all information provided to it under this Section 5.1, or otherwise pursuant to this Agreement or in connection with the Transaction, is subject to the Non-Disclosure Agreement, which will remain in full force and effect notwithstanding any other provision of this Agreement or any termination of this Agreement. If any provision of this Agreement otherwise conflicts or is inconsistent with any provision of the Non-Disclosure Agreement, the provisions of this Agreement will supersede those of the Non-Disclosure Agreement but only to the extent of the conflict or inconsistency and all other provisions of the Non-Disclosure Agreement will remain in full force and effect.

  (b)
  Prior to Closing, QLT shall provide reasonable cooperation and shall cause its respective wholly-owned Subsidiaries and its and their representatives, including management, officers, employees, directors, legal, non-legal and accounting advisors and auditors to provide reasonable cooperation to Auxilium in obtaining any financing with respect to the Transaction (including, without limitation, any amendment required to any Auxilium Debt Instrument), including:

  (i)
  promptly furnishing Auxilium with any information and documentation required under applicable "know your customer" and anti-money laundering rules and regulations;

  (ii)
  promptly furnishing Auxilium with financial and other pertinent information regarding QLT and its Subsidiaries as may be required in writing by Auxilium, including all financial statements and financial and other data of the type required by Regulation S-X and Regulation S-K under the 1933 Securities Act for registered offerings of debt securities, and of the type and form customarily included in offering documents used in private placements under Rule 144A of the 1933 Securities Act (including pro forma financial information), and other documents required to satisfy any customary negative assurance opinion, to consummate such financing at Closing, including all information and data necessary to satisfy any conditions set forth in any commitment letter, credit agreement or other similar documentation related to such financing;

    (iii)
    participating in meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies, and cooperating with marketing or solicitation efforts of Auxilium, in each case in connection with the arrangement of any such financing, including by consenting to the use of QLT's and its Subsidiaries' logos in connection therewith; provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage QLT or any of its Subsidiaries;

    (iv)
    assisting with the timely preparation of materials for rating agency and lender presentations, offering documents, bank information memoranda, private placement memoranda, prospectuses and similar documents required in connection with such financing;

    (v)
    obtaining a certificate of the chief financial officer of QLT with respect to solvency matters of QLT or its Subsidiaries to the extent required by any financing source, customary authorization letters with respect to the bank information memoranda and consents of accountants for use of their reports in any materials relating to any financing;

    (vi)
    using reasonable commercial efforts to obtain accountants' comfort letters and legal opinions at the expense of and as reasonably requested by Auxilium; and

    (vii)
    taking all corporate or other actions, subject to the occurrence of the Closing, reasonably necessary to permit the consummation of any such financing and to permit the proceeds thereof to be made available to QLT, including assisting in the preparation of and executing one or more credit agreements (or amendments thereto), indentures, purchase agreements, currency or interest hedging agreements and other definitive documentation, certificates and related deliverables relating to any financing and reasonably facilitating the provision of guarantees, the grant (and perfection) of a security interest in collateral and provision of related lender protections.

    Notwithstanding the foregoing, no obligation of QLT or its Subsidiaries under any such financing arrangements or other arrangements required to be undertaken by QLT or its Subsidiaries pursuant to this Section 5.1(b), shall be effective until the Closing. None of QLT, its Subsidiaries or their respective Affiliates shall be required to bear any cost or expense or to pay any commitment or other similar fee or incur any other liability in connection with such financing prior to the Closing. Auxilium shall upon request by QLT advance all material, reasonable out-of-pocket expenses incurred by QLT or any QLT Subsidiary in connection with any actions taken by QLT or a QLT Subsidiary or, promptly upon request by QLT, reimburse QLT or the QLT Subsidiaries for all reasonable fees and expenses (including any professional fees and expenses) and Taxes incurred by QLT and the QLT Subsidiaries in connection with any such financing. Auxilium shall indemnify QLT and the QLT Subsidiaries and their respective Representatives for any and all Taxes, liabilities, losses, damages, claims, costs, expenses, interest awards, judgments and penalties suffered or incurred by any of them in connection with or as a result of their co-operation or assistance with or participation in any matter under this Section 5.1(b). No director, officer, employee or agent of QLT or any QLT Subsidiaries shall be required, in connection with any such matter, to take any action in any capacity other than as a director, officer, employee or agent of QLT or the QLT Subsidiaries, as the case may be. The covenants contained in this Section 5.1(b) are intended to be for the irrevocable benefit of, and shall be enforceable by, each of the Representatives and their respective heirs, executors, administrators and other legal representatives and shall not be deemed exclusive of any other rights which a Representative has under Law, Contract or otherwise, and shall be binding on Auxilium and its successors and assigns. QLT will act as agent and trustee for each such person for the covenants of Auxilium under this

    Section 5.1(b), and QLT agrees to accept such appointment and to hold and enforce the obligations and covenants on behalf of each such person.

  (c)
  Notwithstanding the provisions of Section 5.1(b), none of QLT, the QLT Subsidiaries or their respective Representatives shall be required to take any action which would, in the opinion of QLT, acting reasonably:

  (i)
  create enforceable obligations of any of QLT or its Subsidiaries under any financing arrangements, or other arrangements required to be undertaken by QLT or its Subsidiaries pursuant to Section 5.1(b) prior to the Closing;

  (ii)
  require QLT to obtain the approval of the QLT Shareholders (other than at the QLT Meeting);

  (iii)
  unreasonably interfere in the operations of QLT or any of its Subsidiaries prior to the Merger Effective Time; or

  (iv)
  require QLT or any Subsidiary to contravene any applicable Laws or their respective organizational documents or breach any contract of QLT or its Subsidiaries,

    and no such action will be considered in determining whether a representation, warranty or covenant of QLT hereunder has been breached or whether a condition precedent to the Merger has been satisfied, it being acknowledged by Auxilium that any such actions could require the consent of third parties under applicable contracts of QLT or its Subsidiaries.

5.2  Consents and Approvals

  (a)
  Subject to the terms and conditions of this Agreement (including Section 5.2(e)), each Party shall, and shall cause its wholly-owned Subsidiaries to, use commercially reasonable efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other Party in doing, all things required or reasonably necessary to consummate and make effective the Transaction as promptly as practicable, including:

  (i)
  as promptly as practicable, obtain from any Governmental Authority all waivers, consents, clearances and approvals, including the Required Regulatory Approvals, required or reasonably necessary to consummate the Transaction;

  (ii)
  as promptly as reasonably practicable, make all filings and submissions that are required or reasonably necessary to consummate the Transaction and thereafter make any other required or appropriate submissions including, without limiting the foregoing, (A) all filings and submissions required in connection with the Required Regulatory Approvals, and (B) an application by QLT for an Advance Ruling Certificate or no-action letter under the Competition Act (to the extent the Competition Act Approval is required under applicable Law in respect of the Transaction); and

  (iii)
  as promptly as reasonably practicable, take reasonable actions to provide notice to any third party, or obtain from any third party any waivers, consents and approvals required or reasonably necessary to consummate the Transaction; provided, however, that notwithstanding anything in this Agreement to the contrary, in no event shall QLT and Auxilium or any of their respective Subsidiaries be required to pay, prior to the Closing, any fee, penalty or other consideration to any third party for any waiver, consent or approval required in connection with the consummation of the Transaction.

  (b)
  Subject to the terms and conditions hereof, including Section 5.2(e), each of the Parties agrees, and shall cause each of their respective Subsidiaries, to cooperate and to use commercially reasonable efforts to (i) provide such notices and obtain such waivers, consents, clearances and approvals as are required or reasonably necessary to consummate the Transaction under the HSR Act, the Competition Act (to the extent the Competition Act Approval is required under applicable Law in respect of the Transaction) and any other federal, provincial, state or foreign Law designed to prohibit, restrict or regulate actions relating to monopolization or restraint of trade or foreign investment (collectively, "Relevant Laws"), and (ii) respond to any requests of any Governmental Authority for information or documentary material under any Relevant Law, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any Order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the Transaction under any Relevant Law. The Parties shall consult and cooperate with one another, and consider in good faith the views of one another, regarding the form and content of any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party in connection with proceedings under or relating to any Relevant Law prior to their submission.

  (c)
  Each of QLT and Auxilium shall, other than in respect of routine correspondence and dealings with the TSX and NASDAQ regarding the Transaction: (i) promptly advise each other of any written or oral communication (including communications received by their respective Subsidiaries) from any Governmental Authority or third party from whom a waiver, consent or approval is required or reasonably necessary to consummate the Transaction; (ii) not participate in any meeting or discussion with any Governmental Authority in respect of any filing, investigation, or enquiry concerning this Agreement or the Transaction unless it consults with the other Party in advance, and, unless prohibited by such Governmental Authority, gives the other Party the opportunity to attend; and (iii) promptly furnish the other Party with copies of all correspondence, filings, and written communications between them and their Subsidiaries and Representatives, on the one hand, and any Governmental Authority or its staff, on the other hand, with respect to this Agreement and the Transaction, except that materials may be redacted as necessary to address reasonable privilege, competitively sensitive information, or confidentiality concerns.

  (d)
  Each Party will provide as promptly as practicable such information and documentary material as may be requested by a Governmental Authority following any such filing or notification.

  (e)
  In furtherance and not in limitation of the other covenants contained in this Section 5.2, but subject to the last sentence of this Section 5.2(e), each of QLT and Auxilium agrees to take, or cause to be taken (including by its Subsidiaries), any and all steps and to make, or cause to be made (including by its Subsidiaries), any and all undertakings necessary to resolve such objections, if any, that a Governmental Authority may assert under any Relevant Law with respect to the Merger, and to avoid or eliminate each and every impediment under any Relevant Law that may be asserted by any Governmental Authority with respect to the Merger, so as to enable the Merger Effective Time to occur as promptly as practicable and in any event no later than the Outside Date, including (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of any businesses, assets, equity interests, product lines or properties of QLT or Auxilium (or any of their respective Subsidiaries) or any equity interest in any Joint Venture held by QLT or Auxilium (or any of their respective Subsidiaries), (ii) creating, terminating, or divesting relationships, ventures, contractual rights or obligations of QLT or Auxilium or their respective Subsidiaries and (iii) otherwise taking or committing to take any action that would limit Auxilium's or QLT's freedom of action with respect to, or its ability to retain or hold, directly or indirectly, any businesses, assets, equity interests, product lines or properties of QLT or Auxilium (including any of their respective Subsidiaries), in each case as may be required in order to obtain all waivers, consents, clearances or approvals required directly or indirectly under any Relevant Law or to avoid the commencement of any action by a Governmental Authority to prohibit the Merger under any Relevant Law, or to avoid the entry of, or to effect the dissolution of, any Order in any Proceeding seeking to prohibit the Merger or delay the Merger Effective Time beyond the Outside Date. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall require, or be deemed to require, QLT or Auxilium (or any of their Subsidiaries) to take any action, agree to take any action or consent to the taking of any action (including with respect to selling, holding separate or otherwise disposing of any business or assets or conducting its (or their Subsidiaries) business in any specified manner) if doing so would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on either QLT or Auxilium (a "Restraint").

5.3  Covenants of QLT Regarding the Transaction

        Subject to the terms and conditions of this Agreement (including Section 5.2), QLT will perform all obligations required to be performed by QLT under this Agreement, cooperate with Auxilium in connection therewith, and use commercially reasonable efforts to do such other acts and things as may be necessary or desirable in order to complete the Transaction including:

  (a)
  subject to Section 9.5, publicly announcing the entering into of this Agreement, the support of the QLT Board of Directors of the Transaction and the QLT Recommendation;

  (b)
  using commercially reasonable efforts to defend all lawsuits or other legal, regulatory or other Proceedings against QLT challenging or affecting this Agreement or the completion of the Transaction;

  (c)
  taking all necessary actions and causing HoldCo and AcquireCo to take all necessary actions to give effect to the Merger, including to provide the Exchange Agent with sufficient Merger Consideration to complete the Merger as provided herein.

5.4  Covenants of Auxilium Regarding the Transaction

        Subject to the terms and conditions of this Agreement (including Section 5.2), Auxilium shall and shall cause each of its Subsidiaries to, perform all obligations required to be performed by it under this Agreement, cooperate with QLT in connection therewith, and use commercially reasonable efforts to do such other acts and things as may be necessary or desirable in order to complete the Transaction including:

  (a)
  subject to Section 9.5, publicly announcing the entering into of this Agreement, the support of the Auxilium Board of Directors of the Transaction and the Auxilium Recommendation;

  (b)
  using commercially reasonably efforts to defend all lawsuits or other legal, regulatory or other Proceedings against or relating to Auxilium challenging or affecting this Agreement or the completion of the Transaction; and

  (c)
  taking all necessary actions to give effect to the Merger.

5.5  QLT Guarantee

        QLT hereby unconditionally and irrevocably guarantees, covenants and agrees to be jointly and severally liable with HoldCo and AcquireCo for the due and punctual performance of each and every obligation of HoldCo and AcquireCo arising under this Agreement and the Transaction.

5.6  Indemnification and Insurance

  (a)
  Each of QLT, Auxilium and Auxilium's Subsidiaries agree that all rights to indemnification or exculpation now existing in favour of the present and former directors and officers of QLT, Auxilium or of any of their respective Subsidiaries (each such present or former director or officer (i) of Auxilium being referred to as an "Auxilium Indemnified Party", and (ii) of QLT being herein referred to as a "QLT Indemnified Party" and each Auxilium Indemnified Party and QLT Indemnified Party being an "Indemnified Party" and such Persons collectively being referred to as the "Indemnified Parties") as provided in the constating documents of QLT, Auxilium or any of their respective Subsidiaries or any Contract by which QLT, Auxilium or any of their respective Subsidiaries is bound and which is in effect as of the date hereof, will survive the completion of the Transaction and continue in full force and effect and without modification, with respect to actions or omissions of the Indemnified Parties occurring prior to the Closing, for the period currently contemplated therein.

  (b)
  QLT, Auxilium and their respective Subsidiaries will maintain in effect without any reduction in scope or coverage for seven years from the Closing Date customary policies of directors' and officers' liability insurance providing protection no less favourable to the protection provided by the policies maintained by QLT, Auxilium and their respective Subsidiaries, which are in effect immediately prior to the Closing Date and providing protection in respect of claims arising from facts or events which occurred on or prior to the Closing Date; provided, however, that each of QLT and Auxilium may, prior to the Closing Date, purchase prepaid non-cancellable run-off directors' and officers' liability insurance on terms substantially similar to the directors' and officers' liability policies currently maintained by QLT or Auxilium, as applicable, but providing coverage for a period of seven years from the Closing Date with respect to claims arising from or related to facts or events which occurred on or prior to the Closing Date; provided, further, however, that in no event shall either QLT, Auxilium or their respective Subsidiaries spend premiums for any of the insurance referenced in this Section 5.6(b) to the extent it would exceed 300% of the relevant party's current annual premium for directors' and officers' liability insurance, as applicable.

  (c)
  The covenants contained in this Section 5.6 are intended to be for the irrevocable benefit of, and shall be enforceable by, the Indemnified Parties and their respective heirs, executors, administrators and other legal representatives and shall not be deemed exclusive of any other rights which an Indemnified Party has under Law, Contract or otherwise, and shall be binding on QLT and its successors and assigns. QLT will act as agent and trustee for the QLT Indemnified Parties not a party to this Agreement for the covenants of Auxilium and QLT under this Section 5.6, and QLT agrees to accept such appointment and to hold and enforce the obligations and covenants on behalf of each such person. Auxilium will act as agent and trustee for Auxilium Indemnified Parties not a party to this Agreement for the covenants of QLT under this Section 5.6, and Auxilium agrees to accept such trust and to hold and enforce the obligations and covenants on behalf of each such person.

  (d)
  If QLT, Auxilium, or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, QLT shall ensure that any such successor or assign assumes all of the obligations set forth in this Section 5.6.

5.7  Rule 16b-3 Actions

        Prior to the Closing, QLT and Auxilium shall take all such steps as may be required to cause (a) any dispositions of Auxilium Shares (including derivative securities with respect to Auxilium Shares) resulting from the Merger and the other transactions contemplated by this Agreement by each individual who will be subject to the reporting requirements of Section 16(a) of the 1934 Exchange Act with respect to Auxilium immediately prior to the Merger Effective Time to be exempt under Rule 16b-3 promulgated under the 1934 Exchange Act and (b) any acquisitions of QLT Shares (including derivative securities with respect to QLT Shares) resulting from the Merger and the other transactions contemplated by this Agreement, by each individual who may become or is reasonably expected to become subject to the reporting requirements of Section 16(a) of the 1934 Exchange Act with respect to QLT to be exempt under Rule 16b-3 promulgated under the 1934 Exchange Act.

5.8  Stock Exchange Listing

  (a)
  QLT shall use all commercially reasonable efforts to cause the QLT Shares (i) issued as Merger Consideration, (ii) issuable on exercise of Replacement Auxilium Options, (iii) issuable in respect of each share of Replacement Auxilium Restricted Stock and Replacement Auxilium RSU, (iv) issuable upon exercise of Auxilium Warrants and (v) issuable upon conversion of Auxilium Convertible Notes, to be approved for listing on NASDAQ, subject only to official notice of issuance, prior to the Closing.

  (b)
  Each of the Parties agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist (i) Auxilium Shares from NASDAQ and terminate the registration of Auxilium Shares under the 1934 Exchange Act, and (ii) QLT Shares from the TSX provided, that in each case, such delisting or termination shall not be effective until after the Merger Effective Time.

5.9  Takeover Statutes

        If any anti-takeover statute or similar statute or regulation is or may become applicable to the Transaction, each of the Parties and its respective Affiliates shall (a) grant such approvals and take all such actions as are legally permissible so that the Transaction may be consummated as promptly as practicable on the terms contemplated hereby and (b) otherwise act to eliminate or minimize the effects of any such statute or regulation on the Transaction.

5.10  Board of Directors

        QLT and Auxilium shall take all actions necessary so that, as of the Merger Effective Time, the board of directors of QLT shall consist of seven individuals designated by Auxilium prior to Closing and two individuals designated by QLT and acceptable to Auxilium prior to Closing.

5.11  Tax Election

        The Parties agree that QLT (or any successor thereof) shall elect (and file such election as soon as practicable) under subsection 110(1.1) of the Tax Act that neither QLT nor any person not dealing at arm's length with QLT will deduct in computing its income for a taxation year any amount in respect of the QLT Options.

5.12  Tax Representation Letters

        The Parties shall use their respective reasonable best efforts to cooperate to deliver to Auxilium's tax counsel and tax advisors certificates containing representations reasonably requested by such counsel and/or advisors in connection with the rendering of the tax opinions to be issued by such counsel pursuant to Section 8.3(e).

5.13  Retinoid Transaction

  (a)
  QLT and Auxilium agree, and shall cause their respective Subsidiaries, to cooperate with each other in connection with the arrangement of the Retinoid Transaction, as may reasonably be requested by either party, including participation in meetings, due diligence sessions, preparation of disclosure and similar documents. Neither QLT nor Auxilium shall (i) participate in any meeting or discussion (other than non-substantive calls) with any third party concerning a Retinoid Transaction unless it consults with the other party in advance, and gives the other party the opportunity to attend, and, to the extent that the other party determines not to attend, provide a summary of such meeting or discussion; and (ii) promptly furnish the other party with copies of all material correspondence and written communications between them and their Subsidiaries and Representatives, on the one hand, and any third party, on the other hand, with respect to the Retinoid Transaction.

  (b)
  Notwithstanding any other provision of this Agreement:

  (i)
  No agreement regarding the Retinoid Transaction that may be entered into on or before the Closing shall require the consummation of the Retinoid Transaction prior to Closing; and

  (ii)
  If Auxilium pursuant to Section 4.1(c)(xxiii) withholds its consent, for any reason, with respect to negotiations of, or entering into, a Retinoid Transaction providing for economic terms substantially no less favourable, in aggregate, to QLT (with the exception of the amount of the Retinoid Closing Payment which may be nil or less than the amount set out in Section 4.1(c)(xxiii) of the QLT Disclosure Letter) than those terms set out in Section 4.1(c)(xxiii) of the QLT Disclosure Letter, then the adjustments to the Equity Exchange Ratio set out in Section 1.1, paragraph (b) of the definition of "Equity Exchange Ratio", shall no longer apply.

  (c)
  Auxilium acknowledges and agrees that the consummation of a Retinoid Transaction shall not be considered in determining whether a representation, warranty or covenant of QLT hereunder has been breached or whether a condition precedent to the Merger has been satisfied, it being acknowledged by Auxilium that the consummation of a Retinoid Transaction will require the consent of third parties set forth in Section 5.13(c) of the QLT Disclosure Letter.

5.14  Pre-Acquisition Reorganization

  (a)
  QLT agrees that, upon the reasonable request of Auxilium, QLT will and will cause its Subsidiaries to use its and their commercially reasonable efforts to effect such reorganizations of QLT or its Subsidiaries' business, operations and assets and the integration of other affiliated businesses of QLT as Auxilium may reasonably request (each a "Pre-Acquisition Reorganization") and cooperate with Auxilium and its advisors to determine the nature of the Pre-Acquisition Reorganizations that might be undertaken and the manner in which they most effectively could be undertaken. Auxilium acknowledges and agrees that all elements of such Pre-Acquisition Reorganizations shall, in the opinion of QLT acting reasonably:

  (i)
  not impede, delay or prevent completion of the Merger or the Retinoid Transaction or the ability of Auxilium to obtain any financing required by it in connection with the transactions contemplated by this Agreement;

    (ii)
    be effective as close as reasonably practical to the Closing Date and, in any event, after all Regulatory Approvals are obtained;

    (iii)
    not prejudice QLT or the QLT Shareholders in any material respect;

    (iv)
    not require QLT to obtain the approval of the QLT Shareholders;

    (v)
    not unreasonably interfere in the operations of QLT or any of its subsidiaries prior to the Merger Effective Time;

    (vi)
    not be considered in determining whether a representation, warranty or covenant of QLT hereunder has been breached or whether a condition precedent to the Merger has been satisfied, it being acknowledged by Auxilium that actions taken pursuant to any Pre-Acquisition Reorganization could require the consent of third parties under applicable contracts of QLT or its subsidiaries;

    (vii)
    not require QLT or any QLT Subsidiary to contravene any applicable Laws, their respective organizational documents or any contract of QLT or its Subsidiaries;

    (viii)
    not result in any Taxes being imposed on, or any adverse Tax or other consequences to, any security holder of QLT incrementally greater than the Taxes or other consequences to such security holder in connection with the consummation of the Merger in the absence of any Pre- Acquisition Reorganization; and

    (ix)
    not become effective unless Auxilium and QLT shall have confirmed in writing that they are prepared promptly and without condition to proceed with the Merger.

  (b)
  Auxilium will use its commercially reasonable efforts to provide written notice to QLT of any proposed Pre-Acquisition Reorganization as soon as possible and in any event no less than 30 days prior to the Closing Date. Subject to Section 5.14(a) and Section 5.14(c), QLT and Auxilium will, at the expense of Auxilium, work cooperatively and use commercially reasonable efforts to prepare prior to the Merger Effective Time all documentation necessary and do such other acts and things as are necessary to give effect to such Pre-Acquisition Reorganization. The Parties will seek to have the steps and transactions contemplated under any such Pre-Acquisition Reorganization made effective at such times (as directed by Auxilium) prior to or on the Closing Date prior to the Merger Effective Time, but in any event after all Regulatory Approvals are obtained (but if before the Merger Effective Time, after the Parties have waived or confirmed that all conditions referred to in Section 8.1, 8.2 and 8.3 have been satisfied, and the Parties have confirmed in writing that they are prepared to promptly proceed to effect the Merger), Auxilium shall upon request by QLT advance all reasonable out-of-pocket expenses incurred by QLT or any QLT Subsidiaries in connection with any actions taken by QLT or any QLT Subsidiaries or, promptly upon request by QLT, reimburse QLT or the QLT Subsidiaries for all reasonable fees and expenses (including any professional fees and expenses) and Taxes incurred by QLT and the QLT Subsidiaries in connection with any Pre-Acquisition Reorganization and shall indemnify QLT for any costs, Taxes, loss of opportunity or otherwise of QLT and its subsidiaries in reversing or unwinding any Pre- Acquisition Reorganization that was effected prior to the termination of this Agreement in accordance with its terms.

  (c)
  Auxilium shall indemnify QLT and the QLT Subsidiaries and their respective Representatives for any and all Taxes, liabilities, losses, damages, claims, costs, expenses, interest awards, judgments and penalties suffered or incurred by any of them in connection with or as a result of their co-operation or assistance with or participation in any Pre-Acquisition Reorganization. No director, officer, employee or agent of QLT or any QLT Subsidiaries shall be required, in connection with a Pre-Acquisition Reorganization, to take any action in any capacity other than as a director, officer, employee or agent of QLT or the QLT Subsidiaries, as the case may be. The covenants contained in this Section 5.14 are intended to be for the irrevocable benefit of, and shall be enforceable by, each of the Representatives and their respective heirs, executors, administrators and other legal representatives and shall not be deemed exclusive of any other rights which a Representative has under Law, Contract or otherwise, and shall be binding on Auxilium and its successors and assigns. QLT will act as agent and trustee for each such person for the covenants of Auxilium under this Section 5.14, and QLT agrees to accept such appointment and to hold and enforce the obligations and covenants on behalf of each such person.

  (d)
  Notwithstanding anything to the contrary in this Agreement, in no event will completion of any Pre-Acquisition Reorganization be a condition to completion of the Merger.

ARTICLE VI

ACQUISITION PROPOSALS

6.1  QLT Non-Solicitation

  (a)
  Subject to Section 6.2, until the earlier of the Closing or the date, if any, on which this Agreement is terminated pursuant to Section 7.1, QLT shall not, and QLT shall cause its Subsidiaries and each of its and their respective Representatives not to, directly or indirectly through any other Person:

  (i)
  initiate, solicit, facilitate or knowingly encourage (including by way of furnishing or affording access to information), or take any other action that promotes, directly or indirectly, or may reasonably cause, any inquiries or the making of any proposal or offer with respect to a QLT Acquisition Proposal or potential QLT Acquisition Proposal;

  (ii)
  participate or engage in any discussions or negotiations regarding, or otherwise cooperate in any way with, or assist or participate in, knowingly encourage or otherwise facilitate, any effort or attempt by any other Person (other than Auxilium and its Affiliates) to make or complete a QLT Acquisition Proposal;

  (iii)
  effect any QLT Change of Recommendation; or

  (iv)
  accept or enter into, or publicly propose to accept or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, transaction agreement, implementation agreement, option agreement, joint venture agreement, alliance agreement, partnership agreement or other agreement, arrangement or undertaking constituting or related to, or that would reasonably be expected to lead to, any QLT Acquisition Proposal (a "QLT Acquisition Agreement").

  (b)
  QLT shall, and shall cause its Subsidiaries and each of its and their respective Representatives to, immediately upon execution of this Agreement cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with or involving any Person (other than Auxilium and its Affiliates) conducted heretofore by QLT or its Subsidiaries, or any of its or their respective Representatives, with respect to any QLT Acquisition Proposal or which could reasonably be expected to lead to a QLT Acquisition Proposal and, in connection therewith, QLT will immediately discontinue access by any Person (other than Auxilium and its Affiliates) to any data room (virtual or otherwise) established by QLT or its Representatives for such purpose. QLT agrees not to release any third party (other than Auxilium and its Affiliates) from any "standstill" agreement to which it is a party (it being acknowledged and agreed that (A) the automatic termination of any "standstill" or similar provisions of any agreement as the result of the entering into and announcement of this Agreement pursuant to the express terms of any such agreement shall not itself be a violation of this Section 6.1(b); and (B) the foregoing shall not prevent the QLT Board of Directors from considering a QLT Acquisition Proposal and accepting a QLT Superior Proposal that might be made by any such Person if the remaining provisions of this Section 6.1 have been complied with). Within ten Business Days from the date hereof, QLT shall request the return or destruction of all confidential non-public information provided to any third parties who have entered into a confidentiality agreement with QLT since September 1, 2013 relating to any potential QLT Acquisition Proposal and shall use commercially reasonable efforts to ensure that such requests are honoured in accordance with the terms of such confidentiality agreements.

  (c)
  QLT shall promptly (and in any event within 24 hours of receipt) notify Auxilium, at first orally and then in writing, of any proposal, inquiry, offer or request relating to or constituting a QLT Acquisition Proposal, or which could reasonably be expected to lead to a QLT Acquisition Proposal, in each case, received on or after the date hereof, of which QLT, any of its Subsidiaries or any of their respective Representatives is or becomes aware, or any request received by QLT or any of its Subsidiaries or any of their respective Representatives for non-public information relating to QLT or any of its Subsidiaries in connection with a potential or actual QLT Acquisition Proposal or for access to the properties, books and records or a list of securityholders of QLT or any of its Subsidiaries in connection with a potential or actual QLT Acquisition Proposal. Such notice shall include the identity of the Person making such QLT Acquisition Proposal or proposal, inquiry, offer or request and a description of the material terms and conditions of such QLT Acquisition Proposal or proposal, inquiry, offer or request. QLT will keep Auxilium promptly and fully informed of the status, including any change to the material terms and conditions, of any such QLT Acquisition Proposal, proposal, inquiry, offer or request.

  (d)
  Following receipt by QLT of any proposal, inquiry, offer or request (or any amendment thereto) that is not a QLT Acquisition Proposal but which QLT reasonably believes could lead to a QLT Acquisition Proposal, QLT may respond to the proponent to advise it that QLT can only enter into discussions or negotiations with a party in accordance with this Agreement.

  (e)
  Notwithstanding Section 6.1(a) or any other provision of this Agreement to the contrary, if after the date hereof and before the QLT Meeting, QLT or any of its Subsidiaries, or any of its or their respective Representatives, receives a written QLT Acquisition Proposal (including, an amendment, change or modification to a QLT Acquisition Proposal made prior to the date hereof) that was not solicited after the date hereof in contravention of this Section 6.1, QLT and its Representatives may:

  (i)
  contact the Person making such QLT Acquisition Proposal and its Representatives solely for the purpose of clarifying the terms and conditions of such QLT Acquisition Proposal and the likelihood of its consummation so as to determine whether such QLT Acquisition Proposal is, or could reasonably be expected to lead to, a QLT Superior Proposal; and

  (ii)
  if the QLT Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisors, that such QLT Acquisition Proposal is, or could reasonably be expected to lead to, a QLT Superior Proposal and, after consultation with its outside legal counsel, that the failure to take the relevant action would be reasonably likely to be inconsistent with the fiduciary duties of the QLT Board of Directors under applicable Law:

  (A)
  furnish information with respect to QLT and its Subsidiaries to the Person making such QLT Acquisition Proposal and its Representatives, provided that (i) QLT first enters into a confidentiality agreement with such Person that is no less favourable (including with respect to any "standstill" and similar provisions) to QLT than the

        Non-Disclosure Agreement, and sends a copy of such agreement to Auxilium promptly following its execution and (ii) QLT contemporaneously provides to Auxilium any non-public information concerning QLT and its Subsidiaries that is provided to such Person which was not previously provided to Auxilium or its Representatives; and

      (B)
      engage in discussions and negotiations with respect to a QLT Acquisition Proposal with the Person making such QLT Acquisition Proposal and its Representatives.

6.2  Auxilium Right to Match

  (a)
  Notwithstanding Section 6.1(a) or any other provision of this Agreement to the contrary, QLT may, at any time after the date of this Agreement and prior to the QLT Meeting, (x) accept, approve or enter into any agreement, understanding or arrangement in respect of a QLT Acquisition Proposal (with the exception of a confidentiality agreement described in Section 6.1(e)(ii)(A), the execution of which shall not be subject to the conditions of this Section 6.2(a) and shall be governed by Section 6.1(e)) or (y) effect a QLT Change of Recommendation with respect to any QLT Acquisition Proposal, if and only if:

  (i)
  such QLT Acquisition Proposal did not result from a breach of Section 6.1 and QLT has complied with the other terms of this Section 6.2;

  (ii)
  the QLT Board of Directors has determined in good faith, after consultation with its outside legal counsel and financial advisors, that such QLT Acquisition Proposal constitutes a QLT Superior Proposal and, after consultation with its outside legal counsel, that the failure to take the relevant action would be reasonably likely to be inconsistent with its fiduciary duties to the QLT Shareholders under applicable Laws;

  (iii)
  QLT has (A) delivered a QLT Superior Proposal Notice to Auxilium and (B) provided Auxilium with a copy of the document(s) containing such QLT Acquisition Proposal;

  (iv)
  a period of at least five full Business Days (such five Business Day period, the "Right to Match Period") shall have elapsed from the later of the date on which Auxilium received the QLT Superior Proposal Notice and the date on which Auxilium received a copy of the documents referred to in clause (B) of Section 6.2(a)(iii), it being understood that the Right to Match Period shall expire at 11:59 p.m. (Vancouver time) at the end of the fifth full Business Day following such later date; provided, that the Right to Match Period shall be subject to Section 6.2(d);

  (v)
  if Auxilium has offered to amend the terms of this Agreement and the Merger during the Right to Match Period pursuant to Section 6.2(b), the QLT Board of Directors has determined in good faith, after consultation with its outside legal counsel and financial advisors, that such QLT Acquisition Proposal continues to be a QLT Superior Proposal when assessed against this Agreement and the Transaction as they are proposed to be amended as at the termination of the Right to Match Period and, after consultation with its outside legal counsel, that the failure to take the relevant action would be reasonably likely to be inconsistent with the fiduciary duties of the QLT Board of Directors under applicable Laws; and

  (vi)
  QLT has previously or concurrently will have terminated this Agreement pursuant to Section 7.1(d)(ii) and paid the QLT Termination Fee pursuant to Section 7.2.

  (b)
  During the Right to Match Period, Auxilium will have the opportunity, but not the obligation, to offer to amend the terms of this Agreement and the Transaction. QLT agrees that, if requested by Auxilium, it will negotiate with Auxilium in good faith to make such amendments to the terms of this Agreement and the Transaction as would enable it to proceed with the Transaction on such amended terms. The QLT Board of Directors will review in good faith any such offer made by Auxilium to amend the terms of this Agreement and the Transaction in order to determine, in consultation with its financial advisors and outside legal counsel, whether such offer to amend the terms of this Agreement and the Transaction would, if accepted, result in the applicable QLT Acquisition Proposal ceasing to be a QLT Superior Proposal when assessed against this Agreement and the Transaction as they are proposed to be amended as at the termination of the Right to Match Period. If the QLT Board of Directors so determines, QLT will forthwith so advise Auxilium and will promptly thereafter accept the offer by Auxilium to amend the terms of this Agreement and the Transaction, and the Parties agree to take such actions and execute such documents as are necessary to give effect to the foregoing. If the QLT Board of Directors continues to believe, in good faith and after consultation with financial advisors and outside legal counsel, that such QLT Acquisition Proposal remains a QLT Superior Proposal and therefore rejects Auxilium's amended proposal, QLT may terminate this Agreement pursuant to Section 7.1(d)(ii); provided, however, that QLT must concurrently therewith pay to Auxilium the Termination Fee, if any, payable to Auxilium under Section 7.2 and must prior to or concurrently with such termination enter into a binding agreement, understanding or arrangement with respect to such QLT Acquisition Proposal.

  (c)
  The QLT Board of Directors shall reaffirm the QLT Recommendation by news release as soon as reasonably practicable after (i) the QLT Board of Directors determines that a QLT Acquisition Proposal which has been publicly announced or made is not a QLT Superior Proposal; or (ii) the QLT Board of Directors determines that a QLT Acquisition Proposal which previously constituted a QLT Superior Proposal would cease to be a QLT Superior Proposal when assessed against this Agreement and the Transaction as they are proposed to be amended as at the termination of the Right to Match Period. Auxilium shall be given a reasonable opportunity to review and comment on the form and content of any such news release. Such news release shall state that the QLT Board of Directors has determined that the applicable QLT Acquisition Proposal is not a QLT Superior Proposal.

  (d)
  Each successive amendment, change or modification to any QLT Acquisition Proposal that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by the QLT Shareholders or other amendment, change or modification to any other material terms and conditions thereof shall constitute a new QLT Acquisition Proposal for the purposes of this Section 6.2 and shall require the delivery of a new QLT Superior Proposal Notice and result in the commencement of a new Right to Match Period from the date specified in Section 6.2(a)(iv) with respect to such new Acquisition Proposal provided that each such new Right to Match Period will be three Business Days in length.

  (e)
  If QLT provides Auxilium with a QLT Superior Proposal Notice on a date that is less than five Business Days prior to the QLT Meeting, QLT shall adjourn the QLT Meeting to a date that is not later than the tenth Business Day following the first day of the Right to Match Period.

  (f)
  Nothing contained in this Section 6.2 shall prohibit the QLT Board of Directors from:

  (i)
  responding through a directors' circular or otherwise as required by applicable Laws to a QLT Acquisition Proposal that it determines is not a QLT Superior Proposal, provided that QLT shall provide Auxilium and its outside legal counsel with a reasonable opportunity to review the form and content of such circular or other disclosure and provided that such circular or other disclosure recommends that the QLT Shareholders reject such QLT Acquisition Proposal; or

    (ii)
    calling and/or holding a meeting of the QLT Shareholders requisitioned by the QLT Shareholders in accordance with the BC Act or taking any other action with respect to a QLT Acquisition Proposal to the extent ordered or otherwise mandated by a court of competent jurisdiction in accordance with applicable Laws and provided that any information circular or other document required in connection with such meeting recommends that the QLT Shareholders vote against any proposed resolution in favour of or necessary to complete such QLT Acquisition Proposal.

  (g)
  QLT shall ensure that each of its Subsidiaries, and each of its and their respective Representatives, is aware of the provisions of Section 6.1 and this Section 6.2 and QLT shall be responsible for any breach of Section 6.1 or this Section 6.2 by such Persons.

6.3  Auxilium Non-Solicitation

  (a)
  Until the earlier of the Closing or the date, if any, on which this Agreement is terminated pursuant to Section 7.1, neither the Auxilium Board of Directors nor Auxilium shall, and Auxilium shall cause its Subsidiaries and each of its and their respective Representatives not to, directly or indirectly through any other Person:

  (i)
  initiate, solicit, facilitate or knowingly encourage (including by way of furnishing or affording access to information), or take any other action that promotes, directly or indirectly, or may reasonably cause, any inquiries or the making of any proposal or offer with respect to an Auxilium Acquisition Proposal or potential Auxilium Acquisition Proposal;

  (ii)
  participate or engage in any discussions or negotiations regarding, or provide any information with respect to, or otherwise cooperate in any way with, or assist or participate in, knowingly encourage or otherwise facilitate, any effort or attempt by any other Person (other than QLT and its Affiliates) to make or complete an Auxilium Acquisition Proposal;

  (iii)
  effect any Auxilium Change of Recommendation; or

  (iv)
  except in accordance with Section 6.4, accept or enter into, or publicly propose to accept or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, transaction agreement, implementation agreement, option agreement, joint venture agreement, alliance agreement, partnership agreement or other agreement, arrangement or undertaking constituting or related to, or would reasonably be expected to lead to, any Auxilium Acquisition Proposal (an "Auxilium Acquisition Agreement").

  (b)
  Auxilium shall, and shall cause its Subsidiaries and each of its and their respective Representatives to, immediately upon execution of this Agreement cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with or involving any Person (other than QLT and its Affiliates) conducted heretofore by Auxilium or its Subsidiaries, or any of its or their respective Representatives, with respect to any Auxilium Acquisition Proposal or which could reasonably be expected to lead to an Auxilium Acquisition Proposal and, in connection therewith, Auxilium will immediately discontinue access by any Person (other than QLT and its Affiliates) to any data room (virtual or otherwise) established by Auxilium or its Representatives for such purpose. Auxilium agrees not to release any third party (other than QLT and its Affiliates) from any "standstill" agreement to which it is a party (it being acknowledged and agreed that (A) the automatic termination of any "standstill" or similar provisions of any agreement as the result of the entering into and announcement of this Agreement pursuant to the express terms of any such agreement shall not itself be a violation of this Section 6.3(b); and (B) the foregoing shall not prevent the Auxilium Board of Directors from considering an Auxilium Acquisition Proposal and accepting an Auxilium Superior Proposal that might be made by any such Person if the remaining provisions of this Section 6.3 have been complied with). Within ten Business Days from the date hereof, Auxilium shall request the return or destruction of all confidential non-public information provided to any third parties who have entered into a confidentiality agreement with Auxilium since September 1, 2013 relating to any potential Auxilium Acquisition Proposal and shall use commercially reasonable efforts to ensure that such requests are honoured in accordance with the terms of such confidentiality agreements.

  (c)
  Auxilium shall promptly (and, in any event, within 24 hours of receipt by Auxilium) notify QLT, at first orally and then in writing, of any proposal, inquiry, offer or request relating to or constituting an Auxilium Acquisition Proposal, or which could reasonably be expected to lead to an Auxilium Acquisition Proposal, in each case, received after the date hereof, of which Auxilium, any of its Subsidiaries or any of their respective Representatives is or becomes aware, or any request received by Auxilium or any of its Subsidiaries or any of their respective Representatives for non-public information relating to Auxilium or any of its Subsidiaries in connection with a potential or actual Auxilium Acquisition Proposal or for access to the properties, books and records or a list of securityholders of Auxilium or any of its Subsidiaries in connection with a potential or actual Auxilium Acquisition Proposal. Such notice shall include the identity of the Person making such Auxilium Acquisition Proposal or proposal, inquiry, offer or request and a description of the material terms and conditions of such Auxilium Acquisition Proposal or proposal, inquiry, offer or request, including a copy of any written materials submitted to Auxilium, any of its Subsidiaries or their Representatives. Auxilium will keep QLT promptly and fully informed of the status, including any change to the material terms and conditions, of any such Auxilium Acquisition Proposal, proposal, inquiry, offer or request.

  (d)
  Notwithstanding Section 6.3(a) or any other provision of this Agreement to the contrary, if after the date hereof and before obtaining Auxilium Stockholder Approval, Auxilium or any of its Subsidiaries, or any of its or their respective Representatives, receives a written Auxilium Acquisition Proposal that was not solicited after the date hereof in contravention of this Section 6.3, Auxilium and its Representatives may:

  (i)
  contact the Person making such Auxilium Acquisition Proposal and its Representatives for the purpose of clarifying the terms and conditions of such Auxilium Acquisition Proposal and the likelihood of its consummation;

  (ii)
  contact any other Person for the purpose of initiating, soliciting, facilitating or encouraging an Auxilium Acquisition Proposal or the making of any proposal or offer with respect to an Auxilium Acquisition Proposal;

  (iii)
  furnish information with respect to Auxilium and its Subsidiaries to any Person who has expressed interest in making an Auxilium Acquisition Proposal and its Representatives provided that Auxilium first enters into a confidentiality agreement with such Person that is no less favourable (including with respect to any "standstill" or similar provisions) to Auxilium than the Non-Disclosure Agreement and sends a copy of such agreement to QLT promptly following its execution; and

  (iv)
  engage in discussions and negotiations with respect to an Auxilium Acquisition Proposal with any Person who has expressed interest in making an Auxilium Acquisition Proposal and its Representatives.

6.4  Auxilium Superior Proposal

  (a)
  Notwithstanding Section 6.3(a) or any other provision of this Agreement to the contrary, Auxilium may, at any time after the date of this Agreement and prior to obtaining Auxilium Stockholder Approval, (i) accept, approve or enter into any agreement, understanding or arrangement in respect of an Auxilium Acquisition Proposal (with the exception of a confidentiality agreement described in Section 6.3(d)(iii), the execution of which shall not be subject to the conditions of this Section 6.4 and shall be governed by Section 6.3(d)(iii)) or (ii) effect an Auxilium Change of Recommendation with respect to any Auxilium Acquisition Proposal, if and only if:

  (i)
  such Auxilium Acquisition Proposal did not result from a breach of Section 6.3 and Auxilium has complied with the other terms of this Section 6.4;

  (ii)
  the Auxilium Board of Directors has determined in good faith, after consultation with its outside legal counsel and financial advisors, that such Auxilium Acquisition Proposal constitutes an Auxilium Superior Proposal and that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties to Auxilium Stockholders under applicable Law; and

  (iii)
  Auxilium has previously or concurrently will have terminated this Agreement pursuant to Section 7.1(c)(ii) and paid the Auxilium Termination Fee pursuant to Section 7.2.

  (b)
  Unless there has been an Auxilium Change of Recommendation in accordance with Section 6.4(a), the Auxilium Board of Directors shall reaffirm Auxilium Recommendation by news release as soon as reasonably practicable following the Auxilium Board of Directors determining that an Auxilium Acquisition Proposal which has been publicly announced or made is not an Auxilium Superior Proposal. QLT shall be given a reasonable opportunity to review and comment on the form and content of any such news release. Such news release shall state that the Auxilium Board of Directors has determined that the applicable Auxilium Acquisition Proposal is not an Auxilium Superior Proposal.

  (c)
  If Auxilium provides QLT with notice that is has received an Auxilium Superior Proposal on a date that is less than five Business Days prior to the Auxilium Meeting, Auxilium shall adjourn the Auxilium Meeting to a date that is not later than the tenth Business Day following such notice.

  (d)
  Nothing contained in this Agreement shall prohibit Auxilium from complying with its disclosure obligations under applicable Law; provided that Auxilium shall not make any disclosure to the Auxilium Stockholders or otherwise take any action that constitutes an Auxilium Change of Recommendation other than in compliance with this Section 6.4.

  (e)
  Auxilium shall ensure that each of its Subsidiaries, and each of its and their respective Representatives, is aware of the provisions of Section 6.3 and this Section 6.4 and Auxilium shall be responsible for any breach of Section 6.3 or this Section 6.4 by such Persons.

ARTICLE VII

TERMINATION

7.1  Termination

  (a)
  This Agreement may be terminated at any time prior to the Closing by mutual written consent of QLT and Auxilium.

  (b)
  This Agreement may be terminated by either QLT or Auxilium at any time prior to the Closing:

  (i)
  if the Closing does not occur on or before the Outside Date, except that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to a Party if the failure of that Party or its Affiliate to fulfill any of its obligations or breach of any of its representations and warranties under this Agreement has been a principal cause of, or resulted in, the failure of the Closing to occur by the Outside Date;

  (ii)
  if the QLT Shareholder Resolution is not adopted by the QLT Shareholders in accordance with applicable Laws at the QLT Meeting or any adjournment or postponement thereof;

  (iii)
  if the Auxilium Stockholder Approval is not obtained at the Auxilium Meeting or any adjournment or postponement thereof; or

  (iv)
  there shall be passed any Law that makes consummation of the Transaction illegal or otherwise prohibited or if any Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action restraining, enjoining or otherwise prohibiting the Merger, and such Order or other action is or shall have become final and non-appealable.

  (c)
  This Agreement may be terminated by Auxilium at any time prior to the Closing if:

  (i)
  QLT shall have effected a QLT Change of Recommendation;

  (ii)
  subject to Auxilium complying with the terms of Sections 6.3 and 6.4 and paying the Auxilium Termination Fee to QLT in accordance with Section 7.2, to concurrently enter into an Auxilium Acquisition Agreement that constitutes an Auxilium Superior Proposal; provided that the Auxilium Board of Directors has determined in good faith, after consultation with its outside legal counsel and financial advisors, that the applicable Auxilium Acquisition Proposal constitutes an Auxilium Superior Proposal and that the failure to terminate this Agreement would be reasonably likely to be inconsistent with its fiduciary duties to Auxilium Stockholders under applicable Laws;

  (iii)
  QLT materially breaches any of the provisions of Section 6.1 or Section 6.2;

  (iv)
  QLT breaches any of its representations, warranties, covenants or agreements contained in this Agreement (other than as provided in Section 7.1(c)(i) or (iii) above), which breach would cause any of the conditions set forth in Section 8.3 not to be satisfied and which breach is not cured within 30 days following written notice of such breach or by its nature or timing cannot be cured within that time;

  (v)
  a Material Adverse Effect on QLT shall have occurred since the date of this Agreement; or

  (vi)
  any of the conditions to Auxilium's obligations to complete the Merger under Section 8.1 or Section 8.3 shall have become incapable of being satisfied on or prior to the Outside Date other than as a result of breach by Auxilium of any of its covenants or agreements contained in this Agreement or as a result of any representation or warranty of Auxilium in this Agreement being untrue or incorrect.

  (d)
  This Agreement may be terminated by QLT at any time prior to the Closing if:

  (i)
  Auxilium shall have effected an Auxilium Change of Recommendation;

    (ii)
    Subject to QLT complying with the terms of Section 6.1 and 6.2 and paying the QLT Termination Fee in accordance with Section 7.2, to concurrently enter into a QLT Acquisition Agreement that constitutes a QLT Superior Proposal;

    (iii)
    Auxilium materially breaches any of the provisions of Sections 6.3 or Section 6.4;

    (iv)
    Auxilium breaches any of its representations, warranties, covenants or agreements contained in this Agreement (other than as provided in Section 7.1(d)(i) or (iii) above), which breach would cause any of the conditions set forth in Section 8.2 not to be satisfied and which breach is not cured within 30 days following written notice of such breach or by its nature or timing cannot be cured within that time;

    (v)
    a Material Adverse Effect on Auxilium shall have occurred since the date of this Agreement; or

    (vi)
    any of the conditions to QLT's obligations to complete the Merger under Section 8.1 or Section 8.2 shall have become incapable of being satisfied on or prior to the Outside Date other than as a result of breach by QLT of any of its covenants or agreements contained in this Agreement or as a result of any representation or warranty of QLT in this Agreement being untrue or incorrect.

7.2  Termination Fee

  (a)
  If a QLT Termination Fee Event occurs, QLT shall pay to Auxilium a termination fee of $14.2 million (the "QLT Termination Fee") by wire transfer in immediately available funds to an account specified by Auxilium. If an Auxilium Termination Fee Event occurs, Auxilium shall pay to QLT a termination fee of $28.4 million (the "Auxilium Termination Fee") by wire transfer in immediately available funds to an account specified by QLT. The QLT Termination Fee shall be payable at the time specified in Section 7.2(b). The Auxilium Termination Fee shall be payable at the time specified in Section 7.2(c).

  (b)
  "QLT Termination Fee Event" means:

  (i)
  the termination of this Agreement by QLT pursuant to Section 7.1(d)(ii), in which case the QLT Termination Fee shall be paid by QLT concurrent with the QLT Termination Fee Event;

  (ii)
  the termination of this Agreement by Auxilium pursuant to Section 7.1(c)(i), in which case the QLT Termination Fee shall be paid by QLT within two Business Days of the QLT Termination Fee Event; or

  (iii)
  the termination of this Agreement by either QLT or Auxilium pursuant to Section 7.1(b)(i) or 7.1(b)(ii) or by Auxilium pursuant to Section 7.1(c)(iii), if, in any of the foregoing cases, (x) prior to such termination, a QLT Acquisition Proposal shall have been publicly announced or made to QLT or the QLT Shareholders and has not been publicly withdrawn prior to the QLT Meeting and (y) within twelve months following such termination, QLT or one or more of QLT's Subsidiaries shall have consummated any transaction in respect of such QLT Acquisition Proposal, in which case the QLT Termination Fee shall be paid by QLT on the date of consummation of such transaction.

  (c)
  "Auxilium Termination Fee Event" means:

  (i)
  the termination of this Agreement by Auxilium pursuant to Section 7.1(c)(ii), in which case the Auxilium Termination Fee shall be paid by Auxilium concurrent with the Auxilium Termination Event;

    (ii)
    the termination of this Agreement by QLT pursuant to Section 7.1(d)(i), in which case the Auxilium Termination Fee shall be paid by Auxilium within two Business Days of the Auxilium Termination Fee Event; provided, however, that such Termination Fee shall not be payable in the event of an Auxilium Change of Recommendation in any way related to a change in applicable Law on or before October 31, 2014 (whether or not such change in Law is effective) with respect to Section 7874 of the Code (or any other U.S. Tax Law), or official interpretation thereof as set forth in published guidance by the IRS (other than News Releases) (whether or not such change in official interpretation is yet effective), or on or before October 31, 2014 there shall have been bills that would implement such a change passed by the United States House of Representatives and the United States Senate and for which the time period for the President of the United States to sign or veto such bills has not yet elapsed, in each case, that, once effective, in the opinion of nationally recognized U.S. tax counsel, would cause QLT to be treated as a United States domestic corporation for U.S. federal income tax purposes;

    (iii)
    the termination of this Agreement by either QLT or Auxilium pursuant to Sections 7.1(b)(i) or 7.1(b)(iii) or by QLT pursuant to Section 7.1(d)(iii), if, in any of the foregoing cases, (x) prior to such termination, an Auxilium Acquisition Proposal shall have been made public or proposed publicly to Auxilium or Auxilium Stockholders and has not been publicly withdrawn prior to the Auxilium Meeting and (y) within twelve months following such termination, Auxilium or one or more of Auxilium's Subsidiaries shall have consummated any transaction in respect of such Auxilium Acquisition Proposal, in which case the Auxilium Termination Fee shall be paid by Auxilium on the date of consummation of such transaction; or

    (iv)
    (A) the termination of this Agreement by either QLT or Auxilium pursuant to Section 7.1(b)(i), if all of the conditions in Section 8.1 and 8.3 shall have been satisfied or waived by the applicable Party (except for conditions that by their terms must be satisfied at Closing and which are otherwise capable of being satisfied on such date) other than the condition set forth in Section 8.1(i), or (B) the termination of this Agreement by Auxilium or QLT pursuant to Section 7.1(c)(vi) or Section 7.1(d)(vi) with respect solely to the condition set forth in Section 8.1(i) and provided that all other conditions in Section 8.1 and 8.3 have been satisfied or are capable of being satisfied on such date, in either which case the Auxilium Termination Fee shall be paid by Auxilium within two Business Days of the Auxilium Termination Event.

  (d)
  Each Party acknowledges that the payment amounts set out in this Section 7.2 are payments of liquidated damages which are a genuine pre-estimate of the damages which QLT or Auxilium, as applicable, will suffer or incur as a result of the event giving rise to such payment and are not penalties. Each of QLT and Auxilium irrevocably waives any right that it may have to raise as a defense that any such liquidated damages are excessive or punitive. The Parties agree that the payment of an amount pursuant to this Section 7.2 in the manner provided herein is the sole and exclusive remedy of QLT or Auxilium, as applicable, in respect of the event giving rise to such payment; provided, however, that nothing contained in this Section 7.2, and no payment of any such amount, shall relieve or have the effect of relieving a Party in any way from liability for damages incurred or suffered by the other Party as a result of an intentional or willful breach of this Agreement.

  (e)
  Notwithstanding any other provision in this Agreement, in no event shall either Party be required to pay the Termination Fee more than once.

  (f)
  In the case of payment by QLT of the QLT Termination Fee pursuant to Section 7.2, QLT confirms that as of the date of this Agreement it does not expect withholding Tax is required with respect to such QLT Termination Fee.

  (g)
  In the case of payment by Auxilium of the Auxilium Termination Fee pursuant to Section 7.2, Auxilium confirms that as of the date of this Agreement it does not expect withholding Tax is required with respect to such Auxilium Termination Fee, provided that QLT provides Auxilium with a properly completed original Internal Revenue Service Form W-8BEN claiming an exemption from U.S. withholding tax pursuant to the "Other Income" article of the Convention Between the United States of America and Canada with Respect to Taxes on Income and on Capital.

7.3  Effect of Termination Payment

        For greater certainty, the Parties agree that the payment of the amount pursuant to this Section 7.2 is the sole monetary remedy as a result of the occurrence of any of the events referred to in this Section 7.2(b) or Section 7.2(c); provided that neither the termination of this Agreement nor anything contained in Section 7.2(b) or Section 7.2(c) shall relieve any Party from any liability for any intentional or willful breach by it of this Agreement. Subject to the immediately preceding sentence, nothing in this Agreement shall preclude a Party from seeking damages in respect of losses incurred or suffered by such Party as a result of any breach of this Agreement by the other Party, seeking injunctive relief to restrain any breach or threatened breach of the covenants or agreements set forth in this Agreement or the Non-Disclosure Agreement or otherwise, or seeking specific performance of any of such covenants or agreements, without the necessity of posting bond or security in connection therewith.

ARTICLE VIII

CONDITIONS PRECEDENT

8.1  Mutual Conditions Precedent

        The respective obligations of the Parties to complete the Merger are subject to the satisfaction, or mutual waiver by Auxilium and QLT, on or before the Closing Date, of each of the following conditions, each of which are for the mutual benefit of the Parties and which may be waived, in whole or in part, by Auxilium and QLT at any time:

  (a)
  the QLT Shareholder Approval shall have been obtained at the QLT Meeting in accordance with applicable Laws;

  (b)
  the Auxilium Stockholder Approval shall have been obtained at the Auxilium Meeting in accordance with applicable Laws;

  (c)
  the Form S-4 shall have been declared effective and no stop order suspending the effectiveness of the Form S-4 shall be in effect;

  (d)
  the QLT Shares (i) to be issued as Merger Consideration, (ii) issuable on exercise of Replacement Auxilium Options, (iii) issuable in respect of each share of Replacement Auxilium Restricted Stock and Replacement Auxilium RSU, (iv) issuable upon exercise of Auxilium Warrants and (v) issuable upon conversion of Auxilium Convertible Notes shall have been approved for listing on NASDAQ, subject only to official notice of issuance;

  (e)
  QLT shall have received notice from the TSX approving the delisting of the QLT Shares from the TSX effective on the date on which the Merger becomes effective;

  (f)
  the Required Regulatory Approvals shall have been obtained or concluded and shall be in full force and effect and any waiting or suspensory periods related to the Required Regulatory Approvals shall have expired or been terminated, in each case, without the imposition of any Restraint;

  (g)
  no applicable Law or Order shall be and remain in effect which imposes, and no suit, action, claim, proceeding or investigation shall be pending or threatened by any Governmental Authority which seeks to impose, any material limitations on QLT's ownership of Auxilium or any Subsidiary of Auxilium or any requirement that Auxilium, HoldCo and AcquireCo or QLT or any of their respective Subsidiaries agree to or implement any Restraint;

  (h)
  (i) No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the Merger or any of the other transactions contemplated in this Agreement and (ii) no Governmental Authority shall have instituted any Proceeding (which remains outstanding at what would otherwise be the Closing Date) before any Governmental Authority of competent jurisdiction seeking to enjoin, restrain or otherwise prohibit consummation of the Transaction;

  (i)
  Auxilium shall have obtained all necessary third party and lender consents under, or all necessary amendments to, the Auxilium Debt Instruments in connection with the Transaction, or shall have consummated a suitable refinancing of some or all Auxilium Debt Instruments on the terms and conditions substantially set forth in the Financing Commitment Letter; and

  (j)
  this Agreement shall not have been terminated in accordance with its terms.

8.2  Additional Conditions Precedent to the Obligations of QLT

        The obligation of QLT to complete the Merger shall be subject to the satisfaction, or waiver by QLT, on or before the Closing Date, of each of the following conditions, each of which is for the exclusive benefit of QLT and which may be waived by QLT at any time, in whole or in part, in its sole discretion and without prejudice to any other rights that QLT may have:

  (a)
  Auxilium shall have complied in all material respects with its obligations, covenants and agreements in this Agreement to be performed and complied with on or before the Closing Date;

  (b)
  (i) the representations and warranties of Auxilium in Sections 3.2(a), 3.2(b), 3.2(e) 3.2(t), 3.2(w) and 3.2(y) shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date, as if made on such date (except for such representations and warranties which refer to or are made as of another specified date, in which case such representations and warranties shall have been true and correct as of that date); and (ii) the representations and warranties of Auxilium set forth in Section 3.2 (other than those referenced in clause (i) above) shall be true and correct (disregarding for this purpose all materiality or Material Adverse Effect qualifications contained therein) as of the date of this Agreement and as of the Closing Date, as if made on and as of such date (except for such representations and warranties which refer to or are made as of another specified date, in which case such representations and warranties shall have been true and correct as of that date), except for breaches of representations and warranties which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Auxilium;

  (c)
  since the date of this Agreement, no Material Adverse Effect with respect to Auxilium shall have occurred and be continuing, and there shall not have occurred any result, fact, change,

    effect, event, circumstance, occurrence or development that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Auxilium; and

  (d)
  QLT shall have received a certificate of Auxilium signed by a senior officer of Auxilium for and on behalf of Auxilium and dated the Closing Date certifying that the conditions set out in Section 8.1(i), Section 8.2(a), Section 8.2(b) and Section 8.2(c) have been satisfied.

8.3  Additional Conditions Precedent to the Obligations of Auxilium

        The obligation of Auxilium to complete the Merger shall be subject to the satisfaction, or waiver by Auxilium, on or before the Closing Date, of each of the following conditions, each of which is for the exclusive benefit of Auxilium and which may be waived by Auxilium at any time, in whole or in part, in its sole discretion and without prejudice to any other rights that Auxilium may have:

  (a)
  QLT shall have complied in all material respects with its obligations, covenants and agreements in this Agreement to be performed and complied with on or before the Closing Date;

  (b)
  (i) the representations and warranties of QLT set forth in Sections 3.1(a), 3.1(b), 3.1(e) 3.1(w), 3.1(bb) and 3.1(cc) shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date, as if made on such date (except for such representations and warranties which refer to or are made as of another specified date, in which case such representations and warranties shall have been true and correct as of that date); and (ii) the representations and warranties of QLT set forth in Section 3.1 (other than those referenced in clause (i) above) shall be true and correct (disregarding for this purpose all materiality or Material Adverse Effect qualifications contained therein) as of the date of this Agreement and as of the Closing Date, as if made on and as of such date (except for such representations and warranties which refer to or are made as of another specified date, in which case such representations and warranties shall have been true and correct as of that date), except for breaches of representations and warranties which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to QLT;

  (c)
  since the date of this Agreement, no Material Adverse Effect with respect to QLT shall have occurred and be continuing, and there shall not have occurred any result, fact, change, effect, event, circumstance, occurrence or development that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to QLT;

  (d)
  Auxilium shall have received a certificate of QLT signed by the Chairman of the Board or a senior officer of QLT for and on behalf of QLT and dated the Closing Date certifying that the conditions set out in Section 8.3(a), Section 8.3(b) and Section 8.3(c) have been satisfied; and

  (e)
  (i) Auxilium shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, tax advisor to Auxilium, an opinion dated as of the Closing Date to the effect that Section 7874 of the Code (or any other U.S. Tax law), existing regulations promulgated thereunder, and official interpretation thereof as set forth in published guidance should not apply in such a manner so as to cause QLT to be treated as a domestic corporation for U.S. federal income tax purposes from and after the Closing Date, provided that such opinion shall only take into account the Law in effect on the earlier of the Closing Date and October 31, 2014 and (ii) on or before October 31, 2014, there shall have been no change in applicable Law (whether or not such change in Law is yet effective) with respect to Section 7874 of the Code (or any other U.S. Tax Law), or official interpretation thereof as set forth in published guidance by the IRS (other than News Releases) (whether or not such change in official interpretation is yet effective), and there shall have been no bills that would implement such a change passed by the United States House of Representatives and the United States Senate and for which the time period for the President of the United States to sign or veto such bills has not yet elapsed, in each case, that, once effective, in the opinion of nationally recognized U.S. tax counsel, would cause QLT to be treated as a United States domestic corporation for U.S. federal income tax purposes. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP will be entitled to receive and rely upon certificates containing representations, warranties, and covenants of officers of QLT, Auxilium, HoldCo and AcquireCo, reasonably satisfactory in form and substance to such counsel and reasonably necessary to the giving of such opinion.

8.4  Notice and Cure Provisions

        Each Party will give prompt notice to the other of the occurrence, or failure to occur, at any time from the date hereof until the Effective Date, of any event or state of facts which occurrence or failure would, or would be reasonably likely to:

  (a)
  cause any of the representations or warranties of such Party contained herein to be untrue or inaccurate between the date hereof and the Effective Date such that the condition set forth in Section 8.2(b) or Section 8.3(b) would fail to be satisfied; or

  (b)
  result in the failure to comply with or satisfy any covenant or agreement to be complied with or satisfied by such Party hereunder prior to the Effective Date such that the condition set forth in Section 8.2(a) or Section 8.3(a) would fail to be satisfied.

        Subject as herein provided, a Party may elect not to complete the transactions contemplated hereby pursuant to the conditions precedent contained in Sections 8.1, 8.2 and 8.3 in favour of such Party, or exercise any termination right arising therefrom, if forthwith, and in any event prior to the Effective Date, such Party has delivered a written notice to the other specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the Party delivering such notice is asserting as the basis for the non-fulfillment of the applicable condition precedent or the exercise of the termination right, as the case may be. If any such notice is delivered and the Party receiving such notice is proceeding diligently to cure such matter, if such matter is susceptible to being cured, the Party delivering such notice may not terminate this Agreement until the earlier of the Outside Date and the expiration of a period of 30 days from such notice. If such notice has been delivered prior to the date of the QLT Meeting or Auxilium Meeting, such meeting or meetings shall be postponed until the expiry of such period. If such notice has been delivered prior to the making of the application for the Final Order, such application shall be postponed until the expiry of such period. For greater certainty, in the event that such matter is cured within the time period referred to herein, this Agreement may not be terminated as a result of such matter.

8.5  Satisfaction of Conditions

        The conditions precedent set out in Sections 8.1, 8.2 and 8.3 shall be conclusively deemed to have been satisfied, waived or released when, with the approval of Auxilium and QLT, the Merger is completed.

 ARTICLE IX

GENERAL

9.1  Notices

        Any demand, notice or other communication to be given in connection with this Agreement must be given in writing and will be given by personal delivery or by facsimile or electronic transmission, addressed to the recipient as follows:

  (a)
  if to Auxilium:

    Auxilium Pharmaceuticals, Inc.
    640 Lee Road
    Chesterbrook, PA 19087
    Attention:          Andrew I. Koven
    Facsimile No.:   (484) 321-5996
    E-mail:               akoven@auxilium.com

    with a copy (which will not constitute notice) to:

    Skadden, Arps, Slate, Meagher & Flom LLP
    Four Times Square
    New York, NY 10036
    Attention:          Paul T. Schnell, Esq.
                                Thomas W. Greenberg, Esq.
    Facsimile No.:   (212) 735-2000
    E-mail:               paul.schnell@skadden.com
                                thomas.greenberg@skadden.com

  (b)
  if to QLT:

    QLT Inc.
    887 Great Northern Way, Suite 250
    Vancouver, BC V5T 4T5
    Canada
    Attention:          Dori Assaly
    Facsimile No.:   (604) 873-0816
    E-mail:               dassaly@qltinc.com

    with copies (which will not constitute notice) to:

    McCullough O'Connor Irwin LLP
    Suite 2600, Oceanic Plaza
    1066 West Hastings Street
    Vancouver, BC  V6E 3X1
    Attention:          Mia Bacic
                                James Beeby
    Facsimile No.:   (604) 687-7099
    E-mail:               mbacic@moisolicitors.com
                                jbeeby@moisolicitors.com

    and:

    Nutter McClennen & Fish, LLP
    155 Seaport Boulevard
    Boston, MA 02210
    Attention:          James E. Dawson, Esq.
    Facsimile No.:   (617) 310-9632
    E-mail:               jdawson@nutter.com

or to such other street address, individual or electronic communication number or address as may be designated by written notice given by either Party to the other in any manner stated in this Section 9.1. Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day.

9.2  Expenses

        Except as otherwise specified herein and except in respect of any filing fees associated with any filings made pursuant to Relevant Laws, which fees shall be split evenly between Auxilium and QLT, each Party will pay its respective legal and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed pursuant to this Agreement and any other costs and expenses whatsoever and howsoever incurred, and will indemnify and save harmless the others from and against any claim for any broker's, finder's or placement fee or commission alleged to have been incurred as a result of any action by it in connection with the transactions hereunder.

9.3  No Assignment

        Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Party without the prior written consent of the other Parties.

9.4  Benefit of Agreement

        Subject to Section 9.8, this Agreement will inure solely to the benefit of and be binding upon each Party hereto.

9.5  Public Announcements

  (a)
  Auxilium and QLT shall each publicly announce the Transaction promptly following the execution of this Agreement, the text and timing of each Party's announcement to be approved by the other Party in advance, acting reasonably.

  (b)
  No Party shall issue any press release or otherwise make any written public statement with respect to the Merger or this Agreement without the consent of the other Parties (which consent shall not be unreasonably withheld, conditioned or delayed).

  (c)
  QLT, HoldCo and AcquireCo shall not make any filing with any Governmental Authority with respect to the Transaction without prior consultation with Auxilium, and Auxilium shall not make any filing with any Governmental Authority with respect to the Transaction without prior consultation with QLT.

        The provisions of Section 9.5(b) and 9.5(c) shall be subject to each Party's overriding obligation to make any disclosure or filing required under applicable Laws, and the Party making the disclosure shall use commercially reasonable efforts to give prior oral or written notice to the other Party and reasonable opportunity for the other Party to review or comment on the disclosure or filing (other than with respect to confidential information contained in such disclosure or filing), and if such prior notice is not possible, to give notice immediately following the making of any such disclosure or filing, and provided further, however, that, except as otherwise required pursuant to this Agreement (other than this Section 9.5), neither QLT nor Auxilium shall have any obligation to obtain the consent of or consult with the other Party prior to any press release, public statement, disclosure or filing with regard to any

Acquisition Proposal, Auxilium Acquisition Proposal, QLT Change of Recommendation or Auxilium Change of Recommendation.

9.6  Governing Law; Attornment; Service of Process; Waiver of Jury

  (a)
  This Agreement, and any dispute arising out of, relating to, or in connection with this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware of any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware. Each of the Parties (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware (the "Chancery Court") or, if, but only if, the Chancery Court lacks subject matter jurisdiction, any federal court located in the State of Delaware with respect to any dispute arising out of, relating to or in connection with this Agreement or any transaction contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action arising out of, relating to or in connection with this Agreement or any transaction contemplated by this Agreement, in any court other than any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Chancery Court or, if, but only if, the Chancery Court lacks subject matter jurisdiction, in any federal court located in the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

  (b)
  Each Party hereby agrees that any service of process, summons, notice or document by registered mail addressed to such Person at its address set forth in Section 9.1 shall be effective service of process for any suit, action or proceeding relating to any dispute arising out of this Agreement or the transactions contemplated by this Agreement.

  (c)
  EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (INCLUDING ANY SUIT, ACTION, OR OTHER PROCEEDING AGAINST OR INVOLVING ANY FINANCING SOURCE, INCLUDING THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS, EACH OF WHICH IS HEREBY INTENDED TO BE AN EXPRESS THIRD PARTY BENEFICIARY OF THIS SECTION 9.6(C), ARISING OUT OF THIS AGREEMENT OR THE FINANCING COMMITMENT LETTER).

  (d)
  Notwithstanding anything in this Section 9.6 to the contrary, and without limiting anything set forth in Section 9.14, each of the Parties agrees that it will not bring or support (and it will not support any of its Affiliates to bring or support) any claim, suit, action or other proceeding (whether at law, in equity, in contract, in tort or otherwise) against or involving any Financing Source in any way relating to this Agreement or any of the transactions contemplated by this Agreement (including any related financing), including any dispute arising out of or relating in any way to the Financing Commitment Letter or the performance thereof, in any forum other than any New York State court or federal court sitting in the County of New York and the Borough of Manhattan (and appellate courts thereof). The Parties further agree that all of the provisions of this Section 9.6 relating to waiver of jury trial shall apply to any suit, action or other proceeding referenced in this Section 9.6(d), including any such Financing Source's respective successors and permitted assigns, each of which is hereby intended to be an express third party beneficiary of this Section 9.6(d).

9.7  Entire Agreement

        This Agreement, together with the Non-Disclosure Agreement and the Voting Agreements, and any documents delivered hereunder, constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, both written and oral, among the Parties, with respect to the subject matter thereof.

9.8  Third Party Beneficiaries

        Except as provided in Sections 5.1, 5.6, 5.14, and as provided for the Financing Sources pursuant to this Section 9.8, Sections 9.6(a), 9.6(c), 9.6(d), 9.9 and 9.14 (who are intended third party beneficiaries thereunder and are intended to be the only third party beneficiaries thereunder) this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

9.9  Amendment

        This Agreement may, at any time and from time to time but not later than the Closing, be amended by written agreement of the Parties hereto without, subject to applicable Laws, further notice to or authorization on the part of the QLT Shareholders or Auxilium Stockholders; provided, however, that the provisions of Sections 9.6(a), 9.6(c), 9.6(d), 9.8, 9.9 and 9.14 shall not be amended, modified or waived (with respect to the rights of the Financing Sources) without the respective Financing Source's prior written consent.

9.10  Waiver and Modifications

        Any Party may (a) waive, in whole or in part, any inaccuracy of, or consent to the modification of, any representation or warranty made to it hereunder or in any document to be delivered pursuant hereto, (b) extend the time for the performance of any of the obligations or acts of the other Parties (c) waive or consent to the modification of any of the covenants herein contained for its benefit or waive or consent to the modification of any of the obligations of the other Parties hereto or (d) waive the fulfillment of any condition to its own obligations contained herein. No waiver or consent to the modifications of any of the provisions of this Agreement will be effective or binding unless made in writing and signed by the Party or Parties purporting to give the same and, unless otherwise provided, will be limited to the specific breach or condition waived. The rights and remedies of the Parties hereunder are cumulative and are in addition to, and not in substitution for, any other rights and remedies available at Law or in equity or otherwise. No single or partial exercise by a Party of any right or remedy precludes or otherwise affects any further exercise of such right or remedy or the exercise of any other right or remedy to which that Party may be entitled. No waiver or partial waiver of any nature, in any one or more instances, will be deemed or construed a continued waiver of any condition or breach of any other term, representation or warranty in this Agreement.

9.11  Severability

        Upon such determination that any provision is illegal, invalid or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Merger be consummated as originally contemplated to the fullest extent possible.

9.12  Further Assurances

        Subject to the provisions of this Agreement, the Parties will, from time to time, do all acts and things and execute and deliver all such further documents and instruments, as the other Parties may, either before or after the Closing, reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

9.13  Injunctive Relief

        The Parties agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached for which money damages would not be an adequate remedy at Law. It is accordingly agreed that the Parties will be entitled to an injunction or injunctions and other equitable relief to prevent breaches of this Agreement, any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief hereby being waived.

9.14  No Recourse

        Without limiting any other provision in this Agreement, this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may only be made against the Parties hereto, and no Financing Source shall have any liability for any obligations or liabilities of the Parties hereto or for any claim (whether in tort, contract or otherwise), based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. In no event, shall QLT or any of its Affiliates, and QLT agrees not to and to cause its Affiliates not to, (A) seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Financing Source or (B) seek to enforce the commitments against, make any claims for breach of the Financing Commitment Letter commitments against, or seek to recover monetary damages from, or otherwise sue, the Financing Sources for any reason, including in connection with the Financing Commitment Letter commitments or the obligations of Financing Sources thereunder. Nothing in this Section 9.14 shall in any way limit or qualify the obligations and liabilities of the parties to the Financing Commitment Letter to each other or in connection therewith.

9.15  Counterparts

        This Agreement may be executed and delivered in any number of counterparts (including by facsimile or electronic transmission), each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument, and each Party may enter into this Agreement by executing a counterpart and delivering it to the other Party (by personal delivery, facsimile, electronic transmission or otherwise).

[The remainder of this page is left intentionally blank—Signature page follows]

        IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first written above.

AUXILIUM PHARMACEUTICALS, INC.
By:	/s/ ADRIAN ADAMS
Authorized Signatory
	Name:	Adrian Adams
	Title:	Chief Executive Officer and President
QLT INC.
By:	/s/ JEFFREY MECKLER
Authorized Signatory
	Name:	Jeffrey Meckler
	Title:	Director and Chairman of Executive Transaction Committee
QLT HOLDING CORP.
By:	/s/ JEFFREY MECKLER
Authorized Signatory
	Name:	Jeffrey Meckler
	Title:	President
QLT ACQUISITION CORP.
By:	/s/ JEFFREY MECKLER
Authorized Signatory
	Name:	Jeffrey Meckler
	Title:	President

 SCHEDULE I—REQUIRED REGULATORY APPROVALS

        1.     Competition Act Approval (to the extent required under applicable Law in respect of the Transaction)

        2.     The applicable waiting period under the HSR Act with respect to the Merger shall have expired or been terminated

QuickLinks

  Exhibit 2.1
AGREEMENT AND PLAN OF MERGER AMONG AUXILIUM PHARMACEUTICALS, INC. AND QLT INC. AND QLT HOLDING CORP. AND QLT ACQUISITION CORP.
TABLE OF CONTENTS
AGREEMENT AND PLAN OF MERGER
ARTICLE I INTERPRETATION
ARTICLE II THE MERGER
ARTICLE III REPRESENTATIONS AND WARRANTIES
ARTICLE IV COVENANTS REGARDING THE CONDUCT OF BUSINESS
ARTICLE V ADDITIONAL COVENANTS
ARTICLE VI ACQUISITION PROPOSALS
ARTICLE VII TERMINATION
ARTICLE VIII CONDITIONS PRECEDENT
ARTICLE IX GENERAL
SCHEDULE I—REQUIRED REGULATORY APPROVALS